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                                                             COMPOSITE COPY


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               CREDIT, SECURITY, GUARANTY AND PLEDGE AGREEMENT


                          DATED AS OF JUNE 19, 1996


                                    AMONG


                          THE KUSHNER-LOCKE COMPANY
                                 as Borrower,



                         THE GUARANTORS NAMED HEREIN

                                     AND

                          THE LENDERS NAMED HEREIN

                                    WITH

                           CHEMICAL BANK, AS AGENT

                                     AND

                       CHEMICAL BANK, AS FRONTING BANK


_________________________________________________________________
_________________________________________________________________



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                            CREDIT, SECURITY, GUARANTY AND PLEDGE AGREEMENT,
                        dated as of June 19, 1996 (as amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement"), among THE KUSHNER-LOCKE COMPANY, a California corporation ("Borrower"), the Guarantors named herein, the Lenders referred to herein, CHEMICAL BANK, a New York banking corporation, as Agent (the "Agent") for the Lenders and CHEMICAL BANK as Fronting Bank (the "Fronting Bank").


                           INTRODUCTORY STATEMENT


            All terms not otherwise defined above or in this Introductory Statement are as defined in Article 1 hereof, or as defined elsewhere herein.

            The Borrower has requested that the Lenders make available a $40,000,000 three-year secured revolving credit facility, which will be used to
(i) refinance outstanding obligations as of the Closing Date under the Imperial Credit Agreement; (ii) finance the production, acquisition and distribution of television product (including, without limitation, infomercials), feature films and video product and rights therein; and (iii) fund general working capital requirements.

            To provide assurance for the repayment of the Loans and other Obligations of the Borrower hereunder, the Borrower and the Guarantors will provide or will cause to be provided to the Agent for the benefit of the Lenders, the following (each as more fully described herein):

             (i) a security interest in the Collateral pursuant to Article 8 hereof;

           (ii)    a guaranty of the Obligations pursuant to Article 9 hereof;
       and

           (iii) a pledge of the Pledged Securities pursuant to the Article 10 hereof.

             Subject to the terms and conditions set forth herein, the Agent is willing to act as agent for the Lenders and each Lender is willing to make Loans to the Borrower and participate in the Letters of Credit in amounts not in excess of its Commitment hereunder, all as set forth on the Schedule of Commitments.


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             Accordingly, the parties hereto hereby agree as follows:


1.  DEFINITIONS

             For the purposes hereof unless the context otherwise requires, all Section references herein shall be deemed to correspond with Sections herein, the following terms shall have the meanings indicated, all accounting terms not otherwise defined herein shall have the respective meanings accorded to them under GAAP and all terms defined in the UCC and not otherwise defined herein shall have the respective meanings accorded to them therein. Unless the context otherwise requires, any of the following terms may be used in the singular or the plural, depending on the reference:

             "ACCEPTABLE DOMESTIC ACCOUNT DEBTOR" shall mean any Person listed as such on Schedule 2 hereto (as modified from time to time in accordance with Section 2.16).

             "ACCEPTABLE FOREIGN ACCOUNT DEBTOR" shall mean any Person listed as such on Schedule 2 hereto (as modified from time to time in accordance with Section 2.16).

             "ACCEPTABLE L/C" shall mean an irrevocable letter of credit which
(i) is in form and on terms acceptable to the Agent, (ii) is payable in Dollars at an office of the issuing or confirming bank in New York City (or another city acceptable to the Agent in its sole discretion), (iii) is payable to a Collection Account for the item of Product to which the letter of credit relates, (iv) is issued or confirmed by (a) any Lender; (b) any commercial bank that has (or which is the principal operating subsidiary of a holding company which has) as of the time such letter of credit is issued, public debt outstanding with a rating of at least "A" (or the equivalent of an "A") from one of the nationally recognized debt rating agencies; or (c) by any other bank which the Required Lenders may in their sole discretion determine to be of acceptable credit quality and (v) has an expiration date no earlier than two (2) months after the "Outside Delivery Date" for an item of Product (as set forth in the Completion Guarantee for such item of Product) to which the letter of credit relates.

             "AFFILIATE" shall mean any Person which, directly or indirectly, is controlled by or is under common control with another Person. For purposes of this definition, a Person shall be deemed to be "controlled by" another Person if such latter Person possesses, directly or indirectly, power either to direct or cause the direction of the management and policies of such controlled Person whether by contract or otherwise.



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             "AFFILIATED GROUP" shall mean a group of Persons, each of which is an Affiliate (other than by reason of having common directors or officers) of some other Person in the group.

             "AGENT" shall mean Chemical Bank, in its capacity as agent for the Lenders hereunder or such successor Agent as may be appointed pursuant to
Section 12.12 of this Credit Agreement.

             "ALLOWABLE AMOUNT" shall mean, with respect to any Person or Affiliated Group, such amount as may be specified on Schedule 2 hereto as the maximum aggregate exposure for such Approved Account Debtor which, unless specified differently on Schedule 2, shall be unlimited for each Major Domestic Account Debtor, $2,500,000 for each Major Foreign Account Debtor and $500,000 for each Acceptable Foreign Account Debtor and for each Acceptable Domestic Account Debtor; PROVIDED, HOWEVER, that (i) the Agent may from time to time by written notice to the Borrower (which notice shall be prospective only, i.e. to the extent that reducing such Allowable Amount for any Approved Account Debtor would otherwise result in a mandatory prepayment by the Borrower under
Section 2.9, such reduction shall not be given effect for purposes of such mandatory prepayment, but such reduction shall nevertheless be effective for all other purposes under this Credit Agreement immediately upon the Borrower's receipt of such notice) decrease such amount as the Agent, acting in good faith, may in its discretion deem appropriate or (ii) the Required Lenders may, by written notice to the Borrower, increase such amount as they may in their discretion deem appropriate.

             "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of
(a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect for such day plus 1/2 of 1%. For purposes hereof, "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office in New York City. "BASE CD RATE" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate. "THREE-MONTH SECONDARY CD
RATE" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve System of the United States through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under current practices of the Board of Governors of the Federal Reserve System of the United States, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on


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such day (or, if such day shall not be a Business Day, on the next preceding
Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "STATUTORY RESERVES" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors of the Federal Reserve System of the United States and any other banking authority to which the Agent is subject for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage. "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

             "ALTERNATE BASE RATE LOAN" shall mean a Loan based on the Alternate Base Rate in accordance with the provisions of Article 2 hereof.

             "APPLICABLE LAW" shall mean all provisions of statutes, rules, regulations and orders of the United States or foreign governmental bodies or regulatory agencies applicable to the Person in question, and all orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party.

             "APPLICABLE MARGIN" shall mean (i) with respect to that portion of outstanding Loans (other than Loans under a Special Production Tranche) which are supported by Tier 1 Borrowing Base, in the case of Alternate Base Rate Loans 2% per annum, or in the case of Eurodollar Loans, 3% per annum; (ii)


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with respect to that portion of outstanding Loans which are supported by Tier 2
Borrowing Base, in the case of Alternate Base Rate Loans 3% per annum, or in the case of Eurodollar Loans 4% per annum; and (iii) with respect to that portion, if any, of outstanding Loans which were made under a Special Production Tranche, in the case of Alternate Base Rate Loans, 3% per annum, or in the case of Eurodollar Loans 4% per annum.

             "APPROVED ACCOUNT DEBTORS" shall mean in the aggregate the Major Domestic Account Debtors, Major Foreign Account Debtors, Acceptable Domestic Account Debtors, and Acceptable Foreign Account Debtors initially identified as such on Schedule 2 hereto.

             "APPROVED COMPLETION GUARANTOR" shall mean a financially sound and reputable completion guarantor approved by the Required Lenders. The Required Lenders hereby pre-approve as a completion guarantor (i) The Motion Picture Bond Co. (to the extent a completion guarantee is accompanied by a London Guarantee Insurance Company "cut-through"), (ii) Fireman's Fund Insurance Company, acting through its agent, International Film Guarantors L.P. (the general partner of which is International Film Guarantors, Inc.), (iii) Cinema Completions International Inc./Continental Casualty Company and (iv) Film Finances, Inc. (but only for items of Product with a budget of $7,500,000 or less and only to the extent the completion guarantee is accompanied by a Lloyd's of London "cut-through"); PROVIDED, HOWEVER, that any such pre-approval may be revoked by the Agent if deemed appropriate in its sole discretion or if so instructed by the Required Lenders, at any time upon 30 days prior written notice to the Borrower; but FURTHER, PROVIDED, that such pre-approval may not be revoked with regard to an item of Product if a Completion Guarantee has already been issued for such item of Product.

             "APPROVED COUNTRY" shall refer to countries, as determined from time to time in the sole and absolute discretion of the Agent, acting in good faith which have an acceptable risk profile as measured by political and economic stability; and, which are segregated by country risk as set forth in
Schedule 3 hereto.

             "ASSESSMENT RATE" shall mean, for any day, the net annual assessment rate (rounded upwards, if necessary, to the next higher 1/100 of 1%) as most recently estimated by the Agent for determining the then current annual assessment payable by the Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in Dollars at the Agent's domestic offices.

             "ASSIGNMENT AND ACCEPTANCE" shall mean an agreement in the form of Exhibit K hereto, executed by the assignor, assignee and other parties as contemplated thereby.



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             "AUTHORIZED OFFICER" shall mean, with respect to the Borrower, the Chairman, Vice-Chairman, President, Vice President-Finance, Controller or Chief Operating Officer.

             "BANKRUPTCY CODE" shall mean the Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, as codified at 11 U.S.C. Section 101 ET SEQ.

             "BORROWING" shall mean a group of Loans of a single interest rate type and as to which a single Interest Period is in effect on a single day.

             "BORROWING BASE" shall mean, at any date for which the amount thereof is to be determined, an amount equal to:

               (i)    Tier 1 Borrowing Base; PLUS

              (ii)    Tier 2 Borrowing Base; PLUS

             (iii)    Tier 3 Borrowing Base; MINUS

              (iv) to the extent not already deducted in computing the foregoing, all amounts payable to third parties from or with regard to the amounts otherwise included in the Borrowing Base pursuant to (i), (ii) and (iii) above, including without limitation remaining related acquisition payments, set offs, profit participations, deferments, residuals, commissions and royalties; MINUS

               (v) the aggregate amount of all accrued but unpaid residuals owed to any trade guild, to the extent that the obligation of any Credit Party to pay such residuals is secured by a security interest in any Eligible Receivable included in the Borrowing Base, which security interest is not subordinated to the security interests of the Lenders;

PROVIDED, HOWEVER, that the Borrowing Base credit attributable to any single obligor shall never exceed 25% of the total Borrowing Base.

            "BORROWING BASE CERTIFICATE" shall be as defined in Section 5.1(e).

            "BORROWING CERTIFICATE" shall mean a borrowing certificate, substantially in the form of Exhibit J hereto, to be delivered by the Borrower to the Agent in connection with each Borrowing.

            "BUDGETED NEGATIVE COST" shall mean, with respect to any item of Product, the amount of the cash budget (stated in Dollars) for such item of Product including all costs customarily


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included in connection with the acquisition of all underlying literary and musical rights with respect to such item of Product and in connection with the preparation, production and Completion of such item of Product including costs of materials, equipment, physical properties, personnel and services utilized in connection with such item of Product, both "above-the-line" and "below-the-line", any Completion Guarantee fee, and all other items customarily included in negative costs, but excluding production fees and overhead charges payable to a Credit Party, finance charges and interest expense.

            "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which banks are required or permitted to close in the State of New York, State of California or in Amsterdam, The Netherlands; PROVIDED,
HOWEVER, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits on the London Interbank Market.

            "CAPITAL EXPENDITURES" shall mean, with respect to any Person for any period, the sum of (i) the aggregate of all expenditures (whether paid in cash or accrued as a liability) by such Person during that period which, in accordance with GAAP, are or should be included in "additions to property, plant or equipment or similar items included in cash flows" (including Capital Leases) and (ii) to the extent not covered by clause (i) hereof, the aggregate of all expenditures properly capitalized in accordance with GAAP by such Person to acquire, by purchase or otherwise, the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, in part or in whole, of any other Person (other than the portion of such expenditures allocable in accordance with GAAP to net current assets).

            "CAPITAL LEASE" shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

            "CASH COLLATERAL ACCOUNTS" shall be as defined in Section 11.1 hereof.

            "CASH EQUIVALENTS" shall mean (i) marketable securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (ii) time deposits, certificates of deposit, acceptances or prime commercial paper or repurchase obligations for underlying securities of the types described in clause (i) entered into with any Lender or any commercial bank having a short-term deposit rating of at least A-2 or the equivalent thereof by Standard &


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Poor's Corporation or at least P-2 or the equivalent thereof by Moody's
Investors Service, Inc. or (iii) commercial paper with a rating of A-1 or A-2 or the equivalent thereof by Standard & Poor's Corporation or P-1 or P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within twelve months after the date of acquisition.

            "CHANGE IN CONTROL" shall mean either (i) any Person or group
(such term being used as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) acquiring ownership or control of capital stock of the Borrower having voting power greater than the voting power at the time controlled by Donald Kushner and Peter Locke combined (other than an institutional investor eligible to report its holdings on Schedule 13G which holds no more than 15% of such voting power) or (ii) at any time individuals who at the date hereof constituted the Board of Directors of the Borrower (together with any Directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Borrower, as the case may be, was approved by a vote of the majority of the Directors still in office who were either Directors at the date hereof or whose election or nomination for election was previously so approved) ceasing for any reason to constitute a majority of the Board of Directors of the Borrower then in office.

            "CHANGE IN MANAGEMENT" shall mean that any Person other than Donald Kushner or Peter Locke shall be the Chief Executive Officer of the Borrower.

            "CHEMICAL CLEARING ACCOUNT" shall mean the account of the Agent (for the benefit of the Lenders) maintained at the office of the Agent at 270 Park Avenue, New York, New York 10017-2070, designated as the "Kushner-Locke Agent Bank Clearing Account", Account No. 323-220568.

            "CLOSING DATE" shall mean the earliest date on which all conditions precedent to the making of the initial Loans as set forth in Section
4.1 have been satisfied or waived.

            "CODE" shall mean the Internal Revenue Code of 1986 and the rules and regulations issued thereunder, as heretofore amended, as codified at 26 U.S.C. Section 1 ET SEQ or any successor provision thereto.

            "COLLATERAL" shall mean with respect to each Credit Party, all of such Credit Party's right, title and interest in personal property, tangible and intangible, wherever located or situated and whether now owned or hereafter acquired or created, including but not limited to goods, accounts, intercompany obligations, partnership and joint venture interests contract rights, documents, chattel paper, general intangibles, goodwill,


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equipment, inventory, copyrights, trademarks, tradenames, insurance proceeds, cash and bank accounts and any proceeds thereon, products thereof or income therefrom, further including but not limited to all of such Credit Party's right, title and interest in and to each and every item of Product the scenario, screenplay or script upon which an item of Product is based, all of the properties thereof, tangible and intangible, and all domestic and foreign copyrights and all other rights therein and thereto, of every kind and character, whether now in existence or hereafter to be made or produced, and whether or not in possession of such Credit Party, including with respect to each and every item of Product and without limiting the foregoing language, each and all of the following particular rights and properties (to the extent they are owned or hereafter created or acquired by such Credit Party):

                (i) all scenarios, screenplays and/or scripts at every stage thereof;

               (ii) all common law and/or statutory copyright and other rights in all literary and other properties (hereinafter called "said literary properties") which form the basis of each item of Product and/or which are and/or will be incorporated into each item of Product, all component parts of each item of Product consisting of said literary properties, all motion picture rights in and to the story, all treatments of said story and said literary properties, together with all preliminary and final screenplays used and to be used in connection with the item of Product, and all other literary material upon which the item of Product is based or from which it is adapted;

              (iii) all rights in and to all music and musical compositions used and to be used in each item of Product, including, each without limitation, all rights to record, rerecord, produce, reproduce or synchronize all of said music and musical compositions in and in connection with motion pictures;

               (iv) all tangible personal property relating to each item of Product, including, without limitation, all exposed film, developed film, positives, negatives, prints, positive prints, answer prints, special effects, preparing materials (including interpositives, duplicate negatives, internegatives, color reversals, intermediates, lavenders, fine grain master prints and matrices, and all other forms of pre-print elements), sound tracks, cutouts, trims and any and all other physical properties of every kind and nature relating to such item of Product, whether in completed form or in some state of completion, and all masters, duplicates, drafts, versions, variations and copies of each thereof, in all formats whether on film, videotape, disk or otherwise


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      and all music sheets and promotional materials relating to such item of
      Product (collectively, the "PHYSICAL MATERIALS");

                (v) all collateral, allied, subsidiary and merchandising rights appurtenant or related to each item of Product including, without limitation, the following rights: all rights to produce remakes or sequels or prequels to each item of Product based upon each item of Product, said literary properties or the theme of each item of Product and/or the text or any part of said literary properties; all rights throughout the world to broadcast, transmit and/or reproduce by means of television (including commercially sponsored, sustaining and subscription or "pay" television) or by any process analogous thereto, now known or hereafter devised, each item of Product or any remake or sequel or prequel to the item of Product; all rights to produce primarily for television or similar use a motion picture or series of motion pictures, by use of film or any other recording device or medium now known or hereafter devised, based upon each item of Product, said literary properties or any part thereof, including, without limitation, based upon any script, scenario or the like used in each item of Product; all merchandising rights including, without limitation, all rights to use, exploit and license others to use and exploit any and all commercial tieups of any kind arising out of or connected with said literary properties, each item of Product, the title or titles of each item of Product, the characters of each item of Product or said literary properties and/or the names or characteristics of said characters and including further, without limitation, any and all commercial exploitation in connection with or related to each item of Product, any remake or sequel thereof and/or said literary properties;

               (vi) all statutory copyrights, domestic and foreign, obtained or to be obtained on item of Product, together with any and all copyrights obtained or to be obtained in connection with each item of Product or any underlying or component elements of each item of Product, including, in each case without limitation, all copyrights on the property described in subparagraphs (i) through (v) inclusive, of this paragraph, together with the right to copyright (and all rights to renew or extend such copyrights) and the right to sue in the name of any of the Credit Parties for past, present and future infringements of copyright;

              (vii) all insurance policies and completion bonds connected with each item of Product and all proceeds which may be derived therefrom;



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             (viii)    all rights to distribute, sell, rent, license the
      exhibition of and otherwise exploit and turn to account each item of Product, the Physical Materials and motion picture rights in and to said story, other literary material upon which each item of Product is based or from which it is adapted, and said music and musical compositions used or to be used in each item of Product;

               (ix) any and all sums, proceeds, money, products, profits or increases, including money profits or increases (as those terms are used in the UCC or otherwise) or other property obtained or to be obtained from the distribution, exhibition, sale or other uses or dispositions of each item of Product or any part of each item of Product, including, without limitation, all proceeds, profits, products and increases, whether in money or otherwise, from the sale, rental or licensing of each item of Product and/or any of the elements of each item of Product including from collateral, allied, subsidiary and merchandising rights;

                (x) the dramatic, nondramatic, stage, television, radio and publishing rights, title and interest in and to each item of Product, and the right to obtain copyrights and renewals of copyrights therein;

               (xi) the name or title of each item of Product and all rights of such Credit Party to the use thereof, including, without limitation, rights protected pursuant to trademark, service mark, unfair competition and/or the rules and principles of law and of any other applicable statutory, common law, or other applicable statutes, common law, or other rule or principle of law;

              (xii) any and all contract rights and/or chattel paper which may arise in connection with each item of Product;

             (xiii) all accounts and/or other rights to payment which such Credit Party presently owns or which may arise in favor of such Credit Party in the future, including, without limitation, any refund under a completion guaranty, all accounts and/or rights to payment due from exhibitors in connection with the distribution of each item of Product, and from exploitation of any and all of the collateral, allied, subsidiary, merchandising and other rights in connection with each item of Product;

              (xiv) any and all "general intangibles" (as that term is defined in the UCC) not elsewhere included in this definition, including, without limitation, any and all general intangibles consisting of any right to payment which may arise in the distribution or exploitation of any of the


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      rights set out herein, and any and all general intangible rights in favor of such Credit Party for services or other performances by any third parties, including actors, writers, directors, individual producers and/or any and all other performing or nonperforming artists in any way connected with each item of Product, any and all general intangible rights in favor of such Credit Party relating to licenses of sound or other equipment, licenses for any photograph or photographic process, and all general intangibles related to the distribution or exploitation of each item of Product including general intangibles related to or which grow out of the exhibition of each item of Product and the exploitation of any and all other rights in each item of Product set out in this definition;

               (xv) any and all goods including inventory (as that term is defined in the UCC) which may arise in connection with the creation, production or delivery of each item of Product and which goods pursuant to any production or distribution agreement or otherwise are owned by such Credit Party;

              (xvi) all and each of the rights, regardless of denomination, which arise in connection with the creation, production, completion of production, delivery, distribution, or other exploitation of each item of Product, including, without limitation, any and all rights in favor of such Credit Party, the ownership or control of which are or may become necessary or desirable, in the opinion of the Agent, in order to complete production of each item of Product in the event that the Agent exercises any rights it may have to take over and complete production of each item of Product;

             (xvii) any and all documents issued by any pledgeholder or bailee with respect to the item of Product or any Physical Materials (whether or not in completed form) with respect thereto;

            (xviii)    any and all production accounts or other bank accounts
      established by such Credit Party with respect to such item of Product;

              (xix) any and all rights of such Credit Party under contracts relating to the production or acquisition of such item of Product; and

               (xx) any and all rights of such Credit Party under Distribution Agreements relating to each item of Product.

            "COLLECTION ACCOUNTS" shall mean the accounts referred to in
Section 8.3.


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            "COLLECTION BANK" shall mean Chemical Bank or such other bank acceptable to the Agent.

            "COMMITMENT" shall mean the commitment of each Lender to make
Loans to the Borrower and participate in Letters of Credit from the Initial Date applicable to such Lender through the Commitment Termination Date up to an aggregate amount, at any one time, not in excess of the amount set forth (i) opposite its name in the Schedule of Commitments appearing in Schedule 1 hereto, or (ii) in any applicable Assignment and Acceptance(s) to which it may be a party, as the case may be, as such amount may be reduced from time to time in accordance with the terms of this Credit Agreement.

            "COMMITMENT FEE" shall have the meaning given such term in Section
2.5 hereof.

            "COMMITMENT TERMINATION DATE" shall mean the earlier to occur of
(i) June 25, 1999 or (ii) such earlier date on which the Commitments shall terminate in accordance with Section 2.6 or Article 7 hereof.

            "COMPLETED" or "COMPLETION" shall mean with respect to any item of Product, that (a) either (i) sufficient elements have been delivered by the Borrower to, and accepted by, a Person (other than a Borrower or an Affiliate thereof) to permit such Person to exhibit the item of Product theatrically in the United States or (ii) the Borrower has certified to the Agent that an independent laboratory has in its possession a complete final 35 mm composite positive print or video master of the item of Product as finally cut, main and end titled, edited, scored and assembled with sound track printed thereon in perfect synchronization with the photographic action and fit and ready for theatrical exhibition and distribution, provided that if such certification shall not be verified to the Agent by such independent laboratory within 20 Business Days thereafter, such item of Product shall revert to being uncompleted until the Agent receives such verification, and (b) if such item of Product was acquired from a third party, the entire acquisition price or minimum advance shall have been paid to the extent then due and there is no condition or event (including, without limitation, the payment of money not yet due) the occurrence of which might result in the Borrower losing any of its rights in such item of Product.

            "COMPLETION GUARANTEE" shall mean a completion guarantee, in the Agent's customary form or otherwise in form and substance satisfactory to the Agent, issued by an Approved Completion Guarantor which names the Agent for the benefit of Lenders as a beneficiary thereof to the extent of the Borrower's financial interest in an item of Product.

            "COMPLETION RESERVE" shall mean the portion of the Borrowing Base that has been reserved for Completion of uncompleted product (including without limitation, the payment of any portion of the acquisition price or minimum advance for any item of Product acquired from a third party the nonpayment of which would permit such third party to terminate the Borrower's rights in such item of Product, but excluding all Designated Pictures) for which receivables have been included in the Borrowing Base. The Completion Reserve shall be calculated by subtracting the aggregate amounts applied to the strike prices of self-produced product and acquisition prices and/or minimum guarantees for acquired product from the aggregate strike prices, acquisition prices, and minimum guarantees for all such items of Product.

            "CONCENTRATION ACCOUNT" shall mean the account referred to in
Section 8.3.

            "CONSOLIDATED" shall mean financial information of the Borrower and its Subsidiaries consolidated in accordance with GAAP.

            "CONSOLIDATED CAPITAL BASE" shall mean the sum of (i)
Stockholders' Equity and (ii) Subordinated Debt MINUS (x) the aggregate book value of all items of Product with a negative cost of more than $1,500,000 which remain unreleased more than 12 months after Completion.

            "CONSOLIDATED INTEREST EXPENSE" shall mean for any period for which such amount is being determined, total interest expense paid or payable in cash (including that properly attributable to Capital Leases in accordance with GAAP but excluding in any event all capitalized interest and amortization of debt discount and debt issuance costs) of the Borrower and its Consolidated Subsidiaries on a consolidated basis including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net cash costs (or net profits) under Interest Rate Protection Agreements, net of interest received in cash.

            "CONSOLIDATED NET INCOME" shall mean, for any period for which such amount is being determined, the net income (or loss) of the Borrower and its Consolidated Subsidiaries during such period, determined on a Consolidated basis for such period taken as a single accounting period in accordance with GAAP, PROVIDED that there shall be excluded (i) income (or loss) of any Person (other than a Consolidated Subsidiary) in which the Borrower or any of its Consolidated Subsidiaries has an equity investment or comparable interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Consolidated Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Consolidated Subsidiary of the Borrower or is merged into or Consolidated with the Borrower or any of its Consolidated Subsidiaries or the Person's assets are acquired by the Borrower or any of its Consolidated Subsidiaries and (iii) the income of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Consolidated Subsidiary of its income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Consolidated Subsidiary.

            "CONSOLIDATED SUBSIDIARIES" shall mean all Subsidiaries of a Person which are required to be Consolidated with such Person for financial reporting purposes in accordance with GAAP.

            "CONTRIBUTION AGREEMENT" shall mean a Contribution Agreement executed by the Guarantors substantially in the form of Exhibit H hereto, as the same may be amended, supplemented or otherwise modified from time to time.

            "CONTROLLED GROUP" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Credit Party, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

            "CONVERTIBLE SUBORDINATED DEBENTURES" shall mean (i) the
Convertible Subordinated Debentures due 2000, Series A and Series B, (ii) the 8% Convertible Subordinated Debentures due 2000 and (iii) the 9% Convertible Subordinated Debentures due 2002, issued by the Borrower prior to the date hereof.

            "COPYRIGHT SECURITY AGREEMENT" shall mean the Copyright Security Agreement, substantially in the form of Exhibit E-1 hereto as the same may be amended or supplemented from time to time by delivery of a Copyright Security Agreement Supplement or otherwise.

            "COPYRIGHT SECURITY AGREEMENT SUPPLEMENT" shall mean a Supplement to the Copyright Security Agreement substantially in the form of Exhibit E-2 hereto.

            "CREDIT PARTY" shall mean the Borrower or any of the Guarantors.

            "CURRENCY AGREEMENT" shall mean any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement designed to protect the Borrower against fluctuations in currency values.

            "DEFAULT" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

            "DESIGNATED PICTURE" shall mean a theatrical motion picture
Project (including motion pictures intended for foreign theatrical release but domestically released on cable television or direct-to-video) designated as such by the Borrower in a written notice delivered to the Agent and meeting all of the following criteria: (A) the Borrower shall have delivered a sources and uses statement demonstrating to the satisfaction of the Agent that at least 45% of the Budgeted Negative Cost of such Project will be covered by a minimum guaranty under acceptable domestic distribution arrangement(s) and no more than 17% of the budget is to be funded from loans which are supported by the Unsold Territory Credit for such Project, and (B) if such sources and uses statement shows that any portion of the budget for such Picture is to be funded from loans which are supported by the Unsold Territory Credit for such Project, the Borrower shall also have delivered to the Agent satisfactory evidence that (a) foreign presales have been concluded covering at least 19% of the budget and (b) the Borrower has concluded presales for at least two (2) of the territories listed in the definition of Estimated Value (at least one (1) of which shall be either France, Germany, Italy, Japan or the United Kingdom); PROVIDED that the Borrower may designate no more than six (6) Projects per year as Designated Pictures. For purposes of this definition, "PROJECT" shall mean one or more theatrical motion pictures which are financed and sold as a package, PROVIDED that the total maximum Production Exposure of each Project is not more than $20,000,000 and; PROVIDED, FURTHER, that no more than two (2) Projects per year may have a Production Exposure of more than $7,500,000.

            "DISTRIBUTION AGREEMENTS" shall mean (i) any and all agreements entered into by a Credit Party pursuant to which such Credit Party has sold, leased, licensed or assigned distribution rights or other exploitation rights to any item of Product to an un-Affiliated Person and (ii) any agreement hereafter entered into by a Credit Party pursuant to which such Credit Party sells, leases, licenses or assigns distribution rights to an item of Product to an un-Affiliated Person.

            "DOLLARS" and "$" shall mean lawful money of the United States of America.

            "EBIT" shall mean, for any period, for the Borrower and its Subsidiaries on a Consolidated basis, the sum for such period of (i) Consolidated Net Income, (ii) interest expense and (iii) provision for income taxes during such period, all as determined for such period in conformity with GAAP.

            "ELIGIBLE ASSIGNEE" shall mean (i) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having a net worth of at least $100,000,000, calculated in accordance with GAAP; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development ("OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch, subsidiary or agency located in the country in which it is organized or another country which is also a member of the OECD; or (iv) the central bank of any country which is a member of the OECD.

            "ELIGIBLE L/C RECEIVABLE" shall have the same definition as an Eligible Receivable with the additional provision that an Acceptable L/C be delivered to the Agent for the full amount of the receivable but need not be with an Approved Account Debtor.

            "ELIGIBLE LIBRARY AMOUNT" shall be equal to the Borrower's share (net of participations) of the sum of (i) the book value of film costs as measured on a GAAP basis, minus; (ii) the book value of film costs for Product which is encumbered by liens other than those of this facility and certain other permitted liens arising in the ordinary course of production, minus; (iii) the book value of film costs for Product which is not Completed, minus; (iv) off-balance sheet receivables on Completed Product which are included in Tier 1 Borrowing Base, minus (v) production advances and deferred income to the extent not already deducted.

            "ELIGIBLE RECEIVABLES" shall mean, at any date at which the amount thereof is to be determined, an amount equal to the sum of the present values (discounted, in the case of amounts which are not due and payable within 12 months following the date of determination, on a quarterly basis at a rate of interest equal to the greater of (x) the Alternate Base Rate in effect on the date of the computation or (y) 10% per annum) of (a) all net amounts which pursuant to a binding agreement are contractually required to be paid to any Credit Party either unconditionally or subject only to normal delivery requirements, and which are reasonably expected by the Borrower to be payable and collected from Approved Account Debtors (including, without limitation, amounts which a distributor has reported to a Credit Party in writing (and such report has been forwarded to the Agent) will be paid to such Credit Party following receipt by the distributor of sums contractually required to be paid to the distributor from third parties) minus (b) the sum of (i) the following items (based on the Borrower's then best estimates): third party profit participations, residuals, collection/ distribution expenses, commissions, home video costs, foreign withholding, remittance and similar taxes chargeable in respect of such accounts receivable, and any other projected expenses of such Credit Party arising in connection with such amounts and (ii) the outstanding amount of unrecouped advances made by a distributor to the extent subject to repayment by or adjustment pursuant to approved Distribution Agreements, but Eligible Receivables shall not include amounts which:

(i)
in the case of any single Approved Account Debtor, exceed the Allowable Amount with respect to such Approved Account Debtor;

            (ii) in the reasonable discretion of the Agent, are subject to material conditions precedent to payment (including a material performance obligation or a material executory aspect on the part of the Borrower or any other party or obligations contingent upon future events not within the Borrower's direct control);

          (iii) are attributable to receivables that are more than 90 days past due;

            (iv) are theatrical receivables due from any obligor in connection with the theatrical exhibition, distribution or exploitation of an item of Product that is still outstanding six months after its creation;

             (v) are in excess of $3,000,000 in the aggregate if they are to be paid in a currency other than Dollars unless hedged in a manner satisfactory to the Agent;

            (vi)  have been included in the Borrower's estimated bad debts;

          (vii) are receivable from any obligor with respect to whom 10% or more of the total receivable amount from such obligor 120 or more days past due (other than the amounts that are being disputed or contested in good faith);

         (viii) are subject to a bona fide request for a material credit, adjustment, compromise, offset, counterclaim or dispute; PROVIDED, HOWEVER, that only the amount in question shall be excluded from such receivable;

            (ix) are attributable to an item of Product in which the Borrower cannot warrant sufficient title to the underlying rights to justify such receivable;

             (x) are not subject to a first perfected security interest under the UCC (subject only to guild liens contemplated by clause
                  (v) of the definition of Borrowing Base) in favor of the Agent (for the benefit of the Lenders);

            (xi) are determined by the Agent in its sole discretion, acting in good faith, upon written notice from the Agent to the Borrower and effective 10 days subsequent to the Borrower's receipt of such notice, to be unacceptable (it being understood that certain unacceptable receivables may be made acceptable and may be included in the Borrowing Base if secured by an Acceptable L/C);

          (xii) relate to items of Product as to which the Agent has not received a fully executed Laboratory Access Letter or Pledgeholder agreement for each laboratory holding physical elements sufficient to fully exploit the rights held by the Borrower in such item of Product;

         (xiii) will be subject to repayment to the extent not earned by performance;

          (xiv) are attributable to items of Product which have not been Completed (except that (1) if a Letter of Credit is issued in order to support the Borrower's minimum payment obligation to acquire distribution rights in such item of Product, amounts attributable to such rights may be treated as Eligible Receivables (even though the item of Product has not yet been Completed), PROVIDED THAT (A) proof of Completion of such item of Product must be presented in order to draw under the Letter of Credit, (B) the portion of the Borrowing Base attributable to such Eligible Receivables for such item of Product does not exceed the amount of such Letter of Credit for such item of Product, and (C) such amounts otherwise meet all of the applicable criteria for inclusion as Eligible Receivables, (2) if a Completion Guarantee has been issued for such item of Product and the Borrower otherwise is in compliance with Section 5.25, amounts attributable to such item of Product may be treated as Eligible Receivables (even though the item of Product has not yet been

                  Completed), PROVIDED THAT (A) the portion of the Borrowing Base attributable to such Eligible Receivables for such item of Product does not exceed the amounts attributable to such Completion Guarantee for such item of Product and (B) such amounts otherwise meet all of the applicable criteria for inclusion as Eligible Receivables, (3) with respect to an item of Product being produced by a third party where a Credit Party is not subject to a completion risk (i.e. payment by such Credit Party is conditioned on delivery), amount attributable to such item of Product may be treated as Eligible Receivables (even though the item of Product has not yet been Completed), PROVIDED THAT (A) the portion of the Borrowing Base attributable to such Eligible Receivables for such item of Product does not exceed the portion of the Completion Reserve attributable to such item of Product and
                  (B) such amounts otherwise meet all of the applicable criteria for inclusion as Eligible Receivables, and (4) if a Completion Guarantee is not required for an item of Product being produced by a Credit Party, amounts attributable to such item of Product may be treated as Eligible Receivables (even though the item of Product has not yet been Completed) provided that such amounts otherwise meet all of the applicable criteria for inclusion as Eligible Receivables). Without limiting the foregoing, Eligible Receivables shall include amounts which are attributable to items of Product acquired from a third party pursuant to a Distribution Agreement if the entire acquisition price or minimum advance shall have been paid to the extent then due and there is no condition or event (including, without limitation, the payment of money not yet due) the occurrence of which might result in any Credit Party losing its rights in such item of Product, PROVIDED that all the conditions set forth in the definition of "Completed" have been satisfied and such items of Product are not otherwise excluded by clauses (i) through (xiii) and clause (xv) of this definition; or

            (xv) will not become due and payable until six months or more after the scheduled final maturity of the Credit Agreement.

            In the event the Agent notifies the Borrower that the Agent has determined that a Person or Affiliated Group is to be deleted as an Approved Account Debtor, no additional Eligible Receivable from such Person or Affiliated Group may be included in the Borrowing Base subsequent to such notice unless the Agent thereafter determines that such Person or Affiliated Group is an Approved Account Debtor. In the event the Agent notifies the Borrower that the Agent has determined that the Allowable Amount with respect to an Approved Account Debtor is to be decreased, no additional Eligible Receivable from such Approved Account Debtor may be included in the Borrowing Base if such inclusion would result in the aggregate amount of Eligible Receivables from such Approved Account Debtor exceeding the Allowable Amount after giving effect to such reduction unless the Agent thereafter determines that the Allowable Amount may be increased.

            No item shall constitute an Eligible Receivable unless the Borrower shall have delivered to the Agent (A) executed copies of the Distribution Agreements for eligible accounts receivable in excess of $100,000 or which are requested by the Agent, (B) a summary checklist demonstrating the eligibility of the receivable, showing a summary of the terms and conditions, and the calculation for any possible deductions including but not limited to residuals and participations, for all eligible accounts receivable in excess of $1,000,000 or which are requested by the Agent and (C) to the extent not already delivered and requested by the Agent, copyright registration for the distribution rights, chain-of-title documents, acceptable insurance and security filings with respect to eligible accounts receivable.

            "ENVIRONMENTAL LAWS" shall mean any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Material or environmental protection or health and safety, as now or may at any time hereafter be in effect, including without limitation, the Clean Water Act also known as the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C. Section 1251 ET SEQ., the Clean Air Act ("CAA"), 42 U.S.C. Sections 7401 ET SEQ., the Federal Insecticide, Fungicide and Rodenticide Act ("FIFRA"), 7 U.S.C. Sections 136 ET SEQ., the Surface Mining Control and Reclamation Act ("SMCRA"), 30 U.S.C. Sections 1201 ET SEQ., the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C.
Section 9601 ET SEQ., the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), Public Law 99-499, 100 Stat. 1613, the Emergency Planning and Community Right to Know Act ("ECPCRKA"), 42 U.S.C. Section 11001 ET SEQ., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 ET SEQ., the Occupational Safety and Health Act as amended ("OSHA"), 29 Section 655 and Section 657, together, in each case, with any amendment thereto, and the regulations adopted pursuant thereto.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as heretofore and hereafter amended, as codified at 29 U.S.C. Section 1001 ET SEQ. and the regulations promulgated thereunder.

            "ESTIMATED VALUE" shall mean with respect to any item of Product and any Unsold Major Foreign Territory, the estimated value attributable to such Major Foreign Territory, which value shall be calculated by multiplying the percentage set forth below for such Major Foreign Territory times the final budget for such item of Product:

            Major
            Foreign                       Estimated Value
           Territory              (Percentage of the Final Budget)
           ---------              --------------------------------
            Australia                            4%
            Benelux                              3%
            France                               8%
            Germany                             10%
            Italy                                8%
            Japan                               10%
            Korea                                5%
            Scandinavia                          3%
            Spain                                4%
            United Kingdom                       9%


The Agent (at its discretion) may reduce foregoing percentages proportionately with respect to all remaining Unsold Major Foreign Territories for any item of Product for which actual sales in the listed territories total less than the aggregate estimate for such sold territories based on the foregoing percentages.

            "EURODOLLAR LOAN" shall mean a Loan based on the LIBO Rate in accordance with the provisions of Article 2 hereof.

            "EVENT OF DEFAULT" shall have the meaning given such term in
Article 7 hereof.

            "FEE LETTER" shall mean that certain letter agreement dated as of April 12, 1996 between the Borrower and the Agent relating to the payment of certain fees by the Borrower.

            "FRONTING BANK" shall mean as defined in the initial paragraph hereof.

            "FUNDAMENTAL DOCUMENTS" shall mean this Credit Agreement, the Notes, the Pledgeholder Agreements, the Laboratory Access Letters, the Copyright Security Agreement, the Copyright Security Agreement Supplements, the Trademark Security Agreement, the Instruments of Assumption and Joinder, the Notices of Assignment and Irrevocable Instruction, UCC financing statements and any other ancillary documentation which is required to be or is otherwise executed by any of the Credit Parties and delivered to the Agent in connection with this Credit Agreement or any other Fundamental Document.

            "GAAP" shall mean generally accepted accounting principles consistently applied (except for accounting changes in response to FASB releases, or other authoritative pronouncements).

            "GOVERNMENTAL AUTHORITY" shall mean any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States or a foreign jurisdiction.

            "GUARANTORS" shall mean all direct and indirect Subsidiaries of the Borrower now existing or hereafter acquired or created, but excluding 50/50 joint ventures.

            "GUARANTY" shall mean, as to any Person, any direct or indirect obligation of such Person guaranteeing or intended to guaranty any Indebtedness, Capital Lease, dividend or other monetary obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation or
(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (iii) to purchase property, securities or services, in each case, primarily for the purpose of assuring the owner of any such primary obligation; PROVIDED, HOWEVER, that the term Guaranty shall not include endorsements for collection or collections for deposit, in either case in the ordinary course of business. The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder).

            "HAZARDOUS MATERIALS" shall mean any flammable materials, explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or similar materials defined in any Environmental Law.

            "IMPERIAL CREDIT AGREEMENT" shall mean the Third Amended and Restated Credit Agreement dated as of February 9, 1990, as amended and restated as of December 14, 1990, as of May 1, 1992 and as of August 31, 1993 among the Borrower, the additional individual borrowers referred to therein, the lenders named therein and Imperial Bank, as agent, as the same has been amended through the date hereof.

            "INDEBTEDNESS" shall mean (without double counting), at any time and with respect to any Person, (i) indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services purchased (other than amounts constituting trade payables (payable within 90 days or such longer terms as may be customary in the industry) arising in the ordinary course of business); (ii) obligations of such Person in respect of letters of credit, acceptance facilities, or drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (iii) obligations of such Person under Capital Leases; (iv) deferred payment obligations of such Person resulting from the adjudication or settlement of any claim or litigation and (v) Indebtedness of others of the type described in clauses (i), (ii), (iii) and (iv) hereof which such Person has (a) directly or indirectly assumed or guaranteed in connection with a Guaranty or (b) secured by a Lien on the assets of such Person, whether or not such Person has assumed such indebtedness. Indebtedness shall not include non-refundable advances made by a third-party distributor to "cash-flow" the production of an item of Product.

            "INITIAL DATE" shall mean (i) in the case of the Agent, the date hereof, (ii) in the case of each Lender which is an original party to this Credit Agreement, the date hereof and (iii) in the case of any other Lender, the effective date of the Assignment and Acceptance pursuant to which it became a Lender.

            "INSTRUMENTS OF ASSUMPTION AND JOINDER" shall mean the Instruments of Assumption and Joinder substantially in the form of Exhibit L pursuant to which Subsidiaries of the Borrower become parties to this Credit Agreement as contemplated by Section 6.24.

            "INTEREST PAYMENT DATE" shall mean (i) as to any Eurodollar Loan having an Interest Period of one, two, three months, the last day of such Interest Period, (ii) as to any Eurodollar Loan having an Interest Period of six months, the last day of such Interest Period and, in addition, the date during such Interest Period that would be the last day of an Interest Period commencing on the same day as the first day of such Interest Period but having a duration of three months and (iii) with respect to Alternate Base Rate Loans, the last Business Day of each March, June, September and December (commencing the last Business Day of June 1996).

            "INTEREST PERIOD" shall mean as to any Eurodollar Loan, the period commencing on the date of such Loan or the last day of the preceding Interest Period and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one, two, three or six months thereafter as the Borrower may elect; PROVIDED, HOWEVER, that (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case, such Interest Period shall end on the next preceding Business Day, (ii) no Interest Period may be selected which would end later than the Maturity Date and (iii) no Interest Period of six months may be selected unless consented to by all of the Lenders in their sole discretion.

            "INTEREST RATE PROTECTION AGREEMENTS" shall mean any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect any Credit Party against fluctuations in interest rates.

            "INVESTMENT" shall mean any stock, evidence of indebtedness or other securities of any Person, any loan, advance, contribution of capital, extension of credit or commitment therefor, including without limitation the guarantee of loans made to others (except for current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trading terms in the ordinary course of business), and any purchase of (i) any securities of another Person or (ii) any business or undertaking of any Person or any commitment or option to make any such purchase.

            "KEYMAN LIFE INSURANCE" shall mean the Kushner Life Insurance and the Locke Life Insurance.

            "KEYMAN LIFE INSURANCE ASSIGNMENT" shall mean the Assignment to the Agent of the Keyman Life Insurance as Collateral, in form and substance satisfactory to the Agent.


            "KLC/NEW CITY" shall mean KLC/New City, a California general partnership, the general partners of which are the Borrower and New City Releasing.

            "KUSHNER LIFE INSURANCE" shall mean the keyman life insurance policy on the life of Donald Kushner issued by Chubb Sovereign Life Insurance in
a face amount of not less than $5,000,000, which policy is in   form and
substance satisfactory to the Agent, and any supplemental or replacement policies relating thereto.

            "L/C EXPOSURE" shall mean, at any time, the amount expressed in Dollars of the aggregate face amount of all drafts which may then or thereafter be presented by beneficiaries under all Letters of Credit then outstanding plus (without duplication) the face amount of all drafts which have been presented under all Letters of Credit but have not yet been paid or have been paid but not reimbursed.

            "LABORATORY" shall mean any laboratory reasonably acceptable to the Agent, which is located in the United States, Canada or the United Kingdom and is a party to a Pledgeholder Agreement.

            "LABORATORY ACCESS LETTER" shall mean a letter agreement among (i) a Laboratory holding any elements of any Product to which a Credit Party has the right of access, (ii) such Credit Party and (iii) the Agent, substantially in the form of Exhibit G hereto or a form otherwise acceptable to the Agent.

            "LENDER" and "LENDERS" shall mean the financial institutions whose names appear at the foot hereof and any assignee of a Lender pursuant to
Section 13.3(b).

            "LENDING OFFICE" shall mean, with respect to any of the Lenders, the branch or branches (or affiliate or affiliates) from which any such Lender's Eurodollar Loans or Alternate Base Rate Loans, as the case may be, are made or maintained and for the account of which all payments of principal of, and interest on, such Lender's Eurodollar Loans or Alternate Base Rate Loans are made, as notified to the Agent from time to time.

            "LETTER OF CREDIT" shall mean a letter of credit issued by the Fronting Bank pursuant to Section 2.15.

            "LIBO RATE" shall mean, with respect to the Interest Period for a Eurodollar Loan, an interest rate per annum equal to the quotient (rounded upwards to the next 1/100 of 1%) of (A) the average of the rates at which Dollar deposits approximately equal in principal amount to the Agent's portion of such Eurodollar Loan and for a maturity equal to the applicable Interest Period are offered to the Lending Office of the Agent in immediately available funds in the London Interbank Market for Eurodollars at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period divided by (B) one minus the applicable statutory reserve requirements of the Agent, expressed as a decimal (including without duplication or limitation, basic, supplemental, marginal and emergency reserves), from time to time in effect under Regulation D or similar regulations of the Board of Governors of the Federal Reserve System. It is agreed that for purposes of this definition, Eurodollar Loans made hereunder shall be deemed to constitute Eurocurrency Liabilities as defined in Regulation D and to be subject to the reserve requirements of Regulation D.

            "LICENSING AGREEMENTS" shall mean agreements between a Credit Party and other Persons (who are not Affiliates of a Credit Party) pursuant to which such Credit Party grants licenses to such other Persons to distribute, broadcast or exhibit an item of Product.

            "LIEN" shall mean any mortgage, copyright mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction or the agreement to grant a security interest at a future date).

            "LOANS" shall mean the Loans made hereunder in accordance with the provisions of Article 2, whether made as a Eurodollar Loan or an Alternate Base Rate Loan, as permitted hereby.

            "LOCKE LIFE INSURANCE" shall mean the keyman life insurance policy on the life of Peter Locke issued by Chubb Sovereign Life Insurance in a face amount not less than $5,000,000 as specified in, which policy is in form and substance satisfactory to the Agent, and any supplemental or replacement policies relating thereto.

            "MAJOR DOMESTIC ACCOUNT DEBTOR" shall mean any Person listed as such on Schedule 2 hereto (as modified from time to time in accordance with Section 2.16).

            "MAJOR FOREIGN ACCOUNT DEBTOR" shall mean any Person listed as such on Schedule 2 hereto (as modified from time to time in accordance with Section 2.16).

            "MARGIN STOCK" shall be as defined in Regulation U of the Board of Governors of the Federal Reserve System.

            "MATURITY DATE" shall mean June 25, 1999 or such earlier date, if any, on which the Loans shall become due and payable in accordance with the provisions of Article 7 hereto.

            "MULTIEMPLOYER PLAN" shall mean a plan described in Section 4001(a)(3) of ERISA.

            "NOTICE OF ASSIGNMENT AND IRREVOCABLE INSTRUCTIONS" shall mean the Notice of Assignment and Irrevocable Instructions substantially in the form of
Exhibit I or in such other form as shall be acceptable to the Agent, including without limitation the inclusion of such notice and instructions in a Distribution Agreement.

            "OBLIGATIONS" shall mean the obligation of the Borrower to make due and punctual payment of principal of and interest on the Loans, the Commitment Fee, reimbursement obligations in respect of Letters of Credit and all other monetary obligations of the Borrower to the Agent, the Fronting Bank or any Lender under this Credit Agreement, the Notes or any other Fundamental Document or the Fee Letter and all amounts payable by the Borrower to any Lender under any Interest Rate Protection Agreement or Currency Agreement, provided that the Agent shall have received written notice at least 10 days prior to execution of each such Interest Rate Protection Agreement or Currency Agreement.

            "PAY-PER-VIEW ESTIMATES" shall mean with respect to the Borrower or any Guarantor, the amount of all receivables which are estimated to be due to the Borrower or such Guarantor from Approved Account Debtors in connection with feature films which have aired on pay-per-view networks representing at least 10,000,000 addressable homes. The net amount of such estimated receivables for each such feature film which may be included as Pay-Per-View Estimates shall be the lesser of (i) the previous year's average pay-per-view amount paid per title to the Borrower and the Guarantors for each feature film (which average for the balance of 1996 shall be $75,000 per title) or (ii) the average pay-per-view amount paid per title to the Borrower and the Guarantors for the last six (6) feature films which have been available for pay-per-view exhibition for at least six (6) months, reduced in each case by the amount of any advance or other payment which may theretofore have been paid, or committed to be paid, to the Borrower or any Guarantor with respect to the pay-per-view exhibition of such feature film; PROVIDED HOWEVER, that the amount of the Pay-Per-Estimates for all such feature films shall never exceed $3,000,000 in the aggregate.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

            "PERCENTAGE" shall mean, with respect to any Lender, its ratable share expressed as a percentage equal to the ratio obtained by dividing the applicable Commitment of such Lender by the applicable aggregate Commitments of the Lenders.

            "PERMITTED ENCUMBRANCES" shall mean Liens permitted under Section
6.2 hereof.

            "PERSON" shall mean any natural person, corporation, division of a corporation, partnership, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

            "PHYSICAL MATERIALS" shall be as defined in the definition of "Collateral" hereof.

            "PLAN" shall mean an employee benefit plan within the meaning of
Section 3(2) of ERISA, other that a Multiemployer Plan, maintained by the Borrower or any member of the Controlled Group, or to which the Borrower or any member of the Controlled Group contributes or is required to contribute or any other plan covered by Title IV of ERISA that cover any employees of the Borrower or any member of the Controlled Group.

            "PLEDGED SECURITIES" shall mean all of the issued and outstanding capital stock directly or indirectly owned or controlled by the Borrower, as listed on Schedule 3.7(a).

            "PLEDGEHOLDER AGREEMENT" shall mean a Laboratory Pledgeholder Agreement among a Credit Party, the Agent, a third party completion guarantor (if there is one), and one or more Laboratories, substantially in the form of Exhibit D hereto, or in such other form as shall be acceptable to the Agent.

            "PLEDGORS" shall mean those Credit Parties identified as such on
Schedule 3.7.

            "PREPAYMENT DATE" shall be as defined in Section 2.12(j).

            "PRINT AND ADVERTISING EXPENDITURES" shall mean the actual out-of-pocket print and advertising expenditures associated with an item of Product which the Borrower has undertaken to pay or has paid.

            "PRODUCT" shall mean any motion picture, film or video tape produced for theatrical, non-theatrical or television release or for release in any other medium, in each case whether recorded on film, videotape, cassette, cartridge, disc or on or by any other means, method, process or device whether now known or hereafter developed, with respect to which a Credit Party (i) is the initial copyright owner or (ii) acquires an equity interest or distribution rights. The term "item of Product" shall include, without limitation, the scenario, screenplay or script upon which such Product is based, all of the properties thereof, tangible and intangible, and whether now in existence or hereafter to be made or produced, whether or not in possession of the Credit Parties, and all rights therein and thereto, of every kind and character.

            "PRODUCTION ACCOUNT(s)" shall mean individually or collectively, as the context so requires, each demand deposit account(s) established by a Credit Party or Special Purpose Producer at a commercial bank located in the United States or otherwise acceptable to the Agent, for the sole purpose of paying the production costs of a particular item of Product or Designated Picture, as the case may be, and as to which the Approved Completion Guarantor for such item of Product or Designated Picture, as the case may be, has agreed in writing that amounts deposited in such account shall be deemed available for production of such item of Product or Designated Picture, as the case may be, for purposes of the Completion Guarantee for such item of Product or Designated Picture, as the case may be.

            "PRODUCTION EXPOSURE" shall mean the Budgeted Negative Cost of an item of Product (net of amounts being cash-flowed by a third party unrelated to the Borrower pursuant to contractual arrangements acceptable to the Agent).

            "PRO RATA SHARE" shall mean, with respect to any Obligation or other amount, each Lender's pro rata share of such Obligation or other amount determined in accordance with such Lender's Percentage.

            "QUIET ENJOYMENT" shall be as defined in Section 8.13 hereof.

            "REPORTABLE EVENT" shall mean any reportable event as defined in
Section 4043(c) of ERISA, other than a reportable event as to which provision for 30-day notice to the PBGC would be waived under applicable regulations had the regulations in effect on the Closing Date been in effect on the date of occurrence of such reportable event.

            "REQUIRED LENDERS" shall mean the Lenders holding in excess of 60% of the aggregate unpaid principal amount of Loans and L/C Exposure then outstanding or if no Loans and no Letters of Credit are then outstanding, the Lenders holding in excess of 60% of the Total Commitments.

            "RESTRICTED PAYMENT" shall mean (i) any distribution, dividend or other direct or indirect payment on account of shares of any class of stock of, partnership interest in, or any other equity interest of, a Credit Party, other than a dividend, distribution or other payment payable solely in additional shares of common stock, (ii) any redemption or other acquisition, re-acquisition or retirement by a Credit Party of any class of its own stock or other equity interest of a Credit Party or an Affiliate, now or hereafter outstanding, (iii) any payment made to retire, or obtain the surrender of any outstanding warrants, puts or options or other rights to purchase or acquire shares of any class of stock of, or any equity interest of a Credit Party, now or hereafter outstanding and (iv) any payment by a Credit Party of principal of, premium, if any, or interest on, or any redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Debt now or hereafter outstanding.

            "SCHEDULE OF COMMITMENTS" shall mean the schedule of the commitments of the Lenders set forth in Schedule 1 hereto.

            "SPECIAL PRODUCTION TRANCHE" shall mean, with respect to each Designated Picture, a portion of the Total Commitments in an amount equal to the "strike price" or "production price" as set forth in the Completion Guarantee for such Designated Picture, reduced by sums already expended or to be cash flowed by an acceptable third party, which amount will be segregated and designated as the "Special Production Tranche" for such Designated Picture.

            "SPECIAL PURPOSE PRODUCER" shall mean a special purpose corporation formed solely for the purpose of producing a particular motion picture and controlled by the Borrower.

            "STOCKHOLDERS' EQUITY" shall mean the Consolidated capital, surplus and retained earnings of the Borrower and its Subsidiaries, subject to intercompany eliminations and reduced by the outstanding amount of any note received by the Borrower in payment for capital stock, all as determined in accordance with GAAP.

            "SUBORDINATED DEBT" shall mean all other Indebtedness of any of the Credit Parties subordinated to the Obligations pursuant to written agreements, containing interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance satisfactory to the Required Lenders.

            "SUBSIDIARY" shall mean with respect to any Person, any corporation, association, joint venture, partnership or other business entity (whether now existing or hereafter organized) of which at least a majority of the Voting Stock or other ownership interests having ordinary voting power for the election of directors (or the equivalent) is, at the time as of which any determination is being made, owned or controlled by such Person or one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person.

            "TIER 1 BORROWING BASE" shall mean, at any date of determination, an amount equal to the aggregate (without double counting) of the following:

              (i) Ninety percent (90%) of Borrower's Eligible L/C Receivables; PLUS

             (ii) Ninety percent (90%) of Borrower's Eligible Receivables from Major Domestic Account Debtors; PLUS

            (iii) Eighty-five percent (85%) of Borrower's Eligible Receivables from Major Foreign Account Debtors; PLUS

             (iv) Eighty-five percent (85%) of Borrower's Eligible Receivables from Acceptable Domestic Account Debtors; PLUS

              (v) Eighty percent (80%) of Eligible Receivables from Acceptable Foreign Account Debtors from the Approved Countries listed in Part A of
Schedule 3 hereto; PLUS

             (vi) Fifty percent (50%) of Eligible Receivables from Acceptable Foreign Account Debtors from the Approved Countries listed in Part B of Schedule 3 hereto; PLUS

            (vii)   Seventy-five percent (75%) of Pay-Per-View Estimates.

            "TIER 2 BORROWING BASE" shall mean, at any date of determination, an amount equal to fifteen percent (15%) of Eligible Library Amount, PROVIDED such amount shall not exceed $7,500,000.

            "TIER 3 BORROWING BASE" shall mean, at any date of determination, an amount equal to the aggregate of the following:

             (i) One hundred percent (100%) of Eligible Receivables from Disney, Fox, Viacom/Paramount, Sony, Turner, Universal or Warner Bros. which cover at least fifty percent (50%) of the budget of a Designated Picture being funded under a Special Production Tranche; PLUS

            (ii) Fifty percent (50%) of the Unsold Territory Credit for each Designated Picture being funded under a Special Production Tranche.

            "TOTAL COMMITMENTS" shall mean the aggregate amount of the Commitments then in effect of all of the Lenders as such amount may be reduced from time to time in accordance with the terms of this Credit Agreement.

            "TOTAL UNSUBORDINATED LIABILITIES" shall mean, for the Borrower and its Subsidiaries on a Consolidated basis, on the date such amount is being determined, the sum of (i) all items which in accordance with GAAP should be shown as liabilities on a balance sheet of the Borrower and its Subsidiaries on a Consolidated basis (excluding Subordinated Debt) and (ii) obligations of the Borrower and its Subsidiaries, on a Consolidated basis, under a negative pickup and similar obligations, whether or not such obligations would be classified as liabilities under GAAP.

            "TRADEMARK SECURITY AGREEMENT" shall mean a Trademark Security Agreement executed by the Credit Parties substantially in the form of Exhibit F hereto, as the same may be amended, supplemented or otherwise modified from time to time.

            "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York on the date of execution of this Credit Agreement.

          "UNSOLD MAJOR FOREIGN TERRITORY" shall mean with respect to any item of Product, each of the territories listed in the definition of "Estimated Value" as to which no binding Distribution Agreement has been entered into for such item of Product by the Borrower.

            "UNSOLD TERRITORY CREDIT" shall mean with respect to any Designated Picture being funded under the Special Production Tranche, the aggregate determined on a territory-by-territory basis for each Unsold Major Foreign Territory, of the lesser of (a) the Borrower's good faith estimate of the minimum guarantee to be obtained with respect to such Unsold Major Foreign Territory and (b) the Estimated Value of such Unsold Major Foreign Territory.

            "VOTING STOCK" shall mean the capital stock of an entity having ordinary voting power under ordinary circumstances to vote in the election of directors of such entity.


2.  THE LOANS

            SECTION 2.1.  LOANS.

            (a) Each Lender, severally and not jointly, agrees, upon the terms and subject to the conditions hereof, to make Loans to the Borrower, on any Business Day and from time to time from the Closing Date to but excluding the Commitment Termination Date, each in an aggregate principal amount which when added to the aggregate principal amount of all Loans then outstanding to the Borrower from such Lender, PLUS such Lender's Pro Rata Share of the then current L/C Exposure does not exceed such Lender's Commitment. Subject to
Section 2.2, the Loans shall be made at such times as the Borrower shall request.

            (b) Subject to the terms and conditions of this Credit Agreement, the Borrower may borrow, repay and re-borrow amounts constituting the Commitments.

            (c) No Loan shall be made which would result in the sum of the aggregate amount of all outstanding Loans, PLUS the then current L/C Exposure, PLUS the unused portion of the Special Production Tranche for each Designated Picture, PLUS the Completion Reserve exceeding the lesser of (x) the then current amount of the Borrowing Base and (y) the Total Commitments then in effect.

            (d) Tier 3 Borrowing Base may only be used to support Special Production Tranches and Loans thereunder, i.e. no Loan shall be made which would result in the sum of the aggregate amount of all outstanding Loans (other than Loans drawn under a Special Production Tranche for a Designated Picture) PLUS the then current L/C Exposure, PLUS the Completion Reserve exceeding the then current amount of the Borrowing Base (excluding the Tier 3 Borrowing Base).

            SECTION 2.2.  MAKING OF LOANS.

            (a) Each Loan shall be an Alternate Base Rate Loan or a Eurodollar Loan as the Borrower may request subject to and in accordance with this Section
2.2. The Borrower shall give the Agent at least four Business Days' prior written, facsimile or telephonic (promptly confirmed in writing) notice of each Borrowing which is to consist of Eurodollar Loans, and at least two Business Days' prior written, facsimile or telephonic (promptly confirmed in writing) notice of each Borrowing which is to consist of Alternate Base Rate Loans. Each such notice in order to be effective must be received by the Agent not later than 3:00 p.m., New York City time on the day required and shall specify the date (which shall be a Business Day) on which such Loan is to be made, the aggregate principal amount of the requested Loan, and, if applicable, the portion of the Loan being made under a Special Production Tranche. Each such notice shall be irrevocable and shall specify whether the Borrowing then being requested is to consist of Alternate Base Rate Loans or Eurodollar Loans and in the case of Eurodollar Loans, the Interest Period or Interest Periods with respect thereto. If no election of an Interest Period is specified in such notice in the case of a Borrowing consisting of Eurodollar Loans, such notice shall be deemed to be a request for an Interest Period of one month. If no election is made as to the type of Loan, such notice shall be deemed a request for a Borrowing consisting of Alternate Base Rate Loans. No Borrowing shall consist of Eurodollar Loans if after giving effect thereto an aggregate of more than eight separate Eurodollar Loans would be outstanding hereunder with respect to each Lender (determined in accordance with Section 2.8(c) hereof).

            (b) The Agent shall promptly notify each Lender of its proportionate share of each Borrowing under this Section 2.2, the date of such Borrowing, the type of Loans being requested and the Interest Period or Interest Periods applicable thereto. On the borrowing date specified in such notice, each Lender shall make its share of the Borrowing available at the offices of Chemical Bank, Agent Bank Services Department, 140 East 45th St., 29th Floor, New York, NY 10017, Attention: Gloria Javier for credit to the Chemical Clearing Account no later than 1:00 p.m. New York City time in Federal or other immediately available funds. Upon receipt of the funds to be made available by the Lenders to fund any Borrowing hereunder, the Agent shall disburse such funds by depositing the requested amounts into an account maintained with the Agent by the Borrower PROVIDED, HOWEVER, that (i) proceeds of the initial Loans which are used to repay loans outstanding under the Imperial Credit Agreement shall be applied by the Agent directly for such purpose, and (ii) if the Borrowing Certificate for any particular Borrowing indicates that it is to be used to fund the production of a Designated Picture, then the Agent shall deposit the proceeds of such Loan directly into the Production Account for such Designated Picture.

            (c) Each Lender may at its option fulfill its obligation to make Eurodollar Loans by causing a foreign branch or affiliate to fund such Eurodollar Loans, provided that any exercise of such option shall not affect the obligation of the Borrower to repay Loans in accordance with the terms hereof. Subject to the other provisions of this Section 2.2, Loans of more than one interest rate type may be outstanding at the same time.

            (d) Each Loan requested hereunder on any date shall be made by each Lender in accordance with its respective Percentage.

            (e) The amount of any Borrowing of new funds shall be in an aggregate principal amount of $500,000 (or such lesser amount as shall equal the available but unused portion of the Commitments) or such greater amount which is an integral multiple of $100,000; PROVIDED, HOWEVER that the amount of any Borrowing of new funds which shall be a Eurodollar Loan shall be in an aggregate principal amount of $1,500,000 or such greater amount which is an integral multiple of $100,000.

            (f) Notwithstanding the provisions of clause (a) above and/or the absence of a request from the Borrower that the Lenders make a Loan, the Required Lenders may direct the Lenders to make Loans and apply the proceeds thereof as follows:

            (i) if the Approved Completion Guarantor for any item of Product being produced by the Borrower or for which receivables are included in the Borrowing Base shall take over production of such item of Product pursuant to the Completion Guarantee with respect to such item of Product, to make Loans with respect to the production of such item of Product and pay the proceeds thereof directly to the completion guarantor to be used to finance the production and delivery of such item of Product pursuant to the terms of the Completion Guarantee; and

            (ii) if an Event of Default shall have occurred and be continuing, to make Loans with respect to any item of Product being produced by the Borrower or for which receivables are included in the Borrowing Base and pay the proceeds thereof directly to Persons providing services in connection with the production, delivery and distribution of such Product so as to ensure Completion of such item of Product and/or the collection of Eligible Receivables.

            SECTION 2.3.  NOTES.

            (a) The Loans made by each Lender hereunder shall be evidenced by a single promissory note substantially in the form of Exhibit A hereto (each a "NOTE" and collectively the "NOTES") in the face amount of each such Lender's Commitment, payable to the order of each such Lender, duly executed by the Borrower and dated the Closing Date.

            (b) Each of the Notes shall bear interest on the outstanding principal balance thereof as set forth in Section 2.4 hereof. Each Lender and the Agent on its behalf is hereby authorized by the Borrower, but not obligated, to enter the amount of each Loan and the amount of each payment or prepayment of principal or interest thereon in the appropriate spaces on the reverse of or on an attachment to the Notes; PROVIDED, HOWEVER, that the failure of any Lender or the Agent to set forth such Loans, principal payments or other information shall not in any manner affect the obligations of the Borrower to repay such Loans.

            SECTION 2.4.  INTEREST ON NOTES.

            (a) In the case of a Eurodollar Loan, interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the LIBO Rate plus the Applicable Margin. Interest shall be payable on each Eurodollar Loan on each applicable Interest Payment Date, at maturity and on the date of a conversion of such Eurodollar Loan to an Alternate Base Rate Loan. The Agent shall determine the applicable LIBO Rate for each Interest Period as soon as practicable on the date when such determination is to be made in respect of such Interest Period and shall notify the Borrower and the Lenders of the applicable interest rate so determined. Such determination shall be conclusive absent manifest error.

            (b) In the case of an Alternate Base Rate Loan, interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365/366 days, as the case may be, during such times as the Alternate Base Rate is based upon the Prime Rate, and over a year of 360 days at all other times) equal to the Alternate Base Rate plus the Applicable

Margin. Interest shall be payable on each Alternate Base Rate Loan on each applicable Interest Payment Date, at maturity and on the date of a conversion of such Alternate Base Rate Loan to a Eurodollar Loan.

            (c) Anything in this Credit Agreement or the Notes to the contrary notwithstanding, the interest rate on the Loans shall in no event be in excess of the maximum permitted by Applicable Law.

            SECTION 2.5.  COMMITMENT FEES AND OTHER FEES.

            (a) The Borrower agrees to pay to the Agent for the account of each Lender on the last Business Day of each March, June, September and December in each year (commencing on the last Business Day of June 1996) prior to the Commitment Termination Date and on the Commitment Termination Date, an aggregate fee (the "COMMITMENT FEES") of 1/2 of 1% per annum, computed on the basis of the actual number of days elapsed over a year of 360 days, on the average daily amount by which such Lender's Commitment, as such Commitment may be reduced in accordance with the provisions of this Credit Agreement, exceeds the sum of the principal balance such Lender's outstanding Loans plus its Percentage of L/C Exposure during the preceding period or quarter.

            (b) Such Commitment Fees shall commence to accrue from the Closing Date.

            (c) In addition, the Borrower agrees to pay to each of the Lenders (including the Agent) on the Closing Date a one-time fee in an amount equal to 2% of its Commitment in consideration of such Lender's commitment to participate in the Credit Agreement.

            (d) In addition, the Borrower agrees to pay to the Agent on the Closing Date any and all fees that are then due and payable pursuant to the Fee Letter.

            SECTION 2.6. OPTIONAL AND MANDATORY TERMINATION OR REDUCTION OF COMMITMENTS.

            (a) Upon at least three Business Days' prior written, facsimile or telephonic notice (provided that such telephonic notice is immediately followed by written confirmation) to the Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments. In the case of a partial reduction, each such reduction of the Commitments shall be in a minimum aggregate principal amount of $500,000 or an integral multiple thereof; PROVIDED, HOWEVER, that the Commitments may not be reduced by more than the amount of the then unused Commitments and may not be reduced to an amount less than the aggregate principal amount of the Loans outstanding, PLUS the then current L/C Exposure, PLUS the Special Production Tranche of each Designated Picture PLUS the Completion Reserve. Any partial reduction of the Commitments shall be made among the Lenders in accordance with their respective Percentages.

            (b) Simultaneously with each such termination or reduction of the Commitments, the Borrower shall pay to the Agent for the benefit of each Lender all accrued and unpaid Commitment Fees on the amount of the Commitments so terminated or reduced through the date of such termination or reduction.

            (c)  Any reduction of the Total Commitments pursuant to this Section
2.6 shall be pro rata in accordance with each Lender's Percentage and applied to reduce the Commitment of each Lender.

            SECTION 2.7.  DEFAULT INTEREST; ALTERNATE RATE OF INTEREST.

            (a) If the Borrower shall default in the payment of the principal of, or interest on any Loan becoming due hereunder, whether at stated maturity, by acceleration or otherwise, or the payment of any other amount becoming due hereunder after written notification from the Agent to the Borrower of such amount, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on all Loans and overdue amounts outstanding up to the date of actual payment of such defaulted amount (after as well as before judgment) (i) for the remainder of the then current Interest Period for each Eurodollar Loan, at 2% in excess of the rate then in effect for Eurodollar Loans and (ii) for all periods subsequent to the then current Interest Period for each Eurodollar Loan, for all Alternate Base Rate Loans and for all other overdue amounts hereunder, at 2% in excess of the rate then in effect for Alternate Base Rate Loans.

            (b) In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Loan, (i) the Agent shall have received notice from any Lender of such Lender's determination (which determination, absent manifest error, shall be conclusive) that Dollar deposits in the amount of the principal amount of such Eurodollar Loan are not generally available in the London Interbank Market or that the rate at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to such Lender of making or maintaining the principal amount of such Eurodollar Loan during such Interest Period or (ii) the Agent shall have determined that reasonable means do not exist for ascertaining the applicable LIBO Rate, the Agent shall, as soon as practicable thereafter, give written or facsimile notice of such determination to the Borrower and the Lenders, and any request by the Borrower for a Eurodollar Loan (or conversion to or continuation as a Eurodollar Loan pursuant to Section 2.8 hereof), made after receipt of such notice, shall be deemed a request for an Alternate Base Rate Loan; PROVIDED, HOWEVER, that in the circumstances described in clause (i) above such deemed request shall only apply to the affected Lender's portion thereof. After such notice shall have been given and until the circumstances giving rise to such notice no longer exist, each request (or portion thereof, as the case may be) for a Eurodollar Loan, to the extent such request relates to such affected Lender's portion shall be deemed to be a request for an Alternate Base Rate Loan.

            SECTION 2.8.  CONTINUATION AND CONVERSION OF LOANS.

            The Borrower shall have the right, at any time, (i) to convert any Eurodollar Loan or portion thereof to an Alternate Base Rate Loan or to continue such Eurodollar Loan or a portion thereof for a successive Interest Period, or
(ii) to convert any Alternate Base Rate Loan or a portion thereof to a Eurodollar Loan, subject to the following:

            (a) the Borrower shall give the Agent prior notice of each continuation or conversion hereunder of at least four Business Days for continuation as or conversion to a Eurodollar Loan; such notice shall be irrevocable and to be effective, must be received by the Agent on the day required not later than 1:00 p.m., New York City time;

            (b) no Event of Default or Default shall have occurred and be continuing at the time of any conversion to a Eurodollar Loan or continuation of any such Eurodollar Loan into a subsequent Interest Period;

            (c) no Alternate Base Rate Loan may be converted to a Eurodollar Loan and no Eurodollar Loan may be continued as a Eurodollar Loan if, after such conversion, and after giving effect to any concurrent prepayment of Loans, an aggregate of more than eight separate Eurodollar Loans would be outstanding hereunder with respect to each Lender (for purposes of determining the number of such Loans outstanding, Loans with different Interest Periods shall be counted as different Loans even if made on the same date);

            (d) if fewer than all Loans at the time outstanding shall be continued or converted, such continuation or conversion shall be made pro rata among the Lenders in accordance with the respective Percentage of the principal amount of such Loans held by the Lenders immediately prior to such continuation or conversion;

            (e) the aggregate principal amount of Loans continued as or converted to Eurodollar Loans as part of the same Borrowing, shall be $1,500,000 or such greater amount which is an integral multiple of $100,000;

            (f) accrued interest on the Eurodollar Loans (or portion thereof) being continued or converted shall be paid by the Borrower at the time of continuation or conversion;

            (g) the Interest Period with respect to a new Eurodollar Loan effected by a continuation or conversion shall commence on the date of such continuation or conversion;

            (h) if a Eurodollar Loan is converted to another type of Loan other than on the last day of the Interest Period with respect thereto, the amounts required by Section 2.9(b) shall be paid upon such conversion; and

            (i) each request for a continuation as or conversion to a Eurodollar Loan which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month.

In the event that the Borrower shall not give notice to continue or convert any Eurodollar Loan as provided above, such Loan (unless repaid) shall automatically be converted to an Alternate Base Rate Loan at the expiration of the then current Interest Period. The Agent shall, after it receives notice from the Borrower, promptly give the Lenders notice of any continuation or conversion.

            SECTION 2.9.  PREPAYMENT OF LOANS; REIMBURSEMENT OF LENDERS.

            (a) Subject to the terms of paragraph (b) of this Section 2.9, the Borrower shall have the right at its option at any time and from time to time to prepay (i) any Alternate Base Rate Loan, in whole or in part, upon at least two Business Days' prior written, telephonic (promptly confirmed in writing) or facsimile notice to the Agent, in the principal amount of $500,000 or such greater amount which is an integral multiple of $100,000 or the remaining balance of such Loan if less than $500,000 and (ii) any Eurodollar Loan, in whole or in part, upon at least four Business Days' prior written, telephonic (promptly confirmed in writing) or facsimile notice, in the principal amount of $1,500,000 or such greater amount which is an integral multiple of $100,000. Each notice of prepayment shall specify the prepayment date, each Loan to be prepaid and the principal amount thereof, shall be irrevocable and shall commit the Borrower to prepay such Loan in the amount and on the date stated therein. Such notice shall also specify the expected principal amount of Loans to be outstanding after giving effect to such prepayment. All prepayments under this Section 2.9(a) shall be accompanied by accrued but unpaid interest on the principal amount being prepaid to the date of (but not including) prepayment.

            (b) The Borrower shall reimburse each Lender on demand for any loss incurred or to be incurred by any such Lender in the reemployment of the funds released (i) by any prepayment (for any reason) of any Eurodollar Loan if such Loan is repaid other than on the last day of the Interest Period for such Loan or (ii) in the event that after the Borrower delivers a notice of borrowing under Section 2.2(a) or Section 2.8(a) in respect of Eurodollar Loans, such Loan is not made on the first day of the Interest Period specified in such notice of borrowing for any reason other than (A) a suspension or limitation under Section 2.7(b) of the right of the Borrower to select a Eurodollar Loan or (B) a breach by the Lenders of their obligation to fund such borrowing when they are otherwise required to do so hereunder or (C) it shall be unlawful for any Lender to make or maintain Eurodollar Loans pursuant to Section 2.11. Such loss shall be the amount as reasonably determined by such Lender as the excess, if any, of
(I) the amount of interest which would have accrued to such Lender on the amount so paid or not borrowed, continued or converted at a rate of interest equal to the interest rate applicable to such Loan pursuant to Section 2.4 hereof, for the period from the date of such payment or failure to borrow, continue or convert to the last day (x) in the case of a payment other than on the last day of the Interest Period for such Loan, of the then current Interest Period for such Loan or (y) in the case of such failure to borrow, continue or convert, of the Interest Period for such Loan which would have commenced on the date of such failure to borrow, continue or convert, over (II) the amount realized or to be realized by such Lender in reemploying the funds not advanced or the funds received in prepayment or realized from the Loan not so continued or converted during the period referred to above. Each Lender shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss (and in reasonable detail the manner of computation thereof) as determined by such Lender, which certificates shall be conclusive absent manifest error. The Borrower shall pay such Lender the amounts shown on such certificate within ten days of the Borrower's receipt of such certificate.


            (c) In the event the Borrower fails to prepay any Loan on the date specified in any prepayment notice delivered pursuant to Section 2.9(a), the Borrower shall pay to the Agent for the account of the applicable Lender any amounts required to compensate such Lender for any actual loss incurred by such Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Lender to fulfill deposit obligations incurred in anticipation of such prepayment. Each Lender shall deliver to the Borrower and the Agent from time to time one or more certificates setting forth the amount of such loss (and in reasonable detail the manner of computation thereof) as determined by such Lender, which certificates shall be conclusive absent manifest error. The Borrower shall pay such Lender the amounts shown on such certificate within ten days of the Borrower's receipt of such certificate.

            (d) Simultaneously with the delivery to the Agent of each Borrowing Base Certificate and subject to the provisions of Section 2.15(i), the Borrower shall prepay the Loans to the extent, if any, that either (x) the sum of the Loans outstanding, PLUS the L/C Exposure, PLUS the unused portion of the Special Production Tranche for each Designated Picture, PLUS the Completion Reserve exceeds the lesser of (i) the Borrowing Base as set forth on such Borrowing Base Certificate and (ii) the Total Commitments or (y) the sum of the aggregate amount of al outstanding Loans (other than the Loans drawn under a Special Production Tranche), PLUS the L/C Exposure, PLUS the Completion
Reserve exceeds the Borrowing Base (excluding the Tier 3 Borrowing Base) as set forth on such Borrowing Base Certificate.

            (e) Simultaneously with each termination and/or mandatory or optional reduction of the Total Commitments pursuant to Section 2.6, the Borrower shall pay to the Agent for the benefit of the Lenders the excess of the aggregate outstanding principal amount of the Loans over the reduced Total Commitments, all accrued and unpaid interest thereon and the Commitment Fees on the amount of the Total Commitments so terminated or reduced through the date thereof.

            (f) Subject to the provisions of Section 2.9(g), on the last Business Day of each week (or more frequently if determined by the Agent in its sole discretion) in which the balance of cash receipts which have been transferred into the Concentration Account is in excess of $250,000, the outstanding principal amount of the Loans shall be prepaid in an amount equal to the sum of items on deposit in each such Concentration Account which equals $250,000 or such greater amount which is an integral multiple of $50,000.

            (g) If on any day on which the Loans would otherwise be required to be prepaid but for the operation of this Section 2.9(g) (each a "PREPAYMENT DATE"), the amount of such required prepayment exceeds the then outstanding aggregate principal amount of the Loans which consist of Alternate Base Rate Loans, and no Default or Event of Default is then continuing, then on such Prepayment Date the Agent at the request of the Borrower, shall transfer funds, if any, from a Concentration Account referenced in Section 2.9(f) above into the appropriate Cash

Collateral Account identified by the Borrower in an amount equal to such excess. If the Borrower makes such deposit (i) only the outstanding Alternate Base Rate Loans shall be required to be prepaid on such Prepayment Date, and (ii) on the last day of each Interest Period in effect after such Prepayment Date, the Agent is irrevocably authorized and directed to apply funds from the appropriate Cash Collateral Account (and liquidate investments held in such Cash Collateral Account as necessary) to prepay Eurodollar Loans for which the Interest Period is then ending until the aggregate of such prepayments equals the prepayment which would have been required on such Prepayment Date but for the operation of this Section 2.9(g).

            (h) Unless otherwise designated in writing by the Borrower, all prepayments shall be applied to the applicable principal payment set forth in this Section 2.9, first to that amount of such applicable principal payment then maintained as Alternate Base Rate Loans by the Borrower, and then, subject to the provisions of Section 2.9(g), to that amount of such applicable principal payment maintained as Eurodollar Loans by the Borrower in order of the scheduled expiry of Interest Periods with respect thereto.

            (i) All prepayments shall be accompanied by accrued but unpaid interest on the principal amount being prepaid to the date of prepayment.

            SECTION 2.10.  CHANGE IN CIRCUMSTANCES.

            (a) In the event that after the Initial Date any change in Applicable Law or in the official interpretation or administration thereof (including, without limitation, any request, guideline or policy not having the force of law) by any authority charged with the administration or interpretation thereof or, with respect to clause (ii), (iii) or (iv) below any change in conditions, shall occur which shall:

                    (i) subject any Lender to, or increase the net amount of, any tax, levy, impost, duty, charge, fee, deduction or withholding with respect to any Eurodollar Loan (other than withholding tax imposed by the United States of America or any political subdivision or taxing authority thereof or any other tax, levy, impost, duty, charge, fee, deduction or withholding (A) that is measured with respect to the overall net income of such Lender or of a Lending Office of such Lender, and that is imposed by the United States of America, or by the jurisdiction in which such Lender or Lending Office is incorporated, in which such Lending Office is located, managed or controlled or in which such Lender has its principal office (or any political subdivision or taxing authority thereof or therein), or (B) that is imposed solely by reason of any Lender failing to make a declaration of, or otherwise to establish, non-residence, or to make any other claim for exemption, or otherwise to comply with any certification, identification, information, documentation or reporting requirements prescribed under the laws of the relevant jurisdiction, in those cases where a Lender may properly make such declaration or claim or so establish non-residence or otherwise comply); or

                   (ii) change the basis of taxation of any payment to any Lender of principal or any interest on any Eurodollar Loan or other fees and amounts payable to any Lender hereunder, or any combination of the foregoing; other than withholding tax imposed by the United States of America or any political subdivision or taxing authority thereof or any other tax, levy, impost, duty, charge, fee, deduction or withholding that is measured with respect to the overall net income of such Lender or of a Lending Office of such Lender, and that is imposed by the United States of America, or by the jurisdiction in which such Lender or Lending Office is incorporated, in which such Lending Office is located, managed or controlled or in which such Lender has its principal office (or any political subdivision or taxing authority thereof or therein); or

                  (iii) impose, modify or deem applicable any reserve, deposit or similar requirement against any assets held by, deposits with or for the account of or loans or commitments by an office of such Lender with respect to any Eurodollar Loan; or

                   (iv) impose upon such Lender or the London Interbank Market any other condition with respect to the Eurodollar Loans or this Credit Agreement;

and the result of any of the foregoing shall be to increase the actual cost to such Lender of making or maintaining any Eurodollar Loan hereunder or to reduce the amount of any payment (whether of principal, interest or otherwise) received or receivable by such Lender in connection with any Eurodollar Loan hereunder, or to require such Lender to make any payment in connection with any Eurodollar Loan hereunder, in each case by or in an amount which such Lender in its sole judgment shall deem material, then and in each case the Borrower shall pay to the Agent for the account of such Lender, as provided in paragraph (c) below, such amounts as shall be necessary to compensate such Lender for such cost, reduction or payment.

            (b) If at any time and from time to time after the Initial Date any Lender shall have determined that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or adoption after the Initial Date of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any Lending Office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Credit Agreement or the Loans made or Letters of Credit issued or participated in by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered with respect to Loans made by such Lender hereunder.

            (c) Each Lender shall deliver to the Borrower and the Agent from time to time, one or more certificates setting forth the amounts due to such Lender under paragraphs (a) and (b) above, the changes as a result of which such amounts are due, the manner of computing such amounts and the manner of computing the amounts allocable to Loans hereunder pursuant to paragraphs (a) and (b) above. Each such certificate shall be conclusive in the absence of manifest error. The Borrower shall pay to the Agent for the account of each such Lender the amounts shown as due on any such certificate within ten Business Days after its receipt of the same. No failure on the part of any Lender to demand compensation under paragraph (a) or (b) above on any one occasion shall constitute a waiver of its rights to demand compensation on any other occasion. The protection of this Section 2.10(c) shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Lender for compensation thereunder.

            (d) Each Lender agrees that, as promptly as practicable, after it becomes aware of the occurrence of an event or the existence of a condition that (i) would cause it to incur any increased cost hereunder or render it unable to perform its agreements hereunder for the reasons specifically set forth in Section 2.7(b) or this Section 2.10 or Section
2.13 or Section 2.15(g) or (ii) would require the Borrower to pay an increased amount under Section 2.7(b) or this Section 2.10 or Section 2.13 or Section 2.15(g), it will use reasonable efforts to notify the Borrower of such event or condition and, to the extent not inconsistent with such Lender's internal policies, will use its reasonable efforts to make, fund or maintain the affected Loans of such Lender, or, if applicable, to participate in Letters of Credit as required under Section 2.15, through another Lending Office of such Lender if as a result thereof the additional monies which would otherwise be required to be paid or the reduction of amounts receivable by such Lender thereunder in respect of such Loans would be materially reduced, or such inability to perform would cease to exist, or the increased costs which would otherwise be required to be paid in respect of such Loans pursuant to Section 2.7(b) or this Section 2.10 or
Section 2.13 or Section 2.15(g) would be materially reduced or the taxes or other amounts otherwise payable under Section 2.7(b) or this Section 2.10 or
Section 2.13 or Section 2.15(g) would be materially reduced, and if, as determined by such Lender, in its discretion, the making, funding or maintaining of such Loans through such other Lending Office would not otherwise materially adversely affect such Loans or such Lender.

            (e) In the event any Lender shall have delivered to the Borrower a notice that (i) amounts are due to such Lender pursuant to this Section 2.10,
Section 2.13 or Section 2.15, (ii) any one or more Lenders have determined pursuant to Section 2.11 that it may not make or maintain Eurodollar Loans at such time or (iii) any of the events designated in paragraph (d) hereof have occurred, the Borrower may (but subject in any such case to the payments required by Section 2.9(b) and (c) and Section 2.13(e)), provided that there shall exist no Default or Event of Default, upon at least five Business Days' prior written or telecopier notice to such Lender and the Agent, but not more than 30 days after receipt of notice from such Lender, identify to the Agent an Eligible Assignee reasonably acceptable to the Agent which will purchase the Commitment of such Lender, the amount of outstanding Loans and any participations in Letters of Credit from such Lender providing such notice and such Lender shall thereupon assign its Commitment, any Loans owing to such Lender and any participations in Letters of Credit and the Note held by such Lender to such replacement Eligible Assignee pursuant to Section 13.3 (it being understood that any such replacement shall not release such replaced Lenders from any liabilities to the Borrower for any breach by such Lender of any of its obligations hereunder nor shall any such replacement impair in any manner any rights or remedies the Borrower may have against such Lender for any such breach). Such notice shall specify an effective date for such assignment and at the time thereof, the Borrower shall pay all accrued interest, Commitment Fees and all other amounts (including without limitation all amounts payable under this Section 2.10) owing hereunder to such Lender as at such effective date for such assignment.

            SECTION 2.11.  CHANGE IN LEGALITY.

            (a) Notwithstanding anything to the contrary contained elsewhere in this Credit Agreement, if any change after the date hereof in Applicable Law, guideline or order, or in the interpretation thereof by any Governmental Authority charged with the administration thereof, shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to a Eurodollar Loan, then, by written notice to the Borrower and the Agent, such Lender may (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder and/or
(ii) require that, subject to Section 2.9(b), all outstanding Eurodollar Loans made by it be converted to Alternate Base Rate Loans, whereupon all of such Eurodollar Loans shall automatically be converted to Alternate Base Rate Loans, as of the effective date of such notice as provided in paragraph (b) below.
Such Lender's pro rata portion of any subsequent Eurodollar Loan shall, instead, be an Alternate Base Rate Loan unless such declaration is subsequently withdrawn.

            (b)  A notice to the Borrower by any Lender pursuant to paragraph
(a) above shall be effective for purposes of clause (ii) thereof, if lawful, on the last day of the current Interest Period for each outstanding Eurodollar Loan; and in all other cases, on the date of receipt of such notice by the Borrower.

            SECTION 2.12.  MANNER OF PAYMENTS.

            All payments of principal and interest by the Borrower in respect of any Loans to it shall be pro rata among the Lenders holding such Loans in accordance with the then outstanding principal amounts of such Loans held by them and all Borrowings of any Loans by the Borrower hereunder shall be made pro rata among the Lenders in accordance with their Commitments. All payments by the Borrower hereunder and under the Notes shall be made in Dollars in Federal or other immediately available funds at the office of Chemical Bank, Agent Bank Services Department, 140 East 45th St., 29th Floor, New York, NY 10017,
Attention: Gloria Javier for credit to the Chemical Clearing Account no later than 1:00 p.m., New York City time, on the date on which such payment shall be due. Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid or converted to a Loan of a different type.

            SECTION 2.13.  UNITED STATES WITHHOLDING.

            (a) Prior to the date of the initial Loans hereunder, and prior to the effective date set forth in the Assignment and Acceptance with respect to any Lender becoming a Lender after the date hereof, and from time to time thereafter if requested by the Borrower or the Agent or required because, as a result of a change in law or a change in circumstances or otherwise, a previously delivered form or statement becomes incomplete or incorrect in any material respect, each Lender organized under the laws of a jurisdiction outside the United States shall provide, if applicable, the Agent and the Borrower with complete, accurate and duly executed forms or other statements prescribed by the Internal Revenue Service of the United States certifying such Lender's exemption from, or entitlement to a reduced rate of, United States withholding taxes (including backup withholding taxes) with respect to all payments to be made to such Lender hereunder and under the Notes.

            (b) The Borrower and the Agent shall be entitled to deduct and withhold any and all present or future taxes or withholdings, and all liabilities with respect thereto, from payments hereunder or under the Notes, if and to the extent that the Borrower or the Agent in good faith determines that such deduction or withholding is required by the law of the United States, including, without limitation, any applicable treaty of the United States. In the event that the Borrower or the Agent shall so determine that deduction or withholding of taxes is required, it shall advise the affected Lender as to the basis of such determination prior to actually deducting and withholding such taxes. In the event the Borrower or the Agent shall so deduct or withhold taxes from amounts payable hereunder, it (i) shall pay to or deposit with the appropriate taxing authority in a timely manner the full amount of taxes it has deducted or withheld; (ii) shall provide evidence of payment of such taxes to, or the deposit thereof with, the appropriate taxing authority and a statement setting forth the amount of taxes deducted or withheld, the applicable rate, and any other information or documentation reasonably requested by the Lenders from whom the taxes were deducted or withheld; and (iii) shall forward to such Lenders any official tax receipts or other documentation with respect to the payment or deposit of the deducted or withheld taxes as may be issued from time to time by the appropriate taxing authority. Unless the Borrower and the Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under the Notes are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Agent may withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States.

            (c) Each Lender agrees (i) that as between it and the Borrower or the Agent, such Lender shall be the Person to deduct and withhold taxes, and to the extent required by law it shall deduct and withhold taxes, on amounts that such Lender may remit to any other Person(s) by reason of any undisclosed transfer or assignment of an interest in this Credit Agreement to such other Person(s) pursuant to Section 13.3(g) and (ii) to indemnify the Borrower and the Agent and any officers, directors, agents, or employees of the Borrower or the Agent against and to hold them harmless from any tax, interest, additions to tax, penalties, reasonable counsel and accountants' fees, disbursements or payments arising from the assertion by any appropriate taxing authority of any claim against them relating to a failure to withhold taxes as required by law with respect to amounts described in clause (i) of this paragraph (c) or arising from the reliance by the Borrower or the Agent on any form or other document furnished by such Lender and purporting to establish a basis for not withholding, or for withholding at a reduced rate, taxes with respect to payments hereunder.

            (d) Each assignee of a Lender's interest in this Credit Agreement in conformity with Section 13.3 shall be bound by this Section 2.13, so that such assignee will have all of the obligations and provide all of the forms and statements and all indemnities, representations and warranties required to be given under this Section 2.13.

            (e) Notwithstanding the foregoing, in the event that any additional withholding taxes shall become payable solely as a result of any change in any statute, treaty, ruling, determination or regulation occurring after the Initial Date in respect of any sum payable hereunder or under any other Fundamental Document to any Lender or the Agent (i) the sum payable by the Borrower shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such withholding deductions been made,
(ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law.

            (f) In the event that a Lender receives a refund of or credit for taxes withheld or paid pursuant to clause (e) of this Section 2.13, which credit or refund is identifiable by such Lender as being a result of taxes withheld in connection with sums payable hereunder or under any other Fundamental Document, such Lender shall promptly notify the Agent and the Borrower and shall remit to the Borrower the amount of such refund or credit allocable to payments made hereunder or under the other Fundamental Documents.

            (g) Each Lender agrees that, as promptly as practicable after it becomes aware of the occurrence of an event that would cause the Borrower to pay any amount pursuant to clause (e) of this Section 2.13, it will use reasonable efforts to notify the Borrower of such event and, to the extent not inconsistent with such Lender's internal policies, will use its reasonable efforts to make, fund or maintain the affected Loans of such Lender through another Lending Office of such Lender if as a result thereof the additional monies which would otherwise be required to be paid by reason of Section 2.13(e) in respect of such Loans would be materially reduced, and if, as determined by such Lender, in its discretion, the making, funding or maintaining of such Loans through such other Lending Office would not otherwise materially adversely affect such Loans or such Lender.

            SECTION 2.14.  INTEREST ADJUSTMENTS.

            If the provisions of this Credit Agreement or any Note would at any time require payment by the Borrower to a Lender of any amount of interest in excess of the maximum amount then permitted by the law applicable to any Loan, the interest payments to that Lender shall be reduced to the extent necessary so that such Lender shall not receive interest in excess of such maximum amount. If, as a result of the foregoing, a Lender shall receive interest payments hereunder or under a Note in an amount less than the amount otherwise provided hereunder, such deficit (hereinafter called the "INTEREST DEFICIT") will, to the fullest extent permitted by Applicable Law, cumulate and will be carried forward (without interest) until the termination of this Credit Agreement. Interest otherwise payable to a Lender hereunder and under a Note for any subsequent period shall be increased by the maximum amount of the Interest Deficit that may be so added without causing such Lender to receive interest in excess of the maximum amount then permitted by the law applicable to the Loans.

            The amount of any Interest Deficit relating to a particular Loan and Note shall be treated as a prepayment penalty and shall, to the fullest extent permitted by Applicable Law, be paid in full at the time of any optional prepayment by the Borrower to the Lenders of all the Loans at that time outstanding pursuant to Section 2.9(a) hereof. The amount of any Interest Deficit relating to a particular Loan and Note at the time of any complete payment of the Loans at that time outstanding (other than an optional prepayment thereof pursuant to Section 2.9(a) hereof) shall be cancelled and not paid.

            SECTION 2.15.  LETTERS OF CREDIT.

            (a) (i) Subject to the terms and conditions hereof and of Applicable Law, the Fronting Bank agrees to issue Letters of Credit payable in Dollars from time to time after the Closing

Date and prior to the Commitment Termination Date upon the request of the Borrower, PROVIDED, HOWEVER, that (A) the Borrower shall not request that any Letter of Credit be issued if, after giving effect thereto, the sum of the then current L/C Exposure, PLUS the aggregate Loans then outstanding, PLUS the Special Production Tranche for each Designated Picture, PLUS the Completion Reserve would exceed the lesser of the then current amount of the Borrowing Base or the Total Commitments and (B) in no event shall the Fronting Bank issue any Letter of Credit having an expiration date after the Commitment Termination Date.

            (ii) Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Fronting Bank a participation in such Letter of Credit in accordance with such Lender's Percentage.

            (iii) Each Letter of Credit may, at the option of the Fronting Bank, provide that the Fronting Bank may (but shall not be required to) pay all or any part of the maximum amount which may at any time be available for drawing thereunder to the beneficiary thereof upon the occurrence and continuation of an Event of Default and the acceleration of the maturity of the Loans, provided that, if payment is not then due to the beneficiary, the Fronting Bank shall deposit the funds in question in a segregated account with the Fronting Bank to secure payment to the beneficiary and any funds so deposited shall be paid to the beneficiary of the Letter of Credit if conditions to such payment are satisfied or returned to the Fronting Bank for distribution to the Lenders (or, if all Obligations shall have been paid in full in cash, to the Borrower) if no payment to the beneficiary has been made and the final date available for drawings under the Letter of Credit has passed. Each payment or deposit of funds by the Fronting Bank as provided in this paragraph shall be treated for all purposes of this Credit Agreement as a drawing duly honored by the Fronting Bank under the related Letter of Credit.

            (b) Whenever the Borrower desires the issuance of a Letter of Credit, it shall deliver to the Fronting Bank a written notice no later than 1:00 p.m., New York City time, at least five Business Days prior to the proposed date of issuance. Such notice shall specify (i) the proposed date of issuance (which shall be a Business Day), (ii) the face amount of the Letter of Credit,
(iii) the expiration date of the Letter of Credit and (iv) the name and address of the beneficiary. Such notice shall be accompanied by a brief description of the underlying transaction and upon request of the Fronting Bank, the Borrower shall provide additional details regarding the underlying transaction. Concurrently with the giving of written notice of a request for the issuance of a Letter of Credit, the Borrower shall specify a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit which, if presented by such beneficiary prior to the expiration date of the Letter of Credit, would require the Fronting Bank to make payment under the Letter of Credit; PROVIDED, HOWEVER, that the Fronting Bank, in its reasonable discretion, may require customary changes in any such documents and certificates. Promptly after receipt of such notice, the Agent shall notify each Lender of the issuance and the amount of each such Lender's respective participation therein.

            (c) The payment of drafts under any Letter of Credit shall be made in accordance with the terms of such Letter of Credit and the Uniform Customs and Practice for documentary Credits of the International Chamber of Commerce, as adopted or amended from time to time. The Fronting Bank shall be entitled to honor any drafts and accept any documents presented to it by the beneficiary of such Letter of Credit in accordance with the terms of such Letter of Credit and believed by the Fronting Bank in good faith to be genuine. The Fronting Bank shall not have any duty to inquire as to the accuracy or authenticity of any draft or other drawing documents which may be presented to it, but shall be responsible only to determine in accordance with customary commercial practices that the documents which are required to be presented before payment or acceptance of a draft under any Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit.

            (d) If the Fronting Bank shall make payment on any draft presented under a Letter of Credit (regardless of whether a Default or Event of Default or acceleration has occurred), the Fronting Bank shall give notice of such payment to the Lenders and each Lender hereby authorizes and requests the Fronting Bank to advance for its account pursuant to the terms hereof its share of such payment based upon its participation in the Letter of Credit and agrees promptly to reimburse the Fronting Bank in immediately available funds for the Dollar equivalent of the amount so advanced on its behalf. If such reimbursement is not made by any Lender in immediately available funds on the same day on which the Fronting Bank shall have made payment on any such draft, such Lender shall pay interest thereof to the Fronting Bank at a rate per annum equal to the Fronting Bank's cost of obtaining overnight funds in the New York Federal Funds Market. In the case of any draft presented under a Letter of Credit which is required to be paid at any time on or before the Commitment Termination Date, such payment of the unreimbursed draft shall constitute an Alternate Base Rate Loan hereunder and interest shall accrue from the date the Fronting Bank makes payment of a draft under the Letter of Credit.

            (e) If any draft is presented under a Letter of Credit, payment of which is required to be made after the Commitment Termination Date (it being understood that no Letter of Credit shall be issued which would expire after June 25, 1999), then the Borrower will, upon demand by the Fronting Bank, pay to the Fronting Bank, in immediately available funds, the full amount of such draft. If such payment is not made by the Borrower and the Fronting Bank shall make payment on any draft presented under a Letter of Credit, the Fronting Bank shall give notice of such payment to the Lenders and each Lender hereby authorizes and requests the Fronting Bank to advance for its account pursuant to the terms thereof its share of such payment based upon its participation in the Letter of Credit and agrees promptly to reimburse the Fronting Bank in immediately available funds for the Dollar equivalent of the amount so advanced on its behalf. If such reimbursement is not made by any Lender in immediately available funds on the same day on which the Fronting Bank shall have made payment on any such draft, such Lender shall pay interest thereon to the Fronting Bank at a rate per annum equal to the Fronting Bank's cost of obtaining overnight funds in the New York Federal Funds Market. Such payment shall constitute an Alternate Base Rate Loan hereunder and interest shall accrue from the date the Fronting Bank makes payment of a draft under the Letter of Credit at the rate specified in Section 2.7.

            (f) (i) The Borrower agrees to pay the following amount to the Fronting Bank with respect to Letters of Credit issued by it hereunder:

                  (A) with respect to the issuance, amendment, transfer or any other transaction related to each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with the Fronting Bank's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or drawing, as the case may be; and

                  (B) a fronting fee for the period from and including the Closing Date to but excluding the Commitment Termination Date, computed at a rate equal to 1/8 of 1% per annum of the face amount of each Letter of Credit issued, such fee to be due and payable in arrears on and through the last day of each fiscal quarter of the Borrower, prior to the Commitment Termination Date, on the Commitment Termination Date and on the expiration of the last outstanding Letter of Credit.

            (ii) The Borrower agrees to pay to the Agent for distribution to each Lender in respect of their L/C Exposure, such Lender's Pro Rata Share of a commission calculated at a rate per annum equal to the Applicable Margin for Eurodollar Loans

(calculated in the same manner as interest) of the face amount of each Letter of Credit issued. Such commission shall be payable in arrears on and through the last day of each fiscal quarter prior to the Commitment Termination Date and on the later of the Commitment Termination Date and the expiration of the last outstanding Letter of Credit.

            (iii) Promptly upon receipt by the Fronting Bank of any amount described in clause (ii) of this Section 2.15(f), or any amount described in
Section 2.15(e) previously reimbursed to the Fronting Bank by the Lenders, the Fronting Bank shall distribute to each Lender its Pro Rata Share of such amount. Amounts payable under clauses (i)(A) and (i)(B) of this Section 2.15(f) shall be paid directly to the Fronting Bank and shall be for its exclusive use.

            (g) If by reason of (i) any change in Applicable Law after the Initial Date, or in the interpretation or administration thereof (including, without limitation, any request, guideline or policy not having the force of law) by any Governmental Authority charged with the administration or interpretation thereof, or (ii) compliance by the Fronting Bank or any Lender with any direction, request or requirement (whether or not having the force of law) issued after the Initial Date by any Governmental Authority or monetary authority (including any change whether or not proposed or published prior to the Initial Date), including, without limitation, any modifications to Regulation D occurring after the Initial Date:

                  (A) the Fronting Bank or any Lender shall be subject to any tax, levy, duty, fee, charge, deduction or withholding with respect to any Letter of Credit (other than withholding tax imposed by the United States of America or any other tax, levy, impost, duty, charge, fee, deduction or withholding (I) that is measured with respect to the overall net income of the Fronting Bank or such Lender or of a Lending Office of the Fronting Bank or such Lender, and that is imposed by the United States of America, or by the jurisdiction in which the Fronting Bank or such Lender is incorporated, or in which such Lending Office is located, managed or controlled or in which the Fronting Bank or such Lender has its principal office (or any political subdivision or taxing authority thereof or therein) or (II) that is imposed solely by reason of the Fronting Bank or such Lender failing to make a declaration of, or otherwise to establish, non-residence or to make any other claim for exemption, or otherwise to comply with any certification, identification, information, documentation or reporting requirements prescribed under the laws of the relevant jurisdiction, in those cases where the Fronting Bank or such Lender may properly make such declaration or claim or so establish non-residence or otherwise comply);

                  (B) the basis of taxation of any fee or amount payable hereunder with respect to any Letter of Credit shall be changed (except as limited in clause (A) above);

                  (C) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Letter of Credit issued by the Fronting Bank or participations therein purchased by any Lender; or

                  (D) there shall be imposed on the Fronting Bank or any Lender any other condition regarding this Section 2.15, any Letter of Credit or any participation therein;

and the result of the foregoing is to increase the actual cost to the Fronting Bank or any Lender of issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or to reduce the amount receivable in respect thereof by the Fronting Bank or any Lender, in each case by or in an amount which the Fronting Bank or any Lender shall reasonably deem material, then and in any such case the Fronting Bank or such Lender may, at any time, notify the Borrower, and the Borrower shall pay on demand such amounts as the Fronting Bank or such Lender may specify to be necessary to compensate the Fronting Bank or such Lender for such additional cost or reduced receipt.
Section 2.10(b), (c), (d) and Section 2.11 shall in all instances apply to the Fronting Bank and any Lender with respect to Letters of Credit issued hereunder. The determination by the Fronting Bank or any Lender, as the case may be, of any amount due pursuant to this Section 2.15 as set forth in a certificate setting forth the calculation thereof in reasonable detail shall, in the absence of manifest error, be final, conclusive and binding on all of the parties hereto.

            (h) If at any time when an Event of Default shall have occurred and be continuing, any Letters of Credit shall remain outstanding, then the Required Lenders or the Fronting Bank may, at their option, require the Borrower to deliver to the Fronting Bank Cash Equivalents in an amount equal to the full amount of the L/C Exposure or to furnish other security acceptable to the Fronting Bank. Any amounts so delivered pursuant to the preceding sentence shall be applied to reimburse the Fronting Bank for the amount of any drawings honored under Letters of Credit; PROVIDED, HOWEVER, that if prior to the Commitment Termination Date, no Event of Default is then continuing, the Fronting Bank shall return all of such collateral relating to such deposit to the Borrower if requested by it.

            (i) If at any time that any Letter of Credit is outstanding, the L/C Exposure, PLUS Loans outstanding, PLUS the Special Production Tranche for each Designated Picture, PLUS the Completion Reserve exceeds the Borrowing Base, then the Required Lenders or the Fronting Bank may, at their option, require (x) a prepayment of the Loans in accordance with Section 2.9(d) or (y) the Borrower to deliver Cash Equivalents to the Fronting Bank in an amount sufficient to eliminate such excess or to furnish other security for such excess acceptable to the Fronting Bank. Any amounts so delivered pursuant to the preceding sentence shall be applied to reimburse the Fronting Bank for the amount of any drawings honored under Letters of Credit; PROVIDED, HOWEVER, that if subsequent to any such deposit such excess is reduced to an amount less than the amount of such deposited amounts and no Default or Event of Default is then continuing, the Borrower shall be entitled to receive such excess collateral if requested by it.

            (j) Notwithstanding the termination of the Commitments and the payment of the Loans, the obligations of the Borrower under this Section 2.15 shall remain in full force and effect until the Fronting Bank and the Lenders shall have been irrevocably released from their obligations with regard to any and all Letters of Credit.

            (k) This Section 2.15 shall not be amended without the written consent of the Fronting Bank and the Agent.

            SECTION 2.16.  PROVISIONS RELATING TO THE BORROWING BASE.

            (a) The Agent may (and at the direction of the Required Lenders shall) from time to time by written notice to the Borrower (which notice shall be prospective only, i.e., to the extent that giving effect to such notice would otherwise result in a mandatory prepayment by the Borrower under Section 2.9, such notice shall not be given effect for purposes of such mandatory prepayment but shall nevertheless be effective for all other purposes under this Credit Agreement immediately upon the Borrower's receipt of such notice) delete any Person from the initial Schedule of Approved Account Debtors or move a Person to a category of Approved Account Debtor having a lower advance rate, in each case as the Agent or the Required Lenders, acting in good faith, may in its or their discretion deem appropriate or (ii) the Required Lenders may add, by written notice to the Borrower, a Person to the list of Approved Account Debtors or move an Approved Account Debtor to a category having a higher advance rate in each case as they may in their discretion deem appropriate.

            (b) In the event the Agent notifies the Borrower that a Person or Affiliated Group is to be deleted as an Approved

Account Debtor in accordance with Section 2.16(a), no additional Eligible Receivables from such Person or Affiliated Group may be included in the Borrowing Base subsequent to such notice unless the Agent thereafter notifies the Borrower that such Person or Affiliated Group is reinstated as an Approved Account Debtor in accordance with Section 2.16(a). In the event the Agent notifies the Borrower that the Allowable Amount with respect to an Approved Account Debtor is to be reduced in accordance with Section 2.16(a), no additional Eligible Receivables from such Approved Account Debtor may be included in the Borrowing Base subsequent to such notice if such inclusion would result in the aggregate amount of Eligible Receivables from such Approved Account Debtor being in excess of the Allowable Amount after giving effect to such reduction unless the Agent thereafter notifies the Borrower that the Allowable Amount may be increased in accordance with Section 2.16(a). Notwithstanding the foregoing, (i) if a Person or Affiliated Group is deleted as an Approved Account Debtor or the Agent notifies the Borrower that the Allowable Amount with respect to an Approved Account Debtor is to be reduced more than 30 days after the Closing Date, even if such Person or Affiliated Group is deleted as an Approved Account Debtor or the Allowable Amount set forth in Schedule 2 hereto with respect to an Approved Account Debtor has been reduced, an item that was included as an Eligible Receivable on the most recent Borrowing Base Certificate received by the Agent prior to any such deletion or reduction, may continue to be included as an Eligible Receivable in any subsequent Borrowing Base Certificate and (ii) if, within 30 days after the Closing Date, a Person or Affiliated Group is deleted as an Approved Account Debtor or the Agent notifies the Borrower that the Allowable Amount with respect to an Approved Account Debtor is to be reduced, all Eligible Receivables from such deleted Person or Affiliated Group and the amount of Eligible Receivables from such Approved Account Debtor in excess of the Allowable Amount after giving effect to such reduction shall be immediately excluded from the Borrowing Base.

            (c) With respect to such items of Product as described in Section 5.25, no Eligible Receivables may be included in the Borrowing Base unless the Borrower is in compliance with Section 5.25.

            (d) Such portion of the Borrowing Base qualifying under Tier 3 Borrowing Base may only be used to support Loans made under a Special Production Tranche.

            (e) The Borrowing Base credit attributable to any single obligor may not exceed 25% of the total Borrowing Base.

3.  REPRESENTATIONS AND WARRANTIES OF CREDIT PARTIES

            In order to induce the Lenders to enter into this Credit Agreement and to make the Loans and purchase participations in the Letters of Credit provided for herein, the Credit Parties, jointly and severally, make the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Credit Agreement, the issuance of the Notes, the making of the Loans and the issuance of the Letters of Credit:

            SECTION 3.1.  CORPORATE EXISTENCE AND POWER.

            Each of the Credit Parties (other than KLC/New City) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is in good standing as a foreign corporation in all jurisdictions where the nature of its properties or business so requires and where the failure to be in good standing as a foreign corporation would render an Eligible Receivable unenforceable or would give rise to a material liability of any Credit Party. KLC/New City is a duly organized and existing general partnership under the laws of the State of California.
Each of the Credit Parties has the corporate power or partnership power, as the case may be, and authority to own its respective properties and carry on its respective businesses as now being conducted, to execute, deliver and perform, as applicable, its obligations under this Credit Agreement, the Notes and the other Fundamental Documents and other documents contemplated hereby to which it is or will be a party as provided herein and to grant to the Agent, for the benefit of the Lenders, a security interest in the Collateral as contemplated by
Article 8 hereof and in the Pledged Securities as contemplated by Article 10 hereof and guaranty the Obligations as contemplated by Article 9 hereof.

            SECTION 3.2.  CORPORATE AUTHORITY AND NO VIOLATION.

            (a) The execution, delivery and performance of this Credit Agreement and the other Fundamental Documents to which it is a party, by each Credit Party and, in the case of the Borrower, the borrowings hereunder and the execution and delivery of the Notes and, in the case of each Credit Party, the grant to the Agent for the benefit of the Lenders of the security interest in the Collateral and the Pledged Securities as contemplated herein and in the other Fundamental Documents and, in the case of each Credit Party, the guaranty of the Obligations as contemplated in Article 9 hereof (i) have been duly authorized by all necessary corporate action or partnership action, as the case may be, on the part of each such Credit Party, (ii) will not constitute a violation by any Credit Party of any provision of Applicable Law in any material respect, any order of any court or other agency of the United States or any state thereof applicable to any of the Credit Parties or any of their respective properties or assets,
(iii) will not violate any provision of the Certificate of Incorporation or By-Laws or joint venture agreement, as the case may be, of any of the Credit Parties, or any material provision of any Distribution Agreement, Licensing Agreement, indenture, agreement, bond, note or other similar instrument to which any of the Credit Parties is a party or by which any of the Credit Parties or their respective properties or assets are bound, (iv) will not be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under or create any right to terminate any such Distribution Agreement, Licensing Agreement, indenture, agreement, bond, note or other instrument, and (v) will not result in the creation or imposition of any Lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of any of the Credit Parties other than pursuant to this Credit Agreement or the other Fundamental Documents to which it is a party.

            (b) Except as set forth on Schedule 3.2, there are no restrictions on the transfer of any of the Pledged Securities other than as a result of this Credit Agreement or applicable securities laws and the regulations promulgated thereunder.

            SECTION 3.3.  GOVERNMENTAL APPROVAL.

            All authorizations, approvals, registrations or filings with any governmental or public regulatory body or authority of the United States or any state thereof (other than UCC financing statements, the Copyright Security Agreement, and the Trademark Security Agreement which have been delivered to the Agent prior to the making of the initial Loan hereunder, in form suitable for recording or filing with the appropriate filing office) required for the execution, delivery and performance by any Credit Party of this Credit Agreement and the other Fundamental Documents to which it is a party, and the execution and delivery by the Borrower of the Notes, have been duly obtained or made, or duly applied for and are in full force and effect, and if any such further authorizations, approvals, registrations or filings should hereafter become necessary, the Credit Parties will use their best efforts to obtain or make all such authorizations, approvals, registrations or filings.

            SECTION 3.4.  BINDING AGREEMENTS.

            This Credit Agreement and the other Fundamental Documents when executed will constitute the legal, valid and binding obligations of the respective Credit Parties, enforceable in accordance with their respective terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

            SECTION 3.5.  FINANCIAL STATEMENTS.

            (i) The audited Consolidated balance sheets of the Borrower at September 30, 1995, (ii) the unaudited Consolidated balance sheet of the Borrower at December 31, 1995, and (iii) the unaudited Consolidated balance sheet of the Borrower at March 31, 1996, together with the related statements of cash flows and Stockholders' Equity and the related notes and supplemental information for the audited statements, in the forms which have previously been provided to the Lenders, have been prepared in accordance with GAAP, except as otherwise indicated in the notes to such financial statements. All of such financial statements fairly present the Consolidated financial condition or the results of operations of the Borrower and its Consolidated Subsidiaries, at the dates or for the periods indicated, subject in the case of unaudited statements to changes resulting from normal year-end and audit adjustments, and (in the case of balance sheets) reflect (including the notes thereto) all known liabilities, contingent or otherwise, as of such dates required in accordance with GAAP to be shown or reserved against, or disclosed in the notes to the financial statements.

            SECTION 3.6.  NO MATERIAL ADVERSE CHANGE.

            (a) There has been no material adverse change with respect to the business, operations, performance, assets, properties or condition (financial or otherwise) of the Credit Parties taken as a whole from March 31, 1996, except for changes due to seasonality that are consistent with the corresponding periods in prior years.

            (b) No Credit Party has entered or is entering into the arrangements contemplated hereby and by the other Fundamental Documents, or intends to make any transfer or incur any obligations hereunder or thereunder, with actual intent to hinder, delay or defraud either present or future creditors. On and as of the Closing Date, on a pro forma basis after giving effect to all Indebtedness (including the Loans) (i) each Credit Party expects the cash available to such Credit Party, after taking into account all other anticipated uses of the cash of such Credit Party (including the payments on or in respect of debt referred to in clause (iii) of this Section 3.6(b)), will be sufficient to satisfy all final judgments for money damages which have been docketed against such Credit Party or which may be rendered against such Credit Party in any action in which such Credit Party is a defendant (taking into account the reasonably anticipated maximum amount of any such judgment and the earliest time at which such judgment might be entered); (ii) the sum of the present fair saleable value of the assets of each Credit Party will exceed the probable liability of such Credit Party on its debts (including its Guaranties);
(iii) no Credit Party will have incurred or intends to, or believes that it will, incur debts beyond its ability to pay such debts as such debts mature (taking into account the timing and amounts of cash to be received by such Credit Party from any source, and of amounts to be payable on or in respect of debts of such Credit Party and the amounts referred to in clause (ii)); and (iv) each Credit Party believes it will have sufficient capital with which to conduct its present and proposed business and the property of such Credit Party does not constitute unreasonably small capital with which to conduct its present or proposed business. For purposes of this Section 3.6, "debt" means any liability on a claim, and "claim" means (y) right to payment whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed (other than those being disputed in good faith), undisputed, legal, equitable, secured or unsecured, or (z) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured.

            SECTION 3.7.  OWNERSHIP OF PLEDGED SECURITIES, ETC.

            (a) Annexed hereto as Schedule 3.7(a) is a correct and complete list as of the date hereof, of each Credit Party (other than KLC/New City) showing, as to each, its name, the jurisdiction of incorporation, its authorized capitalization, the number of shares of its capital stock outstanding and the ownership of the capital stock of each such Credit Party; and

            (b) Except as noted on Schedule 3.7(b), no Credit Party owns any Voting Stock or beneficial interest, directly or indirectly, in any entity other than in the Subsidiaries of the Borrower.

            SECTION 3.8.  COPYRIGHTS, TRADEMARKS AND OTHER RIGHTS.

            (a) On the date hereof, the items of Product listed on Schedule 3.8(a) comprise all of the Product in which any Credit Party has any right, title or interest in or to (either directly or through a joint venture or partnership), and the character of the interests held by the Credit Party are set forth across from the description of such item of Product. As to each item listed on Schedule 3.8(a) hereto the Credit Party holding such interests has duly recorded its interests in the United States Copyright Office and has delivered copies of all such recordation to the Agent. To the best of each Credit Party's knowledge, all items of Product and all component parts thereof do not and will not violate or infringe upon any copyright, right of privacy, trademark, patent, trade name, performing right or any literary, dramatic, musical, artistic, personal, private, several, care, contract or copyright right or any other right of any Person or contain any libelous or slanderous material other than to an

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extent which is either not material or for which coverage is provided in existing insurance policies. To the best of each Credit Party's knowledge, there is no claim, suit, action or proceeding pending or threatened against any Credit Party that involves a claim of infringement of any copyright with respect to any item of Product listed on Schedule 3.8(a) and no Credit Party has knowledge of any existing infringement by any other Person of any copyright held by any Credit Party with respect to any item of Product listed on Schedule 3.8(a).

            (b) Schedule 3.8(b) hereto (i) lists all the trademarks registered by any Credit Party on the date hereof and identifies the Credit Party which registered each such trademark and (ii) specifies as to each, the jurisdictions in which such trademark has been issued or registered (or, if applicable, in which an application for such issuance or registration has been filed), including the respective registration or application numbers and applicable dates of registration or application and (iii) specifies as to each, as applicable, material licenses, sublicenses and other material agreements as of the date hereof (other than any agreements which relate to the exploitation of a item of Product), to which any Credit Party is a party and pursuant to which any Credit Party is authorized to use such trademark. Each trademark set forth on
Schedule 3.8(b) shall be included on Schedule A to the Trademark Security Agreement delivered to the Agent pursuant to Section 4.01.

            SECTION 3.9.  FICTITIOUS NAMES.

            Except as disclosed on Schedule 3.9, none of the Credit Parties are doing business or intend to do business other than under its full corporate name, including, without limitation, under any trade name or other doing business name.

            SECTION 3.10.  TITLE TO PROPERTIES.

            As of the Closing Date, the Credit Parties have good title to each of the properties and assets reflected on the latest balance sheets referred to in Section 3.5 (other than such properties or assets disposed of in the ordinary course of business since the date of such balance sheets) and all such properties and assets are free and clear of Liens, except Permitted Encumbrances.

            SECTION 3.11.  PLACES OF BUSINESS.

            The chief executive office of each Credit Party is, on the Closing Date, as set forth on Schedule 3.11 hereto, which offices in the United States are the places where each Credit Party is "located" for the purpose of the UCC and the Uniform Commercial Code in effect in any State in which any Credit Party is so located. All of the places where each Credit Party keeps

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the records concerning the Collateral on the date hereof or regularly keeps any goods included in the Collateral on the date hereof are also listed on Schedule
3.11 hereto.

            SECTION 3.12.  LITIGATION.

            Except as set forth on Schedule 3.12 hereto, there are no actions, suits or other proceedings at law or in equity by or before any arbitrator or arbitration panel, or any Governmental Authority (including, but not limited to, matters relating to environmental liability) or any investigation by any Governmental Authority of the affairs of or threatened litigation action or other proceedings against or affecting any Credit Party or of any of their respective properties or rights which would have a significant likelihood of materially and adversely affecting (i) the ability of any Credit Party to perform its obligations under the Fundamental Documents to which it is a party,
(ii) the ability of any Credit Party to carry on its business, (iii) the security interests granted to the Agent for the benefit of the Lenders under the Fundamental Documents, (iv) the financial condition or business of the Credit Parties taken as a whole or, (v) the Collateral. No Credit Party is in default with respect to any order, writ, injunction, decree, rule or regulation of any Governmental Authority binding upon such Person, which default would have a material adverse effect upon the financial condition or the business of the Credit Parties taken as a whole.

            SECTION 3.13.  FEDERAL RESERVE REGULATIONS.

            No Credit Party is engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans will be used, directly or indirectly, whether immediately, incidentally or ultimately (i) to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or (ii) for any other purpose, in each case, violative of or inconsistent with any of the provisions of any regulation of the Board of Governors of the Federal Reserve System, including, without limitation, Regulations G, T, U and X thereto.

            SECTION 3.14.  INVESTMENT COMPANY ACT.

            No Credit Party is, or will during the term of this Credit Agreement be, (i) an "investment company", within the meaning of the Investment Company Act of 1940, as amended or (ii) subject to regulation under the Public
Utility Holding Company Act of 1935, the Federal Power Act or any foreign, federal or local statute or any other Applicable Law of the United States of America, any other jurisdiction, in each case limiting its ability to incur indebtedness for money borrowed as contemplated hereby or by any other Fundamental Document.

            SECTION 3.15.  TAXES.

            Each Credit Party has filed or caused to be filed all federal, state, local and foreign tax returns which are required to be filed with any Governmental Authority after giving effect to applicable extensions, and has paid or have caused to be paid all taxes as shown on said returns or on any assessment received by them in writing, to the extent that such taxes have become due, except as permitted by Section 5.15 hereof. No Credit Party knows of any material additional assessments or any basis therefor. The Credit Parties reasonably believe that the charges, accrual and reserves on its books in respect of taxes or other governmental charges are adequate.

            SECTION 3.16.  COMPLIANCE WITH ERISA.

            Each Credit Party is in compliance in all material respects with the provisions of ERISA and the Code applicable to Plans, and the regulations and published interpretations thereunder, if any, which are applicable to it. As of the date hereof, no Credit Party has, with respect to any Plan established or maintained by it, engaged in a prohibited transaction which would subject it to a material tax or penalty on prohibited transactions imposed by ERISA or Section 4975 of the Code. No material liability to the PBGC has been or is expected to be incurred with respect to the Plans (other than for premiums not yet due) and there has been no Reportable Event and no other event or condition that presents a material risk of termination of a Plan by the PBGC. No Credit Party has engaged in a transaction which would result in the incurrence by such Credit Party of any liability under Section 4069 of ERISA. No Credit Party has taken any action and no event has occurred with respect to any Multiemployer Plan which would subject any Credit Party to material liability under either Section 4201 or 4204 of ERISA.

            SECTION 3.17.  AGREEMENTS.

            (a) No Credit Party is in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any agreement or instrument (including the Distribution Agreements and the Licensing Agreements) to which it is a party which would reasonably be expected to result in any material adverse change in the business, properties, assets, operations, or condition (financial or otherwise) of the Credit Parties taken as a whole.

            (b) Schedule 3.17 is a true and complete listing (in form satisfactory to the Agent) as of the date on which this Credit Agreement is executed by the Borrower of (i) all credit agreements, indentures, and other agreements related to any Indebtedness for borrowed money of the Credit Parties,
(ii) all
joint venture agreements to which the Credit Parties are a party (iii) all material Distribution Agreements and the Licensing Agreements to which the Credit Parties are party and (iv) all other contracts and agreements which are material to any Credit Party, including but not limited to, guarantees and employment agreements. The Credit Parties have delivered or made available to the Agent a true and complete copy of each agreement listed on Schedule 3.17, including all exhibits and schedules. For purposes of this Section 3.17, a Distribution Agreement or other contract or agreement shall be deemed "material" if the Credit Parties reasonably expect that prior to the Commitment Termination Date any Credit Party would, pursuant to the terms thereof, (A) recognize net revenues after the payment of third party shares in excess of $500,000 or (B) incur liabilities or obligations (not covered by corresponding revenues) in excess of $500,000.

            SECTION 3.18.  SECURITY INTEREST; OTHER SECURITY.

            (a) This Credit Agreement and the other Fundamental Documents, when executed and delivered and, upon the making of the initial Loan hereunder, will create and grant to the Agent for the benefit of the Lenders (upon (i) the filing of the appropriate UCC-1 financing statements, (ii) the filing of the Copyright Security Agreements with the U.S. Copyright Office, (iii) the filing of the Trademark Security Agreement with the U.S. Patent and Trademark Office and (iv) delivery of the Pledged Securities to the Agent) valid and first priority perfected security interests in the Collateral and the Pledged Securities subject only to Permitted Encumbrances and except as priority may be limited by bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights generally.

            (b) The Keyman Life Insurance is in full force and effect and the Credit Parties know of no defense or offset to the full and timely payment thereon which could be asserted by the insurer issuing such policy if a bona fide claim were to be made.

            (c) The Keyman Life Insurance Assignment constitutes a valid and effective transfer to the Agent for the benefit of the Lenders for security purposes of all right, title and interest of any of the Credit Parties in and to the Keyman Life Insurance.

            SECTION 3.19.  DISCLOSURE.

            Neither this Credit Agreement nor any other Fundamental Document nor any agreement, document, certificate or statement furnished to the Agent for the benefit of the Lenders by any Credit Party in connection with the transactions contemplated hereby, at the time it was furnished or delivered contained any untrue statement of a material fact regarding the Credit Parties or, when taken together with such other agreements, documents, certificates and statements omitted to state a material fact necessary under the circumstances under which it was made in order to make the statements contained herein or therein not misleading. There is no fact known to any Credit Party not constituting general industry conditions or not disclosed in such agreements, documents, certificates and statements which materially and adversely affects, or could reasonably be expected in the future to materially and adversely affect, the business, assets or condition, financial or otherwise of the Credit Parties taken as a whole.

            SECTION 3.20.  DISTRIBUTION RIGHTS.

            Each Credit Party has sufficient right, title and interest in each item of Product to enable it (i) to enter into and perform all of the Distribution Agreements to which it is a party and other agreements generating Eligible Receivables and accounts receivable reflected on the most recent balance sheet delivered to the Lenders pursuant hereto, and (ii) to charge, earn, realize and retain all fees and profits to which such Credit Party is entitled thereunder, and is not in breach of any of its obligations under such agreements, nor does any Credit Party have any knowledge of any breach or anticipated breach by any other parties thereto, which breach in either case either individually or when aggregated with all other such breaches would have a material adverse effect on the Credit Parties taken as a whole.

            SECTION 3.21.  ENVIRONMENTAL LIABILITIES.

            (a) Except as set forth on Schedule 3.21 hereto, no Credit Party has used, stored, treated, transported, manufactured, refined, handled, produced or disposed of any Hazardous Materials on, under, at or from any of their properties or assets owned or leased by a Credit Party, in any manner which at the time of the action in question violated any Environmental Law governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials and to the best of the Credit Parties' knowledge, no prior owner of such property or asset or any tenant, subtenant, prior tenant or prior subtenant thereof has used Hazardous Materials on or affecting such property or asset, or otherwise, in any manner which at the time of the action in question violated any Environmental Law governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials.

            (b) To the best of each Credit Party's knowledge (i) no Credit Party has any obligations or liabilities, known or unknown, matured or not matured, absolute or contingent, assessed or unassessed, which would reasonably be expected to have a materially adverse effect on the business or condition (financial or otherwise) of the Credit Parties taken as a whole and (ii) no claims have been made against any of the Credit Parties during the past five years and no presently outstanding citations or notices have been issued against any of the Credit Parties, which could reasonably be expected to have a materially adverse effect on the business or condition (financial or otherwise) of the Credit Parties taken as a whole which in either case have been or are imposed by reason of or based upon any provision of any Environmental Law, including, without limitation, any such obligations or liabilities relating to or arising out of or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of any Hazardous Materials by any Credit Party, or any of their employees, agents, representatives or predecessors in interest in connection with or in any way arising from or relating to any of the Credit Parties or any of their respective owned or leased properties, or relating to or arising from or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of any such substance, by any other Person at or on or under any of the real properties owned or used by any of the Credit Parties or any other location where such could have a materially adverse effect on the business or condition (financial or otherwise) of the Credit Parties taken as a whole.

            SECTION 3.22.  PLEDGED SECURITIES.

            All of the Pledged Securities are duly authorized, validly issued and fully paid, and are owned and held by the Pledgors, free and clear of any liens, encumbrances, or security interests whatsoever other than those created pursuant to this Credit Agreement or Permitted Encumbrances and there are no restrictions on the transfer of the Pledged Securities other than as a result of this Credit Agreement or applicable securities laws. Except as set forth on
Schedule 3.22, there are no outstanding rights, warrants, options, or agreements to purchase or otherwise acquire any shares of the stock or securities or obligations of any kind convertible into any shares of capital stock, of any shares, of the issuers of the Pledged Securities. The Pledged Securities are owned by the Persons specified on Schedule 3.7(a).

            SECTION 3.23.  COMPLIANCE WITH LAWS.

            No Credit Party is in violation of any Applicable Law except for such violations in the aggregate which would not have a material adverse effect on the business condition (financial or otherwise) of the Credit Parties taken as a whole. The borrowings hereunder, the intended use of the proceeds of the Loans as described in the preamble hereto and as contemplated by

Section 5.23 and any other transactions contemplated hereby will not violate any Applicable Law.

4.  CONDITIONS OF LENDING

            SECTION 4.1. CONDITIONS PRECEDENT TO INITIAL LOANS OR LETTER OF Credit.


            The obligation of each Lender to make its initial Loan or issue and participate in the initial Letter of Credit is subject to the following conditions precedent:

            (a) CORPORATE DOCUMENTS. At the time of the making of the initial Loan, the Agent shall have received, with copies for each of the
Lenders:

                    (i) a copy of each Credit Party's certificate of incorporation or joint venture agreement, certified as of a recent date by the Secretary of State of such Credit Party's jurisdiction of incorporation or organization, as the case may be;

                   (ii) a certificate of such Secretary of State, dated as of a recent date as to the good standing of and payment of taxes by each Credit Party or General Partner of such Credit Party, as the case may be, which lists the charter documents on file in the office of such Secretary of State;

                  (iii) a certificate dated as of a recent date as to the good standing of each Credit Party issued by the Secretary of State of each jurisdiction in which each Credit Party is qualified as a foreign corporation; and

                   (iv) a certificate of the Secretary of each Credit Party or in the case of KLC/New City, a certificate of one of its General Partners, dated the date of the initial Loans and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Credit Party or General Partner of such Credit Party, as the case may be, as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of such Credit Party or General Partner of such Credit Party, as the case may be, authorizing (to the extent applicable) the Borrowings hereunder, the execution, delivery and performance in accordance with their respective terms of this Credit Agreement, the Notes (if any) to be executed by it, and any other documents required or contemplated hereunder or thereunder and that such resolutions have not been amended, rescinded or supplemented and are currently in effect, (C) that the certificate of incorporation of such Credit Party or General Partner of such Credit Party, as the case may be, has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (i) above except to the extent specified in such Secretary's certificate and (D) as to the incumbency and specimen signature of each officer of such Credit Party or General Partner of such Credit Party, as the case may be, executing (as applicable) this Credit Agreement, the Notes or any other document delivered by it in connection herewith or therewith (such certificate to contain a certification by another officer of such Credit Party or General Partner of such Credit Party, as the case may be, as to the incumbency and signature of the officer signing the certificate referred to in this clause (iv)); and (v) such additional supporting documents as the Agent or its counsel or any Lender may reasonably request.


            (b) NOTES. On or before the date of the making of the initial appropriate Loans, the Agent shall have received the Notes executed by the Borrower.

            (c) OPINIONS OF COUNSEL. The Agent shall have received the written opinions dated the date hereof and addressed to the Agent and the Lenders substantially in the form attached hereto as Exhibit B, in form and substance satisfactory to Morgan, Lewis & Bockius LLP, of Kaye, Scholer, Fierman, Hayes & Handler, LLP. and internal legal counsel to the Credit Parties.

            (d)   PROJECTED FINANCIAL INFORMATION.   The Credit Parties shall
have delivered to the Agent forecasted financial statements consisting of balance sheets, cash flow statements, income statements and borrowing base projections together with appropriate supporting details and a statement of the underlying assumptions. Such projected statements shall cover a period commencing on the Closing Date and ending at fiscal year end 1997 and shall have been prepared on a basis consistent with the Borrower's past practices. All of the foregoing shall have been prepared in good faith and shall represent the, good faith opinion of the senior management of the Borrower of the most probable course of its business as of the date of delivery of such projections to the Agent.

            (e) NO MATERIAL ADVERSE CHANGE. No material adverse change shall have occurred with respect to the business, operations, performance, assets, properties, condition (financial or otherwise) or prospects of the Credit Parties taken as a whole from March 31, 1996 except for changes due to seasonality that are consistent with the corresponding periods in prior years.

            (f)  INSURANCE.  The Borrower shall have furnished the Agent with
(i) a summary of all existing insurance coverage, (ii) evidence acceptable to the Agent that the insurance policies required by Section 5.6 have been obtained and are in full force and effect and (iii) Certificates of Insurance with respect to all existing insurance coverage which certificates shall name Chemical Bank, as Agent, as the certificate holder and shall evidence the Borrowers' compliance with Section 5.6(f) with respect to all insurance coverage existing as of the Closing Date.

            (g) BORROWING BASE CERTIFICATE. The Agent shall have received an initial Borrowing Base Certificate substantially in the form of Exhibit C hereto.

            (h) SECURITY AND OTHER DOCUMENTATION. On or prior to the Closing Date, the Agent shall have received fully executed copies of (i) a Pledgeholder Agreement for each item of Product, for which a Credit Party has control over any physical elements thereof as listed on Schedule 3.8(a) hereto; (ii) a Copyright Security Agreement for each item of Product in which a Credit Party has a copyrightable interest (as listed on Schedule 3.8(a) hereto) executed by such Credit Party; (iii) a Trademark Security Agreement for each trademark in which a Credit Party has any interest (as listed on Schedule 3.8(b) hereto) executed by such Credit Party; (iv) a Laboratory Access Letter addressed to each Laboratory where a Credit Party has access rights to any physical elements of Product or; (v) appropriate UCC-1 financing statements relating to the Collateral; and (vi) the Pledged Securities with appropriate undated stock powers executed in blank.

            (i) SECURITY INTERESTS IN COPYRIGHTS AND OTHER COLLATERAL. On or prior to the Closing Date, the Agent shall have received evidence satisfactory to it that each Credit Party has sufficient right, title and interest in and to the Collateral and other assets which it purports to own (including appropriate licenses under copyright), as set forth in its financial statements and in the other documents presented to the Lenders to enable each such Credit Party to perform the Distribution Agreements and Licensing Agreements to which each such Credit Party is a party and as to each Credit Party to grant to the Agent for the benefit of the Lenders the security interests contemplated by the Fundamental Documents, and that all financing statements, copyright filings and other filings under Applicable Law necessary to provide the Agent for the benefit of the Lenders with a first priority perfected security interest in the Pledged Securities, Keyman Life Insurance and Collateral (subject, as to the Collateral, to Permitted Encumbrances) have been filed or delivered to the Agent in satisfactory form for filing.

            (j) PAYMENT OF FEES. All fees and expenses then due and payable by any Credit Party in connection with the transactions contemplated hereby or by the Fee Letter shall have been paid including, but not limited to, fees and expenses due and payable by the Borrower to the Agent and the Lenders.

            (k) CERTIFICATE FROM THE BORROWER. The Agent shall have received a certificate, signed by an Authorized Officer on behalf of the Borrower, confirming that the Borrower has determined that the projected availability of the Loans as determined by the Borrowing Base, together with funds from internally generated sources and other available sources that are acceptable to the Agent, is sufficient to finance the Borrower in a manner compatible with the forecasted financial statements previously delivered to the Lenders.

            (l) LITIGATION. No litigation, inquiry, injunction or restraining order shall be pending, entered or threatened which in the Agent's good faith judgment could reasonably be expected to materially and adversely affect (i) the assets, operations, business or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower and its Subsidiaries to perform their respective Obligations hereunder or (iii) the rights and remedies of the Lenders.

            (m) EXISTING INDEBTEDNESS. Simultaneously with the making of the initial Loans, all Indebtedness of the Borrower under the Imperial Credit Agreement shall have been paid in full, the commitments of the banks thereunder shall have been terminated and all security interests, liens and other encumbrances granted thereunder shall have been released (or, at the Agent's option, assigned to the Agent as an amendment and restatement of the existing facility).

            (n) UCC SEARCHES. The Agent shall have received UCC searches satisfactory to it indicating that no other filings (other than in connection with Permitted Encumbrances) with regard to the Collateral are of record in any jurisdiction in which it shall be necessary or desirable for the Agent to make a UCC filing in order to provide the Agent with a perfected security interest in the Collateral.

            (o) FINANCIAL STATEMENTS. The Agent and the Lenders shall have received and be satisfied with the true and complete copies of all of the financial statements referred to in Section 3.5.

            (p) ERISA. The Agent shall have received copies of all Plans of the Credit Parties that are in existence on the Closing Date, and descriptions of those that are committed to on the Closing Date.

            (q) DELIVERY OF AGREEMENTS. The Agent shall have received and be satisfied with the terms and provisions of (i) the Borrower's standard form of Distribution Agreement and all significant existing Distribution Agreements which are not on such standard form, (ii) all joint venture or partnership agreements to which the Borrower or a Subsidiary is a party and (iii) all other agreements listed on Schedule 3.17 to the extent requested by the Agent.

            (r) CONTRIBUTION AGREEMENT. The Agent shall have received a fully executed Contribution Agreement duly executed by all parties thereto.

            (s) KEYMAN LIFE INSURANCE ASSIGNMENT. The Keyman Life Insurance and the Keyman Life Insurance Assignment shall have been delivered to the Agent.

            (t) PRO-FORMA COMPLIANCE. The Agent shall have received a pro-forma compliance report dated the Closing Date or on the date on which the most recent data was available confirming that the Borrower and its Subsidiaries are in pro-forma compliance with all covenants set forth in Article 5 and
Article 6 hereof and in the other Fundamental Documents.

            (u) STOCK OWNERSHIP. Neither Donald Kushner nor Peter Locke shall have reduced his stock ownership in the Borrower since the most recent proxy statement.

            (v) NOTICES OF ASSIGNMENT AND IRREVOCABLE INSTRUCTIONS. The Agent shall have received, with respect to each Eligible Receivable included in the initial Borrowing Base Certificate, fully executed copies of the Notice of Assignment and Irrevocable Instructions, subject to the provisions of Section 5.18(d).

            (w) REQUIRED CONSENTS AND APPROVALS. The Agent shall be satisfied that all required consents and approvals have been obtained with respect to the transactions contemplated hereby from all Governmental Authorities with jurisdiction over the business and activities of any Credit Party as of the date hereof, and from any other entity whose consent or approval the Agent in its reasonable discretion deems necessary to consummate the transactions contemplated hereby.

            (x) COMPLIANCE WITH LAWS. The Agent shall be satisfied that the transactions contemplated hereby will not violate any provision of Applicable Law, or any order of any court or other agency of the United States, any state thereof, Canada or the United Kingdom applicable to any of the Credit Parties (as of the date hereof) or any of their respective properties or assets.

            (y) PRODUCTION LOAN AGREEMENTS. The Agent shall have received and be satisfied with the terms of any production loan agreement to which a Subsidiary of the Borrower is party which is not to be paid off on the Closing Date, and shall have received from each such production lender an intercreditor agreement in form and substance acceptable to the Agent.

            (z) APPROVAL OF COUNSEL TO THE AGENT. All legal matters incident to this Credit Agreement and the transactions contemplated hereby shall be reasonably satisfactory to Morgan, Lewis & Bockius LLP, counsel to the Agent.

            (aa) OTHER DOCUMENTS. The Agent shall have received such other documentation as the Agent may reasonably request.


            SECTION 4.2.  CONDITIONS PRECEDENT TO EACH LOAN AND LETTER OF
CREDIT.

            The obligation of the Lenders to make each Loan and to issue and participate in each Letter of Credit (including the initial Loans and Letter of Credit) is subject to the following conditions precedent:

            (a) NOTICE. The Agent shall have received a notice with respect to such Borrowing or the Fronting Bank shall have received a notice with respect to such Letter of Credit as required by Article 2 hereof.

            (b) BORROWING CERTIFICATE. The Agent shall have received a Borrowing Certificate with respect to such Borrowing, duly executed by an Authorized Officer of the Borrower.

            (c) REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in Article 3 hereof and in the other Fundamental Documents shall be true and correct in all material respects on and as of the date of each Borrowing and issuance of a Letter of Credit hereunder (except to the extent that such representations and warranties expressly relate to an earlier date and except to the extent that such changes have occurred without breach or default under any of the terms or conditions hereof including without limitation Articles 5 and 6 hereof) with the same effect as if made on and as of such date.

            (d) NO EVENT OF DEFAULT. On the date of each Borrowing or the issuance of each Letter of Credit hereunder, each Credit Party shall be in compliance with all of the terms and provisions set forth herein to be observed or performed and no Event of Default or Default shall have occurred and be continuing.

            (e) ADDITIONAL DOCUMENTS. The Lenders shall have received from the Borrower on the date of each Borrowing and issuance of a Letter of Credit such documents and information as they may reasonably request relating to the satisfaction of the conditions in this Section 4.2.

Each request for a Borrowing or for issuance of a Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing or issuance of such Letter of Credit as to the matters specified in paragraphs (c) and (d) of this Section.

5.  AFFIRMATIVE COVENANTS

            From the date hereof and for so long as the Commitments shall be in effect or any amount remains outstanding under the Notes or any Letter of Credit shall remain outstanding or any Obligations remain unpaid or unsatisfied, each Credit Party agrees that, unless the Required Lenders shall otherwise consent in writing, each of them will:

            SECTION 5.1.  FINANCIAL STATEMENTS AND REPORTS.

            Furnish or cause to be furnished to the Agent in sufficient numbers for distribution to the Lenders:

            (a) Within 95 days after the end of each fiscal year of the Borrower commencing with fiscal year 1996 (i) the audited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of, and the related statements of income, Stockholders' Equity and cash flow for, such year, and the corresponding figures as at the end of, and for, the preceding fiscal year, accompanied by an opinion of KPMG Peat Marwick LLP or such other independent public accountants of recognized standing as shall be retained by the Borrower and be reasonably satisfactory to the Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards relating to reporting and which report and opinion shall contain no material exceptions or qualifications except for qualifications relating to accounting changes (with which such independent public accountants concur) in response to FASB releases or other authoritative pronouncements and (ii) the unaudited consolidating balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of, and the related unaudited consolidating statements of income and cash flow for, such fiscal year certified by the chief financial officer of the Borrower, on behalf of the Borrower;

            (b) Within 60 days after the end of each of the first three fiscal quarters of each of its fiscal years the unaudited consolidated and consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as at the end of, and the related unaudited consolidated and consolidating statements of income and cash flow for, such quarter, and the corresponding figures as at the end of, and for, the corresponding period in the preceding fiscal year, together with a certificate signed by an Authorized Officer of the Borrower, on behalf of the Borrower, to the effect that such financial statements, while not examined by independent public accountants, reflect, in the opinion of the Borrower, all adjustments necessary to present fairly the financial position of the Borrower and its Consolidated Subsidiaries as at the end of the fiscal quarter and the results of its operations for the quarter then ended in conformity with GAAP;

            (c) Simultaneously with the delivery of the statements referred to in paragraphs (a) and (b) of this Section 5.1, a certificate of an Authorized Officer of the Borrower, on behalf of the Borrower, in form and substance satisfactory to the Agent (i) stating whether or not such Authorized Officer has knowledge of any condition or event which would constitute an Event of Default or Default has occurred and, if so, specifying each such condition or event and the nature thereof, (ii) demonstrating in reasonable detail compliance with the provisions of Sections 6.11, 6.14 through 6.20 and 6.23 hereof, (iii) specifying the actual pay-per-view amount paid to the Borrower or any Guarantor during such fiscal period for each feature film (together with appropriate supporting detail) and (iv) certifying that all filings required under Section 5.9 hereof have been made and listing each such filing that has been made since the date of the last certificate delivered in accordance with this Section 5.1(c);

            (d) Furnish to the Lenders, together with each set of audited financial statements required by paragraph (a) above, a report from the independent public accountants rendering the report thereon (i) stating that such Person has made such examination or investigation as is necessary to enable it to express an informed opinion as to the matters referred to in clauses (ii) and (iii) of this Section 5.1(d), it being understood that no special audit procedures are required hereby, (ii) stating whether, in connection with their audit examination, any condition or event, at any time during or at the end of the accounting period covered by such financial statements, which constitutes an Event of Default has come to their attention, and if such a condition or event has come to their attention, specifying the nature and period, if known, of existence thereof and (iii) stating that the matters set forth in the compliance certificate delivered therewith pursuant to clause (ii) of paragraph (c) above for the applicable fiscal year are stated in accordance with the terms of this Credit Agreement;

            (e) On or prior to the twenty-fifth day of each month, a certificate ("BORROWING BASE CERTIFICATE") in the form of Exhibit C hereto, setting forth the amount of each component included in the Borrowing Base as of the last Business Day of the preceding month, attached to which shall be detailed information including the calculation of each such component (the Borrower, at its option, may furnish additional Borrowing Base Certificates setting forth such information as of such other dates as it may deem appropriate);

            (f) Promptly upon their becoming available, copies of (i) all management projections, studies or evaluations prepared by consultants for or presented to any Credit Party's Board of Directors and (ii) all audits, studies, reports or evaluations prepared for or submitted to any of the Credit Parties by any outside professional firm or service, including, without limitation, the comment letter submitted by the Credit Parties' accountants to management in connection with their annual audit;

            (g) Within 30 days after filing with the Internal Revenue Service, copies of the actual corporate income tax return(s) of the Borrower and its Consolidated Subsidiaries;

            (h) Promptly upon their becoming available, copies of (i) all registration statements, proxy statements, and all reports which the Borrower or any other Credit Party shall file with any securities exchange or with the Securities and Exchange Commission or any successor agency and (ii) all reports, financial statements, press releases and other information which the Borrower or any other Credit Party shall release, send or make available to its common stockholders generally;

            (i) Notice of (i) any substantive action taken by any Credit Party in connection with the proposed issuance of any additional debt or equity securities and (ii) the date on which such Credit Party expects to receive the net cash proceeds from the issuance of such additional debt or equity securities;

            (j) Within 120 days after the end of each fiscal year of the Borrower (commencing with fiscal year 1996), forecasted financial statements consisting of balance sheets of the Borrower and its Subsidiaries, cash flow statements and income statements together with appropriate supporting details and a statement of underlying assumptions comparable to the projections delivered to the Lenders pursuant to Section 4.1(d) hereof which cover the succeeding two fiscal years, and which shall have been prepared in accordance with GAAP;

            (k) Deliver to the Agent within 60 days of the end of each fiscal quarter (95 days in the case of fiscal year end) updated cash flow projections for the ensuing four quarters in the format previously delivered to the Lenders demonstrating that sufficient cash will be available from operations, borrowings under this Credit Agreement and amounts committed to be funded by third parties approved by the Agent as and when needed to fund all reasonably anticipated cash requirements; and
            (l) From time to time such additional information regarding the financial condition or business of the Credit Parties or otherwise regarding the Collateral, as any Lender may reasonably request for the purpose of assuring itself as to compliance by the Credit Parties with the terms hereof.

            SECTION 5.2.  CORPORATE EXISTENCE.

            Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence, rights, material licenses, material permits and material franchises, and comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, any Governmental Authority, except as otherwise permitted under
Section 6.7 and except that any Subsidiary of the Borrower may be liquidated or dissolved if in the reasonable judgment of the Board of Directors of the Borrower such Subsidiary is no longer necessary for the proper conduct of the business of the Borrower.

            SECTION 5.3.  MAINTENANCE OF PROPERTIES.

            Keep its tangible properties which are material to its business in good repair, working order and condition (ordinary wear and tear excepted) and, from time to time (i) make all necessary and proper repairs, renewals, replacements, additions and improvements thereto and (ii) comply at all times with the provisions of all material leases and other material agreements to which it is a party so as to prevent any loss or forfeiture thereof or thereunder unless compliance therewith is being currently contested in good faith by appropriate proceedings; PROVIDED, HOWEVER, that nothing in this
Section 5.3 shall prevent any Credit Party from discontinuing the use, operation or maintenance of such properties or disposing of them if such discontinuance or disposal is, in the judgment of its Board of Directors, desirable in the conduct of the business.

            SECTION 5.4.  NOTICE OF MATERIAL EVENTS.

            (a) Promptly upon any executive officer of any Credit Party obtaining knowledge of (i) any Default or Event of Default, or becoming aware that any Lender has given notice or taken any other action with respect to a claimed Event of Default, (ii) any material adverse change in the condition or operations of the Borrower and its Subsidiaries taken as a whole, financial or otherwise, (other than changes due to seasonality that are consistent with the corresponding periods in prior years), (iii) any action or event which might materially and adversely affect the performance of the Credit Parties' obligations under this Credit Agreement, the repayment of the Notes, or the security interests granted to the Agent for the benefit of the Lenders under this Credit Agreement or any other Fundamental Document, (iv) the opening of any office of any Credit Party or the change of the executive office or the principal place of business of any Credit Party or of the location of any Credit Party's books and records with respect to the Collateral, (v) any change in the name of any Credit Party, (vi) any other event which may materially and adversely impact upon the amount or collectibility of accounts receivable of the Credit Parties or otherwise materially decrease the value of the Collateral or
(vii) any Person giving any notice to any Credit Party or taking any other action to enforce remedies with respect to a claimed default or event or condition of the type referred to in paragraph (d) of Article 7, such Credit Party shall promptly give written notice thereof to the Agent specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken and the nature of such claimed Event of Default or condition and what action such Credit Party has taken, is taking and proposes to take with respect thereto.

            (b) Promptly upon any executive officer of any Credit Party obtaining knowledge of (i) the institution of, or threat of, any action, suit, proceeding, investigation or arbitration by any Governmental Authority or other Person against or affecting any Credit Party or any of its assets, or (ii) any material development in any such action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lenders), which, in the case of (i) or (ii) might have a significant likelihood of, materially, and adversely affecting the Borrower and its Subsidiaries taken as a whole, such Credit Party shall promptly give notice thereof to the Agent and provide such other information as may be available to it to enable the Lenders to evaluate such matters; and, in addition to the requirements set forth in clauses (i) and
(ii) of this subsection (b), such Credit Party upon request shall promptly give notice of the status of any action, suit, proceeding, investigation or arbitration covered by a report delivered to the Lenders pursuant to clause (i) and (ii) above to the Lenders and provide such other information as may be reasonably available to it to enable the Lenders to evaluate such matters. For the purposes of this Section 5.4, the submittal or filing by a Credit Party of a notice or report or an application for the issuance, modification or renewal of any permit or the acknowledgment by a Governmental Authority of receipt of such notice, report or application shall not constitute an "action", "suit", "proceeding", "investigation" or "arbitration".

            SECTION 5.5.  MATERIAL ADVERSE EFFECT.

            Promptly report to the Agent and the Lenders, after any executive officer of a Credit Party obtains knowledge of same, any event or series of events which would have any change or effect that (i) has a materially adverse effect on the business, assets, properties, operations or financial condition of the Credit Parties taken as a whole, (ii) materially impairs the ability of a Credit Party to perform its respective obligations under the Fundamental Documents to which it is a party or (iii) materially impairs the validity or enforceability of, or materially impairs the rights, remedies or benefits available to the Lenders under, the Fundamental Documents.

            SECTION 5.6.  INSURANCE.

            (a) Keep its assets which are of an insurable character insured (to the extent and for the time periods consistent with normal industry practices) by financially sound and reputable insurers against loss or damage by fire, explosion, theft or other hazards which are included under extended coverage in amounts not less than the insurable value of the property insured or such lesser amounts, and with such self-insured retention or deductible levels, as are consistent with normal industry practices.

            (b) Maintain with financially sound and reputable insurers, insurance against other hazards and risks and liability to Persons and property to the extent and in the manner customary for companies in similar businesses.

            (c) Maintain, or cause to be maintained, in effect during the period from the commencement of principal photography of each item of Product produced by any Credit Party, through the third anniversary of the date on which such item of Product is Completed and/or as otherwise required by applicable contracts, a so-called "Errors and Omissions" policy with respect to all items of Product for which principal photography has commenced, and cause such Errors and Omissions policy to provide coverage to the extent and in such manner as is customary for items of Product of like type but, at minimum, to the extent and in such manner as is required under all applicable contracts relating thereto.

            (d) Maintain, or cause to be maintained, in effect during the period from the commencement of principal photography of each item of Product produced by any Credit Party, or from the date of acquisition of each item of Product acquired by any Credit Party (i) until such time as the Agent shall have been provided with satisfactory evidence of the existence of one negative or master tape in one location and an interpositive or internegative or duplicate master tape in another location of the final version of the Completed Product, insurance on the negatives and sound tracks or master tapes of such item of Product in an amount not less than the cost of re-shooting the principal photography of the item of Product, and (ii) until principal photography of such item of Product has been concluded, a cast insurance policy with respect to such item of Product, which provides coverage to the extent and in such manner as is customary for a like type of Product, but at minimum, to the extent required under all applicable contracts relating thereto.

            (e) Maintain, or cause to be maintained, in effect distributor's "Errors and Omissions" insurance to the extent and in amounts customary for companies in similar businesses.

            (f) Cause all such above-described insurance (excluding worker's compensation insurance) to (i) provide for the benefit of the Lenders that 30 days' prior written notice of suspension, cancellation, termination, modification, non-renewal or lapse or material change of coverage shall be given to the Agent; (ii) name the Agent for the benefit of the Lenders as the loss payee (except for "Errors and Omissions" insurance and other third party liability insurance), PROVIDED, HOWEVER, that production insurance recoveries received prior to Completion or abandonment of an item of Product may be utilized to finance the production of such item of Product and property insurance proceeds may be used to repair damage in respect of which such proceeds were received; and (iii) to the extent that neither the Agent nor the Lenders shall be liable for premiums or calls, name the Agent for the benefit of the Lenders as an additional insured including, without limitation, under any "Errors and Omissions" policy.

            (g) Upon the request of the Agent, the Borrower will render to the Agent a statement in such detail as the Agent may request as to all such insurance coverage.

            (h) So long as Donald Kushner is employed by the Borrower, maintain or cause to be maintained the Kushner Life Insurance.

            (i) So long as Peter Locke is employed by the Borrower maintain or cause to be maintained the Locke Life Insurance:

            SECTION 5.7.  PRODUCTION.

            Use its reasonably best efforts to cause any item of Product being produced by any Credit Party to be produced in all material respects in accordance with the standards set forth in, and within the time period established in, all agreements with respect to such item of Product to which such Credit Party is a party, subject to the terms and conditions of such agreements.

            SECTION 5.8.  MUSIC.

            When an item of Product has been scored, if requested by the Agent, deliver to the Agent, (a) written evidence of the music synchronization rights obtained from the composer or the licensor of the music and (b) copies of all music cue sheets with respect to such item of Product.

            SECTION 5.9.  COPYRIGHT.

            (a) Within 90 days after the initial release or broadcast of each item of Product, to the extent any Credit Party is or becomes the copyright proprietor thereof or to the extent such interest is obtained by any Credit Party, or any Credit Party otherwise acquires a copyrightable interest, take any and all actions necessary to register the copyright for such item in the name of such Credit Party (subject to a Lien in favor of the Agent for the benefit of the Lenders pursuant to the Copyright Security Agreement) in conformity with the laws of the United States and such other jurisdictions as the Agent may reasonably specify, and immediately deliver to the Agent (i) written evidence of the registration of any and all such copyrights for inclusion in the Collateral under this Credit Agreement and (ii) a Copyright Security Agreement Supplement relating to such item executed by such Credit Party.

            (b) Obtain instruments of transfer or other documents evidencing the interest of any Credit Party with respect to the copyright relating to items of Product in which such Credit Party is not entitled to be the initial copyright proprietor, and promptly record such instruments of transfer on the United States Copyright Register and such other jurisdictions as the Agent may specify.

            SECTION 5.10.  BOOKS AND RECORDS.

            (a) Maintain or cause to be maintained at all times true and complete books and records of its financial operations and provide the Agent and its representatives access to such books and records and to any of its properties or assets upon reasonable notice and during regular business hours in order that the Agent may make such audits and examinations and make abstracts from such books, accounts, records and other papers pertaining to the Collateral (including, but not limited to, Eligible Receivables included in the Borrowing
Base) and upon notification to the Borrower may discuss the affairs, finances and accounts with, and be advised as to the same by, officers and independent accountants, all as the Agent may deem appropriate for the purpose of verifying the accuracy of the Borrowing Base Certificate and the various other reports delivered by any Credit Party to the Agent and/or the Lenders pursuant to this Credit

Agreement or for otherwise ascertaining compliance with this Credit Agreement or any other Fundamental Document.

            (b) If, prior to an Event of Default, the Agent wishes to confirm with account debtors and other payors the amounts and terms of any or all Eligible Receivables included in the Borrowing Base, the Agent will so notify the Borrower. Within 10 days after receipt of such notice from the Agent, the Borrower may, upon written notice to the Agent, elect to have such confirmation made through the Credit Parties' auditors in conjunction with its next annual audit. If the Borrower fails to timely make such election, the Agent may proceed to make such confirmations directly with account debtors and other payors. Each of the Credit Parties hereby agrees that, upon the occurrence and during the continuance of an Event of Default, the Agent shall be entitled to confirm directly with account debtors the amounts and terms of all accounts receivable. The Agent hereby agrees to provide the applicable Credit Party with copies of any written request sent by the Agent to such account debtors.

            SECTION 5.11.  THIRD PARTY AUDIT RIGHTS.

            Promptly notify the Agent of, and allow the Agent access to the results of, all audits conducted by the Borrower of any third party licensee, partnership and joint venture under any agreement with respect to any item of Product included in the Collateral. The Borrower will exercise its audit rights with respect to any third party licensees, partnerships and joint ventures under any agreement with respect to an item of Product included in the Collateral upon the reasonable request of the Agent, PROVIDED, HOWEVER, that if the Borrower shall object to performing such audit, the audit shall not be undertaken and the receivables in the Borrowing Base from such third party licensee, partnership or joint venture in connection with the item of Product shall be eliminated from the Borrowing Base. After an Event of Default has occurred and is continuing, the Agent shall have the right to exercise through any Credit Party such Credit Party's right to audit any obligor under an agreement with respect to any item of Product included in the Collateral.

            SECTION 5.12.  OBSERVANCE OF AGREEMENTS.

            Duly observe and perform all material terms and conditions of all material agreements with respect to the exploitation of items of Product and diligently protect and enforce the rights of the Credit Parties under all such agreements in a manner consistent with prudent business judgment and subject to the terms and conditions of such agreements.

            SECTION 5.13. FILM PROPERTIES AND RIGHTS; CREDIT PARTIES TO ACT AS PLEDGEHOLDER.

            Act as pledgeholder for the Agent for the benefit of the Lenders with the same effect as if the Agent for the benefit of the Lenders were a pledgee in possession of all property relating to items of Product which are now or hereafter in the (actual or constructive) possession of any Credit Party, subject to such access as shall be necessary to distribute such items of Product.

            SECTION 5.14.  LABORATORIES; NO REMOVAL.

            (a) To the extent any Credit Party has control over or rights to receive any of the physical elements of any item of Product, deliver or cause to be delivered to a Laboratory or Laboratories located within the United States all negative and preprint material, master tapes and all sound track materials with respect to each such item of Product and deliver to the Agent a fully executed Pledgeholder Agreement with respect to such materials. To the extent that any Credit Party has only rights of access to preprint material or master tapes then the Credit Parties will deliver to the Agent a fully executed Laboratory Access Letter covering such materials. Prior to requesting any such laboratory to deliver such negative or other preprint or sound track material or master tapes to another laboratory, any such Credit Party shall provide the Agent with a Pledgeholder Agreement or Laboratory Access Letter, as appropriate, executed by such other Laboratory and all other parties to such Pledgeholder Agreement (other than the Agent). Each Credit Party hereby agrees not to remove or cause the removal of the original negative and film or sound materials with respect to any item of Product owned by such Credit Party or in which such Credit Party has an interest (i) to a location outside the United States, other than in Canada or the United Kingdom or (ii) to any state where UCC-1 financing statements (or in the case of jurisdictions outside the United States, documents similar in purpose and effect) have not been filed against such Credit Party holding any rights to such item of Product.

            (b) During production of any item of Product produced by any Credit Party, such Credit Party shall promptly deliver the daily rushes for such item of Product to the appropriate Laboratory.

            (c) With respect to items of Product completed after the Closing Date, as soon as practicable after completion, deliver to the Agent and the Laboratories which are signatories to Pledgeholder Agreements a revised schedule of Product on deposit with such Laboratories.

            SECTION 5.15. TAXES AND CHARGES; INDEBTEDNESS IN ORDINARY COURSE OF BUSINESS.

            Duly pay and discharge, or cause to be paid and discharged, before the same shall become in arrears (after giving effect to applicable extensions), all taxes, assessments, levies and other governmental charges, imposed upon any Credit Party or its properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies which if unpaid might by law become a Lien upon any property of any Credit Party; PROVIDED, HOWEVER, that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such Credit Party shall have set aside on its books reserves (the presentation of which is segregated to the extent required by GAAP) adequate with respect thereto if reserves shall be deemed necessary; and PROVIDED, FURTHER, that such Credit Party will pay all such taxes, assessments, levies or other governmental charges forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor. The Credit Parties will promptly pay when due, or in conformance with customary trade terms, all other indebtedness incident to its operations in a manner consistent with such Credit Party's past business practices.

            SECTION 5.16.  LIENS.

            Defend the Collateral against any and all Liens howsoever arising, other than Permitted Encumbrances.

            SECTION 5.17.  CASH RECEIPTS.

            In the event any Credit Party receives (i) payment from any account debtor or obligor, which payment should have been remitted to a Collection Account or (ii) the proceeds of any sale of an item of Product, whether in the form of cash or otherwise, such Credit Party shall immediately remit such payment or proceeds to the Agent for deposit in the appropriate Collection Account for application in accordance with Section 2.9(f).

            SECTION 5.18.  FURTHER ASSURANCES; SECURITY INTERESTS.

            (a) Upon the request of the Agent, duly execute and deliver, or cause to be duly executed and delivered, at the cost and expense of the Credit Parties, such further instruments as may be appropriate in the reasonable judgment of the Agent to carry out the provisions and purposes of this Credit Agreement and the other Fundamental Documents.

            (b) Upon the request of the Agent, promptly execute and deliver or cause to be executed and delivered, at the cost and expense of the Credit Parties, such further instruments as may be appropriate in the reasonable judgment of the Agent, to provide the Agent (for the benefit of the Lenders) a perfected Lien in the Collateral and any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement or other statement) for filing under the provisions of the UCC and the rules and regulations thereunder, or any other statute, rule or regulation of any applicable foreign, federal, state or local jurisdiction, and perform or cause to be performed such other ministerial acts which are necessary or advisable, from time to time, in order to grant and maintain in favor of the Agent (for the benefit of the Lenders) the security interest in the Collateral contemplated hereunder and under the other Fundamental Documents, subject only to Permitted Encumbrances.

            (c) Promptly undertake to deliver or cause to be delivered to the Lenders from time to time such other documentation, consents, authorizations and approvals in form and substance satisfactory to the Agent, as the Agent shall deem reasonably necessary or advisable to perfect or maintain the Liens of the Agent for the benefit of the Lenders.

            (d) With respect to each Distribution Agreement, as promptly as practicable execute and use reasonable commercial efforts to cause each party thereto to duly execute and deliver to the Agent an original Notice of Assignment and Irrevocable Instructions; provided that notices (rather than executed counterparts) shall be sufficient except in the case of material Distribution Agreements reasonably required by the Agent.

            SECTION 5.19.  RECEIVABLES AUDIT.

            In connection with the annual audit by KPMG Peat Marwick LLP (or any successor auditor) if so requested by the Agent arrange for account debtors to confirm accounts receivables (both on and off balance sheet) directly to the Agent.

            SECTION 5.20.  ERISA COMPLIANCE AND REPORTS.

            Furnish to the Agent (a) as soon as possible, and in any event within 30 days after any Credit Party knows that (i) any Reportable Event with respect to any Plan has occurred, a statement of an executive officer of the Credit Party, setting forth on behalf of such Credit Party details as to such Reportable Event and the action which it proposes to take with respect thereto, together with a copy of the notice, if any, required to be filed by the applicable Credit Party of such Reportable Event given to the PBGC or (ii) an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard or an extension of any amortization period under Section 412 of the Code with respect to a Plan, a Plan or Multiemployer Plan has been or is proposed to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA, proceedings have been instituted to terminate a Plan, a proceeding has been instituted pursuant to
Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan, or the Borrower or such Credit Party will incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan or Multiemployer Plan under Sections 4062, 4063, 4201 or 4204 of ERISA, if the occurrence of any of the foregoing events would result in a liability which is materially adverse to the financial condition of the Borrower and its Subsidiaries taken as a whole or would materially and adversely affect the ability of the Borrower to perform its obligations under this Credit Agreement or the Notes, a statement of an executive officer of the Borrower, setting forth details as to such event and the action the applicable Credit Party proposes to take with respect thereto, (b) promptly upon reasonable request of the Agent, copies of each annual and other report with respect to each Plan and (c) promptly after receipt thereof, a copy of any notice any Credit Party may receive from the PBGC relating to the PBGC's intention to terminate any Plan or to appoint a trustee to administer any Plan.

            SECTION 5.21.  ENVIRONMENTAL LAWS.

            (a) Promptly notify the Agent upon any Credit Party becoming aware of any violation or potential violation or non-compliance with, or liability or potential liability under any Environmental Laws which, when taken together with all other pending violations would reasonably be expected to be materially adverse to the Borrower and its Subsidiaries or any Credit Party, and promptly furnish to the Agent all notices of any nature which any Credit Party may receive from any Governmental Authority or other Person with respect to any violation, or potential violation or non-compliance with, or liability or potential liability under any Environmental Laws which, in any case or when taken together with all such other notices, could reasonably be expected to have a materially adverse effect on the Borrower and its Subsidiaries and the Credit Parties taken as a whole.

            (b) Comply with and use reasonable efforts to ensure compliance by all tenants and subtenants with all Environmental Laws, and obtain and comply in all material respects with and maintain and use best efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain any and all licenses, approvals, registrations or permits required by Environmental Laws, except where failure to do so would not have a materially adverse effect on the Borrower or any Credit Party.

            (c) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under all Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities, except where failure to do so would not have a materially adverse effect on the Borrower or any Credit Party. Any order or directive whose lawfulness is being contested in good faith by appropriate proceedings shall be considered a lawful order or directive when such proceedings, including any judicial review of such proceedings, have been finally concluded by the issuance of a final non-appealable order; provided, however, that the appropriate Credit Party shall have set aside on its books reserves (the presentation of which is segregated to the extent required by GAAP) adequate with respect thereto if reserves shall be deemed necessary.

            (d) Defend, indemnify and hold harmless the Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to the violation of or non-compliance by any Credit Party with any Environmental Laws, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses, but excluding therefrom all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses arising out of or resulting from (i) the gross negligence or willful misconduct of any indemnified party or (ii) any acts or omissions of any indemnified party occurring after any indemnified party is in possession of, or controls the operation of, any property or asset.

            SECTION 5.22.  BANK ACCOUNTS.

            Provide the Agent with notice of the opening of any bank accounts by any Credit Party other than those listed on Schedule 5.22 hereof and execute such forms of notice to the banks holding such accounts as reasonably requested by the Agent.

            SECTION 5.23.  USE OF PROCEEDS.

            Use the proceeds of the Loans solely to (i) refinance the outstanding loans to the Borrower under the Imperial Credit Agreements, (ii) finance the Borrower's production (both directly and through certain of the Guarantors), acquisition, distribution and exploitation of feature length motion pictures, television products (including, without limitation, infomercials) and video products and rights therein, and (iii) for general working capital purposes.

            SECTION 5.24.  SECURITY AGREEMENTS WITH THE GUILDS.

            Furnish to the Agent duly executed copies of (i) each security agreement relating to an item of Product entered into by a Credit Party with any guild and (ii) a subordination agreement (in form and substance satisfactory to the Agent) from the applicable guild with respect to the security interest and other rights granted to it pursuant to each such security agreement delivered to the Agent pursuant to clause (i) above.

            SECTION 5.25.  UNCOMPLETED PRODUCTS.

            With respect to items of Product for which any Credit Party is the producer or has a financial interest which is subject to a completion risk (i.e. payment by a Credit Party is not conditioned upon delivery), including Designated Pictures, other than (i) any television series with a pattern budget of $950,000 per episode or less (other than the television pilot or series "Gun"), (ii) any single made-for-television movie of two hours or less having a budget of $3,500,000 or less, and (iii) any television mini-series with a budget of $7,500,000 or less, deliver to the Agent, not later than (A) five (5) days prior to the commencement of principal photography of such item of Product and
(B) five (5) days prior to payment of the acquisition cost for a negative pick-up, each of the following to the extent applicable (it being understood that for purposes of clause B clauses (vi) and (vii) below shall not be applicable), (i) the budget for such item of Product, (ii) a schedule identifying all agreements executed by a Credit Party in connection with such item of Product which provide for deferments of compensation or a gross or net profit participation, (iii) copies of such of the foregoing agreements as the Lenders may reasonably request, (iv) certificates or binders of insurance with respect to such item of Product (and policies of insurance if requested by the Agent), including all forms of insurance coverage required by Section 5.6 hereof, (v) copies of all instruments of transfer or other instruments (in recordable form) ("Chain of Title" documents) necessary to establish, to the reasonable satisfaction of the Agent, in the appropriate Credit Party ownership of sufficient copyright rights in the literary properties upon which such item of Product is to be based to enable such Credit Party to produce and/or distribute such item of Product and to grant the Agent the security interests therein which are contemplated by this Credit Agreement which documents shall evidence to the Agent's satisfaction the Credit Party's rights in, and with respect to, such item of Product, (vi) an executed Copyright Security Agreement Supplement with respect to such item of Product, (vii) executed Pledgeholder Agreements with respect to such item of Product, (viii) a schedule of sources and uses demonstrating in detail that all cash necessary to complete and deliver such item of Product will be available as and when needed from sources acceptable to the Agent, and (ix) a Completion

Guarantee with respect to such item of Product in form and substance satisfactory to the Agent naming the Agent, for the benefit of the Lenders, as a beneficiary thereof.

6.  NEGATIVE COVENANTS

            From the date hereof and for so long as the Commitments shall be in effect or any amount remains outstanding under the Notes or any Letter of Credit shall remain outstanding or any Obligations remain unpaid or unsatisfied, each Credit Party agrees that, unless the Required Lenders shall otherwise consent in writing, it will not and will not allow any of its Subsidiaries to:

            SECTION 6.1.  LIMITATIONS ON INDEBTEDNESS.

            Incur, create, assume or suffer to exist any Indebtedness or permit any partnership or joint venture in which any Credit Party is a general partner to incur create, assume or suffer to exist any Indebtedness other than:

                  (a) the Indebtedness represented by the Notes and the other Obligations;

                  (b) Indebtedness in respect of secured purchase money financing and/or Capital Leases to the extent permitted by Section 6.2(b);

                  (c) unsecured liabilities for acquisitions of rights or product incurred in the ordinary course of business and not otherwise prohibited hereunder;

                  (d) liabilities relating to net or gross profit participations, deferments and guild residuals with respect to items of Product;

                  (e) Subordinated Debt, including the Convertible Subordinated Debentures;

                  (f) existing Indebtedness listed on Schedule 3.17 hereto but no increases, extensions or renewals thereof unless otherwise noted on Schedule 3.17;

                  (g) Indebtedness incurred by a Special Purpose Producer which is non-recourse to any Credit Party except to the extent of a negative pick-up arrangement or short-fall guarantee; PROVIDED that the aggregate amount of such recourse obligations together with the aggregate amount of unrecouped advances (and the Borrower's unfunded obligation to make further such advances) of the type contemplated by Section 6.4(ii) does not exceed $7,500,000 at any one time outstanding;

                  (h) in the case of the Guarantors, the guarantees of the Obligations pursuant to Article 9 hereof; and


                  (i)   Investments permitted under Section 6.4 hereof.

            SECTION 6.2.  LIMITATIONS ON LIENS.

            Incur, create, assume or suffer to exist any Lien on its revenue stream, property or assets, whether now owned or hereafter acquired, except:

                  (a) Liens pursuant to written security agreements (in form and substance acceptable to the Agent) in favor of guilds required pursuant to terms of collective bargaining agreements;

                  (b) Liens (including in the form of Capital Leases) granted to the Person financing the acquisition of property, plant or equipment if (i) limited to the particular assets acquired; (ii) the debt secured by the Lien does not exceed the amount financed for the acquisition cost of a particular asset for which the Lien is granted; (iii) such transaction does not otherwise violate this Credit Agreement and (iv) the aggregate amount of all Indebtedness secured by Liens permitted under this paragraph does not exceed $500,000 at any one time outstanding;

                  (c) Liens to secure distribution, exhibition and/or exploitation rights of licensees pursuant to License Agreements on terms satisfactory to the Agent;

                  (d) deposits under worker's compensation, unemployment insurance, old-age pensions and other Social Security laws or to secure statutory obligations or surety or appeal bonds or performance or other similar bonds incurred in the ordinary course of business (other than Completion Guarantees);

                  (e) Liens for taxes, assessments or other governmental charges or levies due and payable, the validity or amount of which is currently being contested in good faith by appropriate proceedings pursuant to the terms of Section 5.15 hereof;

                  (f) Liens incurred in the ordinary course of business with regard to services rendered by Laboratories and production houses, record warehouses and suppliers of materials and equipment which secure trade payables;

                  (g) Liens arising out of attachments, judgments or awards as to which an appeal or other appropriate proceedings for contest or review are promptly commenced (and as to which foreclosure and other enforcement proceedings shall not have been commenced (unless fully bonded or otherwise effectively stayed));

                  (h) Liens granted by a Special Purpose Producer which are
            non-recourse to any Credit Party except to the extent of a negative pick-up arrangement or short-fall guarantee permitted under Section 6.1(g) hereof;

                  (i) the Liens of the Agent and the Lenders under this Credit Agreement, the other Fundamental Documents and other documents contemplated hereby;

                  (j)   existing Liens set forth on Schedule 6.2 hereto;

                  (k) customary liens in favor of Approved Completion Guarantors in connection with Completion Guarantees;

                  (l) possessory Liens (other than those of Laboratories and production houses) which (i) occur in the ordinary course of business, (ii) secure normal trade debt which is not yet due and payable and (iii) do not secure Indebtedness for borrowed money; and

                  (m) Liens arising by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights with respect to deposit accounts of the Credit Parties.

            SECTION 6.3.  LIMITATION ON GUARANTEES.

            Provide any Guaranty, either directly or indirectly, except (i) negative pickup agreements and minimum guarantees to acquire product in the ordinary course of business to the extent otherwise permitted hereunder, (ii) for guarantees to the Agent and the Lenders in accordance with Article 9 hereof and (iii) for existing Guarantees listed on Schedule 6.3 hereto.

            SECTION 6.4.  LIMITATIONS ON INVESTMENTS.

            Make or permit to exist any Investment other than (i) in the case of product acquisitions, in which case the Borrower may make advances toward the purchase prior to the delivery of the product provided that the aggregate amount of such advances (net of related presales) for all product may not exceed $3,500,000; (ii) in the case of an advance against the purchase of rights made to a Special Purpose Producer in which the Agent

(for the benefit of the Lenders) has a security interest (subject only to the security interest of the lender to the Special Purpose Producer in accordance with Section 6.1(g) in all assets of the Special Purpose Producer and the advances shall be limited to the amount covered by a Completion Guarantee, in form and substance satisfactory to the Agent, in which the Agent is the beneficiary; PROVIDED that the aggregate amount of such unrecouped advances (and the Borrower's unfunded obligation to make further such advances) together with recourse obligations of the type contemplated by Section 6.1(g) does not exceed $7,500,000 at any one time outstanding; (iii) purchase of Cash Equivalents; (iv) inter-company advances among the Borrower and the Guarantors and equity investments by the Borrower or a Guarantor in another Guarantor; (v) scheduled investments as of the Closing Date set forth on Schedule 6.4; (vi) nominal payments to reacquire Special Purpose Producers after project loans are repaid and the Designated Picture has been delivered; (vii) loans and advances to officers and employees of the Borrower of not more than $250,000 in the aggregate at any one time outstanding; and (viii) equity investments after the date hereof in Special Purpose Producers and joint ventures not exceeding $3,500,000 in the aggregate.

            SECTION 6.5.  RESTRICTED PAYMENTS.

            Declare, make or incur any liability to make any Restricted Payments other than interest and certain mandatory prepayments specified on Subordinated Debt, but only if no Default would be continuing after giving effect to each payment.

            SECTION 6.6.  LIMITATIONS ON LEASES.

            Create, incur or assume combined lease expense (but specifically excluding amounts included in the Budgeted Negative Cost of an item of Product) for any twelve calendar months in excess of $1,000,000.

            SECTION 6.7.  CONSOLIDATION, MERGER, SALE OR PURCHASE OF ASSETS,
ETC.

            Whether in one transaction or a series of transactions, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, or sell or otherwise dispose of all or substantially all of its property, stock or assets (other than permitted transactions between the Borrower and its Subsidiaries), or agree to do or suffer any of the foregoing, except that any Subsidiary of the Borrower may merge with and into another Subsidiary of the Borrower or with and into the Borrower.

            SECTION 6.8.  RECEIVABLES.

            Sell, discount or otherwise dispose of notes, accounts receivable or other obligations owing to any Credit Party except for the purpose of collection in the ordinary course of business.

            SECTION 6.9.  SALE AND LEASEBACK.

            Enter into any arrangement with any Person or Persons, whereby in contemporaneous transactions any Credit Party sells essentially all of its right, title and interest in an item of Product and acquires or licenses the right to distribute or exploit such item of Product in media and markets accounting for substantially all the value of such item of Product other than in connection with "The Adventures of Pinocchio" provided that such arrangement does not impair the collateral position of the Lenders and is evidenced by documentation acceptable to the Agent in its sole discretion.

            SECTION 6.10.  PLACES OF BUSINESS; CHANGE OF NAME.

            Change the location of its chief executive office or principal place of business or any of the locations where it keeps any material portion of the Collateral or its books and records with respect to the Collateral or change its name without (i) giving the Agent 15 days prior written notice of such change and (ii) filing any additional Uniform Commercial Code financing statements, and such other documents requested by the Agent or which are otherwise necessary or desirable to maintain perfection of the security interest of the Agent for the benefit of the Lenders in the Collateral.

            SECTION 6.11.  LIMITATIONS ON CAPITAL EXPENDITURES.

            Make or incur on a Consolidated basis any obligation to make Capital Expenditures (other than amounts included in the Budgeted Negative Cost of an item of Product) for any twelve consecutive months in excess of $500,000.

            SECTION 6.12.  TRANSACTIONS WITH AFFILIATES.

            Effect any transaction with an Affiliate on a basis less favorable to such Credit Party than would have been the case if such transaction had been effected at arms-length (other than compensation paid to Peter Locke and Donald Kushner pursuant to their respective employment agreements with the Borrower and normal compensation to other members of the Borrower's Board of Directors).

            SECTION 6.13.  PROHIBITION OF AMENDMENTS OR WAIVERS.

            Amend, alter, modify, or waive, or consent to any amendment, alteration, modification or waiver of (x) any Subordinated Debt indenture in any manner whatsoever or (y) any key employment agreement, or other material agreement to which any Credit Party is a party, or the terms thereof in any manner which would change, alter or waive any material term thereof and which might (i) materially and adversely affect the collectibility of accounts receivable that form part of the Borrowing Base, (ii) materially and adversely affect the financial condition of any Credit Party,
(iii) materially and adversely affect the rights of the Lenders under this Credit Agreement, the other Fundamental Documents and any other agreements contemplated hereby, (iv) materially decrease the value of the Collateral, or
(v) decrease the amount of the Borrowing Base to less than the then outstanding principal amount of the Loans.

            SECTION 6.14.  CONSOLIDATED CAPITAL BASE.

            Permit Consolidated Capital Base at the end of any fiscal quarter to be less than the sum of $33,000,000 PLUS 50% of the net earnings of the Borrower and its Subsidiaries for each fiscal year ending after March 31, 1996 through the last day of the fiscal quarter immediately preceding the date of determination PLUS 100% of the net proceeds of any equity issued by the Borrower or Indebtedness (other than Subordinated Debt) converted into equity (net of related amortization of costs) after the date hereof.

            SECTION 6.15.  INITIAL PRINT AND ADVERTISING EXPENDITURES.

            Permit initial Print and Advertising Expenditures through the theatrical opening of any item of Product to exceed $500,000.

            SECTION 6.16.  DEVELOPMENT COSTS.

            Permit development costs (which have neither been sold, written off nor allocated to an item of Product for which active preproduction has commenced) to exceed $3,000,000 in the aggregate or $500,000 for any item of Product.

            SECTION 6.17.  OVERHEAD EXPENSE.

            Permit aggregate allocated and unallocated overhead expenses to exceed $8,750,000 in fiscal year 1996, $9,000,000 in fiscal year 1997, $9,500,000 in fiscal year 1998 and $10,000,000 in fiscal year 1999.

            SECTION 6.18. TOTAL UNSUBORDINATED LIABILITIES TO CONSOLIDATED CAPITAL BASE RATIO.

            Permit the ratio of Total Unsubordinated Liabilities to Consolidated Capital Base to be greater than 2 to 1 at any time.

            SECTION 6.19.  EBIT TO INTEREST EXPENSE RATIO.

            Permit the ratio of EBIT to Consolidated Interest Expense to be less than 1.5 to 1 for the rolling three quarter period ending June 30, 1996 and the rolling four quarter period ending September 30, 1996 or 2 to 1 for any rolling four quarter period thereafter.

            SECTION 6.20.  PROJECTED LIQUIDITY.

            Permit "Projected Liquidity" to be less than $2,000,000 for any 12 month period beginning on the first day of each fiscal quarter, but projected on a month-by-month basis. "PROJECTED LIQUIDITY" means for any period, the amount by which (x) the sum of unrestricted cash on hand and unused availability under the Credit Agreement at the beginning of each month during such period plus cash receipts reasonably expected to be received during each month of such period exceeds (y) projected cash disbursements for each month during such period, including without limitation, cash expenditures to complete or acquire product and net loan repayments, but excluding projected cash disbursements the payments of which restricted cash is available.

            SECTION 6.21.  NO CHANGE IN BUSINESS.

            Engage in any business activities other than (i) activities relating to production and exploitation of theatrical motion pictures, television programs, infomercials and videos and the rights therein (e.g., music publishing, CD Roms, soundtrack album, merchandising, publishing, live-action or animated television spin-offs and other exploitation of ancillary rights); PROVIDED that the Borrower shall not engage in the domestic distribution of theatrical motion pictures directly to exhibitors, except for the limited release of certain specialty films or "HBO Premieres".

            SECTION 6.22.  ERISA COMPLIANCE.

            Engage in a "prohibited transaction", as defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any Plan or Multiemployer Plan or knowingly consent to any other "party in interest" or any "disqualified person", as such terms are defined in Section 3(14) or ERISA and Section 4975(e)(2) of the Code, respectively, engaging in any "prohibited transaction", with respect to any Plan or Multiemployer Plan maintained or contributed to by any Credit Party; or permit any Plan maintained by any Credit Party to incur any "accumulated funding deficiency", as defined in Section 302 of ERISA or Section 412 of the Code, unless such incurrence shall have been waived in advance by the Internal Revenue Service; or terminate any Plan in a manner which could result in the imposition of a Lien on any property of any Credit Party pursuant to
Section 4068 of ERISA; or breach or knowingly permit any employee or officer or any trustee or administrator of any Plan maintained by any Credit Party to breach any fiduciary responsibility imposed under Title I of ERISA with respect to any Plan; engage in any transaction which would result in the incurrence of a liability under Section 4069 of ERISA; or fail to make contributions to a Plan or Multiemployer Plan which results in the imposition of a Lien on any property of any Credit Party pursuant to Section 302(f) of ERISA or Section 412(n) of the Code, if the occurrence of any of the foregoing events (alone or in the aggregate) would result in a liability which is materially adverse to the financial condition of the Credit Parties taken as a whole or would materially and adversely affect the ability of the Borrower to perform its obligations under this Credit Agreement or the Notes.

            SECTION 6.23. ADDITIONAL LIMITATIONS ON PRODUCTION AND ACQUISITION OF PRODUCT.

            (a) Begin production on any item of Product unless there are Eligible Receivables associated with such item of Product in an amount equal to at least 40% of the production budget, unless the budget of the item of Product is less than $1,000,000.

            (b) Permit the ratio of (i) Eligible Receivables plus non-refundable collections on an acquired item of Product to (ii) the purchase price of the acquired item of Product to fall below 50% for all items of Product acquired in the preceding 12 months, computed on an aggregate rolling four quarters basis.

            (c) Produce any item of Product with a Production Exposure in excess of $7,500,000 (except for Designated Pictures funded under a Special Production Tranche) without the Agent's approval, or enter into any agreement obligating the Borrower to pay a minimum guarantee of more than $3,500,000 for any item of Product produced by a third party without the Agent's approval.

            (d) Acquire rights in an item of Product which is not in its first cycle of exploitation with the exception of permitted library acquisitions not to exceed $500,000 per year.

            (e) Permit production and acquisition deficits (net of pre-sale guarantees and completed pre-sales payable within 1 year after delivery) to exceed: $6,000,000 in the aggregate at any time (i) for all television series in production or acquired, which shall not exceed $150,000 for any single episode of any television series or $300,000 for a pilot for a television series; and (ii) for all single television movies or mini-series in production or acquired, which shall not exceed $600,000 for any single such item of product of two hours or less and $1,200,000 for any longer movie or mini-series.

            SECTION 6.24.  SUBSIDIARIES.

            Acquire or create any new direct or indirect Subsidiary provided however that the Borrower may incorporate additional Subsidiaries if (i) each such Subsidiary executes an Instrument of Assumption and Joinder satisfactory to the Agent whereby such Subsidiary becomes a Credit Party hereunder and the capital stock of such Subsidiary becomes part of the Pledged Securities hereunder or (ii) the Borrower takes such other action in connection with the stock of such Subsidiary as is deemed appropriate by the Agent to protect the Lenders' security interest therein.

            SECTION 6.25.  BANK ACCOUNTS.

            After the date hereof, open or maintain any bank account other than
(a) at the office of the Agent as contemplated by Section 8.3 hereof, (b) those accounts listed on Schedule 5.22, (c) ordinary operating accounts opened at the office of Metrobank or Comerica Bank or (d) a production account for a specific item of Product which is in production, as to which the Agent shall have received notice and as to which the Agent shall have been granted a perfected first priority security interest in such account (subject to liens permitted under Section 6.2(m)).

            SECTION 6.26.  HAZARDOUS MATERIALS.

            Except as set forth on Schedule 3.21, cause or permit any of its properties or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in compliance in all material respects with all applicable Environmental Laws, nor release, discharge, dispose or of permit or suffer any release or disposal as a result of any intentional act or omission on its part of Hazardous Materials onto any such property or asset in material violation of any Environmental Law.

            SECTION 6.27. USE OF PROCEEDS OF LOANS AND REQUESTS FOR LETTERS OF CREDIT.

            Use the proceeds of Loans or request any Letter of Credit hereunder other than for the purposes set forth in, and as required by, Section 5.23 hereof.

            SECTION 6.28.  SPECIAL PRODUCTION TRANCHE.

            Use the proceeds of Loans made under a Special Production Tranche for purposes other than to fund production of the relevant Designated Picture unless such Designated Picture has been completed and all costs of production have been paid or provided for.

            SECTION 6.29.  INTEREST RATE PROTECTION AGREEMENTS, ETC.

            Enter into any Interest Rate Protection Agreement or Currency Agreement for other than bona fide hedging purposes.

7.  EVENTS OF DEFAULT

            In the case of the happening and during the continuance of any of the following events (herein called "EVENTS OF DEFAULT"):

            (a) any representation or warranty made by any Credit Party in this Credit Agreement or any other Fundamental Document or in connection with this Credit Agreement or with the execution and delivery of the Notes or the Borrowings hereunder, or any statement or representation made in any report, financial statement, certificate or other document furnished by or on behalf of any Credit Party to the Agent or any Lender under or in connection with this Credit Agreement or any Fundamental Document and not corrected prior to the Closing Date, shall prove to have been false or misleading in any material respect when made or delivered;

            (b) default shall be made in the payment of any principal of or interest on the Notes or of any fees or other amounts payable by the Borrower hereunder, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise and in the case of payments of any amounts other than principal, such default shall continue unremedied for five (5) days after receipt by the Borrower of an invoice therefor;

            (c) default shall be made by any Credit Party in the due observance or performance of any covenant, condition or agreement contained in Section 5.4 or Article 6 of this Credit Agreement;

            (d) default shall be made with respect to any payment of any Indebtedness of any Credit Party in excess of $500,000 when due or the performance of any other obligation incurred in connection with any such Indebtedness, if the effect of such default is to accelerate the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity and such default shall not be remedied, cured, waived or consented to within the period of grace with respect thereto, or any other circumstance which arises (other than the mere passage of time) by reason of which the Borrower is required to redeem or repurchase or offer to holders of the Convertible Subordinated Debentures, the opportunity to have redeemed or repurchased, any such indebtedness;

            (e) any Credit Party shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or any Credit Party shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property or shall file an answer or other pleading in any such case, proceeding or other action admitting the material allegations of any petition, complaint or similar pleading filed against it or consenting to the relief sought therein; or any Credit Party shall take any action to authorize any of the foregoing;

            (f) any involuntary case, proceeding or other action against any Credit Party shall be commenced seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of any order for relief against it or (ii) shall remain undismissed for a period of sixty (60) days;

            (g) final judgment(s) for the payment of money in excess of $250,000 shall be rendered against any Credit Party which within thirty (30) days from the entry of such judgment shall not have been discharged or stayed pending appeal or which shall not have been discharged or bonded in full within thirty (30) days from the entry of a final order of affirmance on appeal;

            (h) failure to deliver a Borrowing Base Certificate to the Agent within 10 Business Days of the date such Certificate was due pursuant to Section 5.1(e) hereof, PROVIDED, HOWEVER, that any failure to deliver a Borrowing
Base Certificate shall not give rise to an Event of Default under this clause
(i) in the event there are no outstanding Loans;

            (i)  a Change in Control shall occur;

            (j)  a Change in Management shall occur;

            (k) as long as Donald Kushner is an employee of the Borrower, the Kushner Life Insurance shall be cancelled or terminated and such insurance shall remain cancelled or terminated for thirty (30) days provided, that the Locke Life Insurance is not cancelled or terminated during such 30 day period; as long as Peter Locke is an employee of the Borrower, the Locke Life Insurance shall be cancelled or terminated and such insurance shall remain cancelled or terminated for thirty

(30) days provided, that the Kushner Life Insurance is not cancelled or terminated during such 30 day period;

            (l) default shall be made by any Credit Party in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Credit Agreement, or any other Fundamental Document and such default shall continue unremedied for thirty (30) consecutive days after any Credit Party obtains knowledge of such occurrence;
            (m) a Reportable Event relating to a failure to meet minimum funding standards or an inability to pay benefits when due shall have occurred with respect to any Plan under the control of any Credit Party shall not have been remedied within thirty (30) days after the occurrence of such Reportable Event; or a trustee shall be appointed by a United States District Court to administer such Plan, or the PBGC shall institute proceedings to terminate such Plan and the Agent shall have notified the Borrower that the Required Lenders have made a determination that on the basis of such Reportable Event, appointment of trustee or commencement of proceedings, there are reasonable grounds to believe that such occurrence would have a material adverse effect to the financial condition of the Credit Parties taken as a whole or would materially and adversely affect the ability of the Borrower to perform its obligations under this Credit Agreement or the Notes; or

            (n) this Credit Agreement, the Copyright Security Agreement, any Copyright Security Agreement Supplement and the Trademark Security Agreement (each a "SECURITY DOCUMENT") shall, for any reason, not be or shall cease to be in full force and effect except as provided herein or therein and such event would not enable the Lenders to obtain the material benefits of the Security Documents or shall be declared null and void or any of the Security Documents shall not give or shall cease to give the Agent the Liens, rights, powers and privileges purported to be created thereby in favor of the Agent for the benefit of the Lenders, superior to and prior to the rights of all third Persons (except to the extent expressly permitted herein or therein) and subject to no other Liens (except to the extent expressly permitted herein or therein) other than by actions of the Agent or any Lender or by the failure of the Agent to take such actions to continue the perfection of such Liens, or the validity or enforceability of the Liens granted, to be granted, or purported to be granted, by any of the Security Documents shall be contested by any Credit Party or any of its Affiliates, PROVIDED that no such defect in the Security Documents shall give rise to an Event of Default under this paragraph (o) unless such defect or such failure shall affect Collateral that is or should be subject to a Lien in favor of the Agent having an aggregate value in excess of $500,000;

then, in every such event and at any time thereafter during the continuance of such event, the Agent may, or if directed by the

Required Lenders shall, take either or both of the following actions, at the same or different times: terminate forthwith the Commitments and/or declare the principal of and the interest on the Loans and the Notes and all other amounts payable hereunder or thereunder to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything in this Credit Agreement or in the Notes to the contrary notwithstanding. If an Event of Default specified in paragraphs (e) or (f) above shall have occurred, the Commitments shall automatically terminate and the Loans and the Notes shall automatically become due and payable, both as to interest and principal, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything in this Credit Agreement or the Notes to the contrary notwithstanding. Such remedies shall be in addition to any other remedy available to the Lenders pursuant to Applicable Law or otherwise.


8.  GRANT OF SECURITY INTEREST; REMEDIES

            SECTION 8.1.  SECURITY INTERESTS.

            The Borrower, as security for the due and punctual payment of the Obligations and the Guarantors, as security for their obligations under Article 9 hereof, hereby mortgage, pledge, assign, transfer, set over, convey and deliver to the Agent (for the benefit of the Lenders) and grant to the Agent (for the benefit of the Lenders) a security interest in the Collateral.

            SECTION 8.2.  USE OF COLLATERAL.

            So long as no Event of Default shall have occurred and be continuing, and subject to the various provisions of this Credit Agreement and the other Fundamental Documents, a Credit Party may use the Collateral in any lawful manner permitted hereunder.

            SECTION 8.3.  COLLECTION ACCOUNTS.

            (a) The Borrower will establish a lockbox arrangement and related collection bank accounts (each, a "COLLECTION ACCOUNT") and will direct all Persons who become licensees, buyers or account debtors under receivables with respect to any item included in the Collateral (other than DE MINIMIS amounts and amounts in respect of items of Product which are assigned to third-party lenders permitted under Section 6.1(g)) to make payments under or in connection with the license agreements, sales agreements or receivables directly to the appropriate lockbox or Collection Account. Upon agreement between the Agent and the Borrower, a Collection Account may also serve as the Cash

Collateral Account, PROVIDED that such Collection Account is in the name of the Agent (for the benefit of the Lenders) and is under the sole dominion and control of the Agent. To the extent practicable, the Credit Parties, will amend existing agreements to direct all Persons who are licensees, buyers or account debtors under receivables with respect to any item included in the Collateral, to make payments under or in connection with the license agreements, sales agreements or receivables directly to the appropriate lockbox or Collection Account. Arrangements will be made in a manner satisfactory to the Agent to periodically transfer all amounts in the Collection Accounts to a single concentration account maintained by the Agent (the "Concentration Account").

            (b) The Credit Parties will execute such documentation as may be reasonably required by the Agent in order to provide for the deposit into the Collection Accounts of all items received in the lockbox and to otherwise effectuate the provisions of this Section 8.3.

            (c) In the event a Credit Party receives payment from any Person or proceeds under an Acceptable L/C, which payment should have been remitted directly to a Collection Account, such Credit Party shall promptly remit such payment or proceeds to a Collection Account to be applied in accordance with the terms of this Credit Agreement.

            (d) All such lockboxes and Collection Accounts shall be maintained with the Agent or with such other financial institutions as may be approved by the Agent, subject to the right of the Agent to at any time withdraw such approval and transfer any such lockboxes and/or Collection Account(s) to the Agent or another approved financial institution.

            SECTION 8.4.  CREDIT PARTIES TO HOLD IN TRUST.

            Upon the occurrence and during the continuance of an Event of Default, the Credit Parties will, upon receipt by them of any revenue, income, profits or other sums in which a security interest is granted by this Article 8, payable pursuant to any agreement or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the sum in trust for the Lenders, and forthwith, without any notice or demand whatsoever (all notices, demands, or other actions on the part of the Lenders being expressly waived), endorse, transfer and deliver any such sums or instruments or both, to the Agent to be applied to the repayment of the Obligations in accordance with the provisions of Section 8.7 hereof.

            SECTION 8.5.  COLLECTIONS, ETC.

            Upon the occurrence and during the continuance of an Event of Default, the Agent may, in its sole discretion, in its name or in the name of any Credit Party or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to, any of the Collateral, but shall be under no obligation so to do, or the Agent may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release, any of the Collateral, without thereby incurring responsibility to, or discharging or otherwise affecting any liability of, any Credit Party. The Agent will not be required to take any steps to preserve any rights against prior parties to the Collateral. If any Credit Party fails to make any payment or take any action required hereunder, the Agent may make such payments and take all such actions as the Agent reasonably deems necessary to protect the Lenders' security interests in the Collateral and/or the value thereof, and the Agent is hereby authorized (without limiting the general nature of the authority herein above conferred) to pay, purchase, contest or compromise any Liens that in the judgment of the Agent appear to be equal to, prior to or superior to the security interests of the Lenders in the Collateral and any Liens not expressly permitted by this Credit Agreement.

            SECTION 8.6.  POSSESSION, SALE OF COLLATERAL, ETC.

            Upon the occurrence and during the continuance of an Event of Default, the Agent may enter upon the premises of any Credit Party or wherever the Collateral may be, and take possession of the Collateral, and may demand and receive such possession from any Person who has possession thereof, and the Agent may take such measures as it may deem necessary or proper for the care or protection thereof, including the right to remove all or any portion of the Collateral, and with or without taking such possession may sell or cause to be sold, whenever the Agent shall decide, in one or more sales or parcels, at such prices as the Agent may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, all or any portion of the Collateral, at any broker's board or at public or private sale, without demand of performance or notice of intention to sell or of time or place of sale (except 15 days' written notice to the Credit Parties of the time and place of any such public sale or sales and such other notices as may be required by Applicable Law and cannot be waived), and the Agent or any other Person may be the purchaser of all or any portion of the Collateral so sold and thereafter hold the same absolutely, free (to the fullest extent permitted by Applicable
Law) from any claim or right of whatever kind, including any equity of redemption, of any Credit Party, any such demand, notice, claim, right or equity being hereby expressly waived and released. At any sale or sales made pursuant to this Article 8, the Agent may bid for or purchase, free (to the fullest extent permitted by Applicable Law) from any claim or right of whatever kind, including any equity of redemption, of any Credit Party, any such demand, notice, claim, right or equity being hereby expressly waived and released, any part of or all of the Collateral offered for sale, and may make any payment on account thereof by using any claim for moneys then due and payable to the Agent and the Lenders by any Credit Party hereunder as a credit against the purchase price. The Agent shall in any such sale make no representations or warranties with respect to the Collateral or any part thereof, and neither the Agent nor any Lender shall be chargeable with any of the obligations or liabilities of any Credit Party. Each Credit Party hereby agrees (i) that it will indemnify and hold the Agent and the Lenders harmless from and against any and all claims with respect to the Collateral asserted before the taking of actual possession or control of the relevant Collateral by the Agent pursuant to this Article 8, or arising out of any act of, or omission to act on the part of, any party (other than the Agent or Lenders) prior to such taking of actual possession or control by the Agent (whether asserted before or after such taking of possession or control), or arising out of any act on the part of any Credit Party, or its agents before or after the commencement of such actual possession or control by the Agent; and (ii) neither the Agent nor any Lender shall have liability or obligation to any Credit Party arising out of any such claim except for acts of willful misconduct or gross negligence or not taken in good faith. Subject only to the lawful rights of third parties, any Laboratory which has possession of any of the Collateral is hereby constituted and appointed by the Credit Parties as pledgeholder for the Agent and, upon the occurrence of an Event of Default, each such pledgeholder is hereby authorized (to the fullest extent permitted by Applicable Law) to sell all or any portion of the Collateral upon the order and direction of the Agent, and each Credit Party hereby waives any and all claims, for damages or otherwise, for any action taken by such pledgeholder in accordance with the terms of the UCC not otherwise waived hereunder. In any action hereunder, the Agent shall be entitled if permitted by Applicable Law to the appointment of a receiver without notice, to take possession of all or any portion of the Collateral and to exercise such powers as the court shall confer upon the receiver. Notwithstanding the foregoing, upon the occurrence of an Event of Default, and during the continuation of such Event of Default, the Agent shall be entitled to apply, without prior notice to the Credit Parties, any cash or cash items constituting Collateral in the possession of the Agent to payment of the Obligations.

            SECTION 8.7.  APPLICATION OF PROCEEDS ON DEFAULT.

            During the continuance of an Event of Default, the balances in the Chemical Clearing Account, Collection Account(s), Cash Collateral Account(s), or in any account of any Credit Party with any Lender, all other income on the Collateral, and all proceeds from any sale of the Collateral pursuant hereto shall be applied first toward payment of the reasonable out-of-pocket costs and expenses paid or incurred by the Agent in enforcing this Credit Agreement, in realizing on or protecting any Collateral and in enforcing or collecting any Obligations or any Guaranty thereof, including, without limitation, court costs and the reasonable attorney's fees and expenses incurred by the Agent, and then to the payment in full of the Obligations in such order as determined by the Required Lenders, PROVIDED, HOWEVER, that, the Agent may in its discretion apply funds comprising the Collateral to pay the cost (i) of completing any item of Product owned in whole or in part by any Credit Party in any stage of production and (ii) of making delivery to the distributors of such item of Product. Any amounts remaining after such indefeasible payment in full shall be remitted to the appropriate Credit Party or as a court of competent jurisdiction may otherwise direct.

            SECTION 8.8.  POWER OF ATTORNEY.

            Upon the occurrence of an Event of Default which is not waived in writing by the Required Lenders, (a) each Credit Party does hereby irrevocably make, constitute and appoint the Agent or any of its officers or designees its true and lawful attorney-in-fact with full power in the name of the Agent or such other Person to receive, open and dispose of all mail addressed to any Credit Party, and to endorse any notes, checks, drafts, money orders or other evidences of payment relating to the Collateral that may come into the possession of the Agent with full power and right to cause the mail of such Persons to be transferred to the Agent's own offices or otherwise, and to do any and all other acts necessary or proper to carry out the intent of this Credit Agreement and the grant of the security interests hereunder and under the Fundamental Documents, and each Credit Party hereby ratifies and confirms all that the Agent or its substitutes shall properly do by virtue hereof; (b) each Credit Party does hereby further irrevocably make, constitute and appoint the Agent or any of its officers or designees its true and lawful attorney-in-fact in the name of the Agent or any Credit Party (i) to enforce all of each Credit Party's rights under and pursuant to all agreements with respect to the Collateral, all for the sole benefit of the Agent for the benefit of the Lenders and to enter into such other agreements as may be necessary or appropriate in the judgment of the Agent to complete the production, distribution or exploitation of any item of Product which is included in the Collateral, (ii) to enter into and perform such agreements as may be necessary in order to carry out the terms, covenants and conditions of the Fundamental Documents that are required to be observed or performed by any Credit Party, (iii) to execute such other and further mortgages, pledges and assignments of the Collateral, and related instruments or agreements, as the Agent may reasonably require for the purpose of perfecting, protecting, maintaining or enforcing the security interests granted to the Agent on behalf of the Lenders hereunder, and (iv) to do any and all other things necessary or proper to carry out the intention of this Credit Agreement and the grant of the security interests hereunder and under the other Fundamental Documents. The Credit Parties hereby ratify and confirm in advance all that the Agent as such attorney-in-fact or its substitutes shall properly do by virtue of this power of attorney. In the event the Agent exercises the power of attorney granted herein, the Agent shall, concurrently with such exercise, provide written notice to the Borrower and the Lenders in accordance with Section 13.1.

            SECTION 8.9.  FINANCING STATEMENTS, DIRECT PAYMENTS.

            Each Credit Party hereby authorizes the Agent to file UCC financing statements and any amendments thereto or continuations thereof, any Copyright Security Agreement, any Copyright Security Agreement Supplement, any Trademark Security Agreement and any other appropriate security documents or instruments and to give any notices necessary or desirable to perfect the Lien of the Agent on behalf of the Lenders on the Collateral, in all cases without the signatures of any Credit Party or to execute such items as attorney-in-fact for any Credit Party. Each Credit Party further authorizes the Agent upon the occurrence of an Event of Default, and during the continuation of such Event of Default, to notify any account debtors that all sums payable to any Credit Party relating to the Collateral shall be paid directly to the Agent.

            SECTION 8.10.  FURTHER ASSURANCES.

            Upon the reasonable request of the Agent, each Credit Party hereby agrees to duly and promptly execute and deliver, or cause to be duly executed and delivered, at the cost and expense of the Credit Parties, such further instruments as may be necessary or proper, in the judgment of the Agent, to carry out the provisions and purposes of this Article 8, necessary, in the judgment of the Agent, to perfect and preserve the Liens of the Agent for the benefit of the Lenders hereunder and under the Fundamental Documents, and in the Collateral or any portion thereof.

            SECTION 8.11.  TERMINATION.

            The security interests granted under this Article 8 shall terminate when all the Obligations have been indefeasibly fully paid and performed and the Commitments shall have terminated and all Letters of Credit shall have expired or been terminated or cancelled. Upon request by the Credit Parties (and at the sole expense of the Credit Parties) after such termination, the Agent will take all reasonable action and do all things reasonably necessary, including executing UCC terminations, Pledgeholder Agreement terminations, termination letters to account debtors and copyright reassignments, to release the security interest granted to it hereunder.

            SECTION 8.12.  REMEDIES NOT EXCLUSIVE.

            The remedies conferred upon or reserved to the Agent in this Article 8 are intended to be in addition to, and not in limitation of, any other remedy or remedies available to the Agent. Without limiting the generality of the foregoing, the Agent and the Lenders shall have all rights and remedies of a secured creditor under Article 9 of the UCC.

           SECTION 8.13.  QUIET ENJOYMENT.

            The Lenders acknowledge that their security interest hereunder is subject to the rights of Quiet Enjoyment of parties to Distribution Agreements, Licensing Agreements and other similar agreements, whether existing on the date hereof or hereafter executed. For the purpose hereof, "QUIET ENJOYMENT" shall mean in connection with the rights of licensees under Licensing Agreements and distributors under Distribution Agreements, the Lenders' agreement that their rights under this Credit Agreement and the Fundamental Documents and in the Collateral are subject to the rights of such parties to distribute, exhibit and/or to exploit the item of Product licensed to them, and to receive prints or tapes or have access to preprint material or master tapes in connection therewith and that even if the Lenders shall become the owner of the Collateral in case of an Event of Default, the Lenders' ownership rights shall be subject to the rights of said parties under such agreements, PROVIDED, HOWEVER, that such licensee or such distributor shall not be in default under the relevant License or Distribution Agreement and, PROVIDED, FURTHER that the Lenders shall not be responsible for any liability or obligation of any Credit Party under any License Agreement.

            SECTION 8.14.  CONTINUATION AND REINSTATEMENT.

            Each Credit Party further agrees that the security interest granted hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment or any part thereof, of principal or interest on any Obligation is rescinded or must otherwise be restored by the Agent or the Lenders upon the bankruptcy or reorganization of any Credit Party or otherwise.

9.  GUARANTY

            SECTION 9.1.  GUARANTY.

            (a) Each Guarantor unconditionally and irrevocably guarantees to the Agent and the Lenders the due and punctual payment by, and performance of, the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of the obligor whether or not post filing interest is allowed in such proceeding). Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it (except as may be otherwise required herein), and it will remain bound upon this guaranty notwithstanding any extension or renewal of any Obligation.

            (b) Each Guarantor waives presentation to, demand for payment from and protest to, as the case may be, the Borrower or any other Guarantor of any of the Obligations, and also waives notice of protest for nonpayment. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of the Agent or the Lenders to assert any claim or demand or to enforce any right or remedy against the Borrower or any Guarantor or any other guarantor under the provisions of this Credit Agreement or any other agreement or otherwise; (ii) any extension or renewal of any provision hereof or thereof;
(iii) the failure of the Agent or the Lenders to obtain the consent of the Guarantor with respect to any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of this Credit Agreement, the Notes or of any other agreement; (iv) the release, exchange, waiver or foreclosure of any security held by the Agent for the Obligations or any of them; (v) the failure of the Agent or the Lenders to exercise any right or remedy against any other guarantor of the Obligations; or (vi) the release or substitution of any Guarantor or guarantor. Without limiting the generality of the foregoing or any other provision hereof, to the extent permitted by applicable law, each Guarantor hereby expressly waives any and all benefits which might otherwise be available to it under California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2849, 2850, 2899 and 3433.

            (c) Each Guarantor further agrees that this Guaranty constitutes a guaranty of performance and of payment when due and not just of collection, and waives any right to require that any resort be had by the Agent or the Lenders to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of the Agent or the Lenders in favor of the Borrower, any other Guarantor or to any other Person.

            (d) Each Guarantor hereby expressly assumes all responsibilities to remain informed of the financial condition of the Borrower, the Guarantors and any other guarantors and any circumstances affecting the ability of the Borrower to perform under this Credit Agreement.

            (e) Each Guarantor's guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations, the Notes or any other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations which might otherwise constitute a defense to this Guaranty. The Agent and the Lenders make no representation or warranty with respect to any such circumstances and have no duty or responsibility whatsoever to each Guarantor in respect to the management and maintenance of the Obligations or any collateral security for the Obligations.

            SECTION 9.2.  NO IMPAIRMENT OF GUARANTY, ETC.

            The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (except payment of the Obligations), including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent or the Lenders to assert any claim or demand or to enforce any remedy under this Credit Agreement or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law, unless and until the Obligations are paid in full the Commitments have terminated and each outstanding Letter of Credit has expired or otherwise been terminated.

            SECTION 9.3.  CONTINUATION AND REINSTATEMENT, ETC.

            (a) Each Guarantor further agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by the Agent or the Lenders upon the bankruptcy or reorganization of the Borrower or a Guarantor, or otherwise. In furtherance of the provisions of this Article 9, and not in limitation of any other right which the Agent or the Lenders may have at law or in equity against the Borrower or a Guarantor by virtue hereof, upon failure of the Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Agent on behalf of the Lenders, forthwith pay or cause to be paid to the Agent for the benefit of the Lenders in cash an amount equal to the unpaid amount of all the Obligations with interest thereon at a rate of interest equal to the rate specified in Section 2.7(a) hereof, and thereupon the Agent shall assign such Obligation, together with all security interests, if any, then held by the Agent in respect of such Obligation, to the Guarantors making such payment; such assignment to be subordinate and junior to the rights of the Agent on behalf of the Lenders with regard to amounts payable by the Borrower in connection with the remaining unpaid Obligations and to be pro tanto to the extent to which the Obligation in question was discharged by the Guarantor or Guarantors making such payments.

            (b) All rights of the Guarantors against the Borrower, arising as a result of the payment by any Guarantor of any sums to the Agent for the benefit of the Lenders or directly to the Lenders hereunder by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior final and indefeasible payment in full of all the Obligations. If any amount shall be paid to such Guarantor for the account of the Borrower, such amount shall be held in trust for the benefit of the Agent and shall forthwith be paid to the Agent on behalf of the Lenders to be credited and applied to the Obligations, whether matured or unmatured.

            SECTION 9.4.  LIMITATION ON GUARANTEED AMOUNT ETC.

            Notwithstanding any other provision of this Article 9, the amount guaranteed by the Guarantor hereunder shall be limited to the extent, if any, required so that its obligations under this Article 9 shall not be subject to avoidance under Section 548 of the Bankruptcy Code or to being set aside or annulled under any applicable state law relating to fraud on creditors. In determining the limitations, if any, on the amount of any Guarantor's obligations hereunder pursuant to the preceding sentence, it is the intention of the parties thereto that any rights of subrogation or contribution which such Guarantor may


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have under this Article 9 (or as a result of the operation of Article 8 with regard to assets of other Credit Parties) or any other agreement or under Applicable Law shall be taken into account.

10.  PLEDGE

            SECTION 10.1.  PLEDGE.

            As security for the Obligations, each Pledgor hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto the Agent for the benefit of the Lenders, a security interest in all Pledged Securities now owned or hereafter acquired by it. On the Closing Date, the Pledgors shall deliver to the Agent the definitive instruments representing all Pledged Securities, accompanied by executed undated stock powers, duly endorsed or executed in blank by the appropriate Pledgor, and such other instruments or documents as the Agent on behalf of the Lenders or its counsel shall reasonably request.

            SECTION 10.2.  COVENANT.

            Each Pledgor covenants that as stockholder of each of its respective Subsidiaries it will not take any action to allow any additional shares of common stock, preferred stock or other equity securities of any of its respective Subsidiaries or any securities convertible or exchangeable into common or preferred stock of such Subsidiaries to be issued, or grant any options or warrants, unless such securities are pledged to the Agent (for the benefit of the Lenders) as security for the Obligations.

            SECTION 10.3.  REGISTRATION IN NOMINEE NAME; DENOMINATIONS.

            Upon the occurrence and during the continuation of an Event of Default, the Agent shall have the right (in its sole and absolute discretion) to hold the certificates representing any Pledged Securities (a) in its own name or in the name of its nominee or (b) in the name of the appropriate Pledgor, endorsed or assigned in blank or in favor of the Agent. The Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Credit Agreement.

            SECTION 10.4.  VOTING RIGHTS; DIVIDENDS; ETC.

            (a) The appropriate Pledgor shall be entitled to exercise any and all voting and/or consensual rights and powers accruing to owners of the Pledged Securities or any part thereof for any purpose not inconsistent with the terms hereof, at all times, except as expressly provided in (c) below.

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            (b)  Any dividends or distributions of any kind whatsoever (other, so long as an Event of Default is not continuing, than cash) received by a Pledgor, whether resulting from a subdivision, combination, or reclassification of the outstanding capital stock of the issuer or received in exchange for Pledged Securities or any part thereof or as a result of any merger, consolidation, acquisition, or other exchange of assets to which the issuer may be a party, or otherwise, shall be and become part of the Pledged Securities pledged hereunder and shall immediately be delivered to the Agent to be held subject to the terms hereof.

            (c) Upon the occurrence and during the continuance of an Event of Default and notice from the Agent of the transfer of such rights to the Agent, all rights of the Pledgors to exercise the voting and/or consensual rights and powers which it is entitled to exercise pursuant to this Section shall cease, and all such rights shall thereupon become vested in the Agent, which shall have the sole and exclusive right and authority to exercise such voting and/or consensual rights until such time as such Event of Default has been cured. All dividends and distributions which are received contrary to the provisions of this subsection (c) shall be received in trust for the benefit of the Agent and the Lenders and shall be delivered.

            (d) If the Agent shall receive any cash pursuant to Section 10.4(c) which but for the occurrence of an Event of Default the relevant Pledgor would be entitled to retain for its own account under Section 10.4(b), then after and so long as all Events of Default have been cured and only if the Obligations have not been accelerated, the Agent shall pay over to such Pledgor any such cash retained by it during the continuance of such Event of Default which has not been applied to the Obligations pursuant to the terms hereof.

            SECTION 10.5.  REMEDIES UPON DEFAULT.

            If an Event of Default shall have occurred and be continuing, the Agent on behalf of the Lenders may sell the Pledged Securities, or any part thereof, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Agent shall deem appropriate subject to the terms hereof or as otherwise provided in the UCC.
The Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict to the full extent permitted by Applicable Law the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Pledged Securities for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Agent shall have the right to assign, transfer, and deliver to the purchaser or purchasers thereof the Pledged Securities so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Pledgors. The Agent shall give ten (10) days' written notice of its intention to make any such public or private sale, or sale at any broker's board or on any such securities exchange, or of any other disposition of the Pledged Securities. Such notice, in the case of public sale, shall state the time and place for such sale and, in the case of sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Pledged Securities, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Agent may fix and shall state in the notice of such sale. At any such sale, the Pledged Securities, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Agent may (in its sole and absolute discretion) determine. The Agent shall not be obligated to make any sale of the Pledged Securities if it shall determine not to do so, regardless of the fact that notice of sale of the Pledged Securities may have been given. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case the sale of all or any part of the Pledged Securities is made on credit or for future delivery, the Pledged Securities so sold shall be retained by the Agent until the sale price is paid by the purchaser or purchasers thereof, but the Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Securities so sold and, in case of any such failure, such Pledged Securities may be sold again upon like notice. At any sale or sales made pursuant to this Section 10.5, the Agent (on behalf of the Lenders) may bid for or purchase, free from any claim or right of whatever kind, including any equity of redemption, of the Pledgors, any such demand, notice, claim, right or equity being hereby expressly waived and released, any or all of the Pledged Securities offered for sale, and may make any payment on the account thereof by using any claim for moneys then due and payable to the Agent or any consenting Lender by any Credit Party as a credit against the purchase price; and the Agent, upon compliance with the terms of sale, may hold, retain and dispose of the Pledged Securities without further accountability therefor to the Pledgors or any third party (other than the Lenders). The Agent shall in any such sale make no representations or warranties with respect to the Pledged Securities or any part thereof, and shall not be chargeable with any of the obligations or liabilities of the Pledgors with respect thereto. Each Pledgor hereby agrees
(i) it will indemnify and hold the Agent and the Lenders harmless from and against any and all claims with respect to the Pledged Securities asserted before the taking of actual possession or control of the Pledged Securities by the Agent pursuant to this Credit Agreement or arising out of any act

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of, or omission to act on the part of, any party prior to such taking of actual possession or control by the Agent (whether asserted before or after such taking of possession or control), or arising out of any act on the part of any Pledgor, their agents or Affiliates before or after the commencement of such actual possession or control by the Agent and (ii) the Agent and the Lenders shall have no liability or obligation arising out of any such claim. As an alternative to exercising the power of sale herein conferred upon it, the Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and Pledged Securities under this Credit Agreement and to sell the Pledged Securities, or any portion thereof, pursuant to a judgment or decree of a court or courts having competent jurisdiction.

            SECTION 10.6.  APPLICATION OF PROCEEDS OF SALE AND CASH.

            The proceeds of sale of the Pledged Securities sold pursuant to
Section 10.5 hereof shall be applied by the Agent on behalf of the Lenders as follows:

                  (i) to the payment of all reasonable out-of-pocket costs and expenses paid or incurred by the Agent in connection with such sale, including, without limitation, all court costs and the reasonable fees and expenses of counsel for the Agent in connection therewith, and the payment of all reasonable out-of-pocket costs and expenses paid or incurred by the Agent in enforcing this Credit Agreement, in realizing or protecting any Collateral and in enforcing or collecting any Obligations or any Guaranty thereof, including, without limitation, court costs and the reasonable attorney's fees and expenses incurred by the Agent in connection therewith; and

                  (ii) to the payment in full of the Obligations in such order as determined by the Required Lenders;

PROVIDED, HOWEVER, that the Agent may in its discretion apply funds comprising the Collateral to pay the cost (i) of completing any item of Product owned in whole or in part by any Credit Party in any stage of production and
(ii) of making delivery to the distributors of such item of Product. Any amounts remaining after such indefeasible payment in full shall be remitted to the appropriate Pledgor, or as a court of competent jurisdiction may otherwise direct.

            SECTION 10.7.  SECURITIES ACT, ETC.

            In view of the position of each Pledgor in relation to the Pledged Securities pledged by it, or because of other present or future circumstances, a question may arise under the

Securities Act of 1933, as amended, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being hereinafter called the "Federal Securities Laws"), with respect to any disposition of the Pledged Securities permitted hereunder, each Pledgor understands that compliance with the Federal Securities Laws may very strictly limit the course of conduct of the Agent if the Agent were to attempt to dispose of all or any part of the Pledged Securities, and may also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities may dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Agent in any attempt to dispose of all or any part of the Pledged Securities under applicable Blue Sky or other state securities laws, or similar laws analogous in purpose or effect. Under Applicable Law, in the absence of an agreement to the contrary, the Agent may perhaps be held to have certain general duties and obligations to the Pledgors to make some effort towards obtaining a fair price even though the Obligations may be discharged or reduced by the proceeds of a sale at a lesser price. Each Pledgor waives to the fullest extent permitted by Applicable Law any such general duty or obligation to it, and the Pledgors and/or the Credit Parties will not attempt to hold the Agent responsible for selling all or any part of the Pledged Securities at an inadequate price, even if the Agent shall accept the first offer received or does not approach more than one possible purchaser. Without limiting the generality of the foregoing, the provisions of this Section 10.7 would apply if, for example, the Agent were to place all or any part of the Pledged Securities for private placement by an investment banking firm, or if such investment banking firm purchased all or any part of the Pledged Securities for its own account, or if the Agent placed all or any part of the Pledged Securities privately with a purchaser or purchasers.

            SECTION 10.8.  CONTINUATION AND REINSTATEMENT.

            Each Pledgor further agrees that its pledge hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by Agent or the Lenders upon the bankruptcy or reorganization of any Pledgor or otherwise.

            SECTION 10.9.  TERMINATION.

            The pledge referenced herein shall terminate when all of the Obligations shall have been indefeasibly fully paid and the Commitments shall have terminated, and all Letters of Credit shall have expired or been terminated or cancelled, at which time the Agent shall assign and deliver to the appropriate Pledgor, or to such Person or Persons as such Pledgor shall designate, against receipt, such of the Pledged Securities (if any) as shall not have been sold or otherwise applied by the Agent pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release. Any such reassignment shall be free and clear of all Liens, arising by, under or through any Lender but shall otherwise be without recourse upon or warranty by the Agent and at the expense of the Pledgors.


11.  CASH COLLATERAL ACCOUNT

            SECTION 11.1.  CASH COLLATERAL ACCOUNTS.

            On or prior to the Closing Date, there shall be established with the Agent a collateral account in the name of the Agent (the "CASH COLLATERAL ACCOUNT"), into which the appropriate Credit Parties shall from time to time deposit Dollars pursuant to the express provisions of this Credit Agreement requiring or permitting such deposits. Except to the extent otherwise provided in this Article 11, the Cash Collateral Account shall be under the sole dominion and control of the Agent.

            SECTION 11.2.  INVESTMENT OF FUNDS.

            (a) The Agent is hereby authorized and directed to invest and reinvest the funds from time to time deposited in the Cash Collateral Account on the instructions of the Borrower (provided that such notice may be given verbally to be confirmed promptly in writing) or, if the Borrower shall fail to give such instruction upon delivery of any such funds, in the sole discretion of the Agent, PROVIDED that in no event may the Borrower give instructions to the Agent to, or may the Agent in its discretion, invest or reinvest funds in the Cash Collateral Account in other than Cash Equivalents described in clause (i) of the definition of Cash Equivalents, or described in clauses (ii) and (iii) of the definition of Cash Equivalents to the extent issued by Chemical Bank.

            (b) Any net income or gain on the investment of funds from time to time held in the Cash Collateral Account, shall be promptly reinvested by the Agent as a part of the Cash Collateral Account and any net loss on any such investment shall be charged against the Cash Collateral Account.

            (c) Neither the Agent nor the Lenders shall be a trustee for the Credit Parties, or shall have any obligations or responsibilities, or shall be liable for anything done or not done, in connection with the Cash Collateral Account, except as expressly provided herein and except that the Agent shall have the obligations of a secured party under the UCC. The Agent and the Lenders shall not have any obligation or responsibilities and shall not be liable in any way for any investment decision made

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pursuant to this Section 11.2 or for any decrease in the value of the investments held in the Cash Collateral Account.

            SECTION 11.3.  GRANT OF SECURITY INTEREST.

            For value received and to induce the Lenders to make Loans from time to time to the Borrower as provided for in this Credit Agreement, as security for the payment of all of the Obligations, the Credit Parties hereby assign to the Agent (for the benefit of the Lenders), and grant to the Agent (for the benefit of the Lenders), a first and prior Lien upon all the Credit Parties' rights in and to the Cash Collateral Account, all cash, documents, instruments and securities from time to time held therein, and all rights pertaining to investments of funds in the Cash Collateral Account and all products and proceeds of any of the foregoing. All cash, documents, instruments and securities from time to time on deposit in the Cash Collateral Account, and all rights pertaining to investments of funds in the Cash Collateral Accounts shall immediately and without any need for any further action on the part of any of the Credit Parties, any Lender or the Agent, become subject to the Lien set forth in this Section 11.3, be deemed Collateral for all purposes hereof and be subject to the provisions of this Credit Agreement.

            SECTION 11.4.  REMEDIES.

            At any time during the continuation of an Event of Default, the Agent may sell any documents, instruments and securities held in the Cash Collateral Account and may immediately apply the proceeds thereof and any other cash held in the Cash Collateral Account to the satisfaction of the Obligations in such order as the Agent may determine, but subject to the rights of the Lenders. Any amounts remaining after such application shall be paid or delivered to the Borrower or as a court of competent jurisdiction may direct.


12.  THE AGENT AND THE FRONTING BANK

            SECTION 12.1.  ADMINISTRATION BY AGENT.

            (a) The general administration of the Fundamental Documents and any other documents contemplated by this Credit Agreement shall be by the Agent or its designees. Except as otherwise expressly provided herein each of the Lenders hereby irrevocably authorizes the Agent, at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Fundamental Documents, the Notes and any other documents contemplated by this Credit Agreement as are expressly delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto. The Agent shall have no


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duties or responsibilities except as set forth in the Fundamental Documents.

            (b) The Lenders hereby authorize the Agent (in its sole discretion):

                  (i) in connection with the sale or other disposition of any asset included in the Collateral or all of the capital stock of any Guarantor, to the extent undertaken in accordance with the terms of this Credit Agreement, to release a Lien granted to it (for the benefit of the Lenders) on such asset and/or release such Guarantor from its obligations hereunder;

                (ii) to determine that the cost to the Borrower or another Credit Party is disproportionate to the benefit to be realized by the Lenders by perfecting a Lien in a given asset or group of assets included in the Collateral (other than any item which is to be included in the Borrowing Base) and that the Borrower or other Credit Party should not be required to perfect such Lien in favor of the Agent (for the benefit of the Lenders);

               (iii) to appoint subagents or Lenders to be the holder of record of a Lien to be granted to the Agent (for the benefit of the Lenders) or to hold on behalf of the Agent such collateral or instruments relating thereto;

                (iv) to grant the right of Quiet Enjoyment to licensees pursuant to the terms of Section 8.13;

                  (v) in connection with an item of Product being produced by a Credit Party, the principal photography of which is being done outside the United States in a location other than Canada or the United Kingdom, to approve arrangements with such Credit Party as shall be satisfactory to the Agent with respect to the temporary storage of the original negative film, the original sound track materials or other physical materials of such Picture in a production laboratory located outside the United States, other than in Canada or the United Kingdom;

                (vi) enter into guild subordination agreements with the guilds with respect to the security interests in favor of the guilds required pursuant to the terms of the collective bargaining agreements;

               (vii) to enter into subordination agreements (in such form as the Agent may deem appropriate) in connection with transactions permitted under Section


                                      - 119 -
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            6.1(g) whereby the claims of the Lenders against the Special Purpose
            Producer which is the borrower in such transaction and/or Liens in favor of the Agent (for the benefit of the Lenders) in their respective assets may be subordinated to the claims and/or Liens of third party lenders; and

              (viii) to enter into subordination agreements in connection with existing Liens set forth on Schedule 6.2 hereof in substantially the same form as previously executed by Imperial Bank, as agent, under the Imperial Credit Agreement.

            SECTION 12.2.  ADVANCES AND PAYMENTS.

            (a) On the date requested by the Borrower for the funding of each Loan, the Agent shall be authorized (but not obligated) to advance, for the account of each of the Lenders, the amount of the Loan to be made by it in accordance with its Percentage hereunder. Each of the Lenders hereby authorizes and requests the Agent to advance for its account, pursuant to the terms hereof, the amount of the Loan to be made by it, and each of the Lenders agrees forthwith to reimburse the Agent in immediately available funds for the amount so advanced on its behalf by the Agent. If any such reimbursement is not made in immediately available funds on the same day on which the Agent shall have made any such amount available on behalf of any Lender, such Lender shall pay interest to the Agent at a rate per annum equal to the Agent's cost of obtaining overnight funds in the New York Federal Funds Market for the first day following the time when the Lender fails to make the required reimbursement, and thereafter at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin for Alternate Base Rate Loans. If and to the extent that any such reimbursement shall not have been made to the Agent, the Borrower agrees to repay to the Agent forthwith on demand a corresponding amount with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent at the Alternate Base Rate plus the Applicable Margin for Alternate Base Rate Loans.

            (b) Any amounts received by the Agent in connection with this Credit Agreement or the Notes the application of which is not otherwise provided for, shall be applied, in accordance with each of the Lenders' Percentages, first, to pay accrued but unpaid Commitment Fees, second, to pay accrued but unpaid interest on the Notes, third, the principal balance outstanding on the Notes and amounts outstanding under Currency Agreements and Interest Rate Protection Agreements and fourth, to pay other amounts payable to the Agent.
All amounts to be paid to any of the Lenders by the Agent shall be credited to the Lenders, after collection by the Agent, in immediately available funds either by wire transfer or deposit in such Lender's correspondent account


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with the Agent, or as such Lender and the Agent shall from time to time agree.

            SECTION 12.3.  SHARING OF SETOFFS AND CASH COLLATERAL.

            Each of the Lenders agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against any Credit Party, including, but not limited to, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim and received by such Lender under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of its Loans as a result of which the unpaid portion of its Loans and L/C Exposure is proportionately less than the unpaid portion of any of the other Lenders (a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Lenders a participation in the Loans or Letters of Credit of such other Lenders, so that the aggregate unpaid principal amount of each of the Lenders' Loans and its participation in Loans and Letters of Credit of the other Lenders shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding and L/C Exposure as the principal amount of its Loans and L/C Exposure prior to the obtaining of such payment was to the principal amount of all Loans outstanding and L/C Exposure prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Lenders share such payment pro rata. If all or any portion of such excess payment is thereafter recovered from the Lender which originally received such excess payment, such purchase (or portion thereof) shall be cancelled and the purchase price restored to the extent of such recovery. The Credit Parties expressly consent to the foregoing arrangements and agree that any Lender or Lenders holding (or deemed to be holding) a participation in a Note or Letters of Credit may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender or Lenders as fully as if such Lender or Lenders held a Note and was the original obligee thereon or was the issuer of the Letter of Credit, in the amount of such participation.

            SECTION 12.4.  NOTICE TO THE LENDERS.

            Upon receipt by the Agent from any of the Credit Parties of any communication calling for an action on the part of the Lenders, or upon notice to the Agent of any Event of Default, the Agent will in turn immediately inform the other Lenders in writing (which shall include facsimile communications) of the nature of such communication or of the Event of Default, as the case may be.

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            SECTION 12.5.  LIABILITY OF AGENT.

            (a) The Agent or the Fronting Bank, when acting on behalf of the Lenders, may execute any of its duties under this Credit Agreement or the other Fundamental Documents by or through its officers, agents, or employees and neither the Agent, the Fronting Bank nor their respective officers, agents or employees shall be liable to the Lenders or any of them for any action taken or omitted to be taken in good faith, nor be responsible to the Lenders or to any of them for the consequences of any oversight or error of judgment, or for any loss, unless the same shall happen through its gross negligence or willful misconduct. The Agent, the Fronting Bank and their respective directors, officers, agents, and employees shall in no event be liable to the Lenders or to any of them for any action taken or omitted to be taken by it pursuant to instructions received by it from the Lenders or in reliance upon the advice of counsel selected by it with reasonable care. Without limiting the foregoing, neither the Agent, the Fronting Bank nor any of their respective directors, officers, employees, or agents shall be responsible to any of the Lenders for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, warranty, or representation in, or for the perfection of any security interest contemplated by, this Credit Agreement or any related agreement, document or order, or shall be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any Credit Party of the terms, conditions, covenants, or agreements of this Credit Agreement or any related agreement or document.

            (b) Neither the Agent, as agent for the Lenders hereunder, nor any of its directors, officers, employees, or agents shall have any responsibility to the Borrower or any other Credit Party on account of the failure or delay in performance or breach by any of the Lenders of any of their respective obligations under this Credit Agreement or the Notes or any related agreement or document or in connection herewith or therewith.

            (c) The Agent, as agent for the Lenders hereunder, shall be entitled to rely on any communication, instrument, or document reasonably believed by it to be genuine or correct and to have been signed or sent by a Person or Persons believed by it to be the proper Person or Persons, and it shall be entitled to rely on advice of legal counsel, independent public accountants, and other professional advisers and experts selected by it.

            SECTION 12.6.  REIMBURSEMENT AND INDEMNIFICATION.

            Each of the Lenders agrees (i) to reimburse the Agent in accordance with such Lender's Percentage, for any expenses and fees incurred for the benefit of the Lenders under the Fundamental Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by the Borrower, (ii) to indemnify and hold harmless the Agent and any of its directors, officers, employees, or agents, on demand, in accordance with each Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of the Fundamental Documents or any action taken or omitted by it or any of them under the Fundamental Documents to the extent not reimbursed by the Borrower or any other Credit Party (except such as shall result from their gross negligence or willful misconduct) and (iii) to indemnify and hold harmless the Fronting Bank and any of its directors, officers, employees, or agents, on demand, in the amount of its Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of the issuance of any Letters of Credit or the failure to issue Letters of Credit if such failure or issuance was at the direction of Required Lenders (except as shall result from the gross negligence or willful misconduct of the Person to be reimbursed, indemnified or held harmless, as applicable). To the extent indemnification payments made by the Lenders pursuant to this Section
12.6 are subsequently recovered by the Agent from a Credit Party, the Agent will promptly refund such previously paid indemnity payments to the Lenders.

            SECTION 12.7.  RIGHTS OF AGENT.

            It is understood and agreed that the Agent shall have the same rights and powers as a Lender hereunder (including the right to give such instructions) as the other Lenders and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with any Credit Party, as though it were not the Agent of the Lenders or the Fronting Bank under this Credit Agreement.

            SECTION 12.8.  INDEPENDENT INVESTIGATION BY LENDERS.

            Each of the Lenders acknowledges that it has decided to enter into this Credit Agreement and to make the Loans and participate in the Letters of Credit hereunder based on its own analysis of the transactions contemplated hereby and of the creditworthiness of the Credit Parties and agrees that the Agent and the Fronting Bank shall bear no responsibility therefor.

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            SECTION 12.9.  EXECUTION BY AGENT OF SECURITY DOCUMENTATION ON
BEHALF OF THE LENDERS.

            The Agent hereby agrees to expressly indicate in all the security documentation (including the UCC-1 Financing Statements, Copyright Security Agreement, Trademark Security Agreement, Pledgeholder Agreements and any payment instructions) that it obtains or executes that it is doing such on behalf of the Lenders.

            SECTION 12.10.  AGREEMENT OF REQUIRED LENDERS.

            Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Required Lenders, action shall be taken by the Agent for and on behalf or for the benefit of all Lenders upon the direction of the Required Lenders and any such action shall be binding on all Lenders. No amendment, modification, consent or waiver shall be effective except in accordance with the provisions of Section 13.10 hereof.

            SECTION 12.11.  NOTICE OF TRANSFER.

            The Agent may deem and treat any Lender which is a party to this Credit Agreement as the owner of such Lender's respective portions of the Loans and participations in Letters of Credit for all purposes, unless and until a written notice of the assignment or transfer thereof executed by any such Lender shall have been received by the Agent and become effective in accordance with
Section 13.3 hereof.

            SECTION 12.12.  SUCCESSOR AGENT.

            The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, but such resignation shall not become effective until acceptance by a successor Agent of its appointment pursuant hereto. Upon any such resignation, the retiring Agent shall promptly appoint a successor Agent from among the Lenders which is experienced and sophisticated in entertainment industry lending, provided that such replacement is reasonably acceptable (as evidenced in writing) to the Borrower and the Required Lenders. If no successor Agent shall have been so appointed by the retiring Agent and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, the Borrower may appoint a successor Agent (which successor may be replaced by the Required Lenders; provided that such replacement is experienced and is sophisticated in entertainment industry lending and reasonably acceptable to the Borrower), which shall be either a Lender or a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $250,000,000 and which is experienced and sophisticated in entertainment

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industry lending.  Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Credit Agreement, the other Fundamental Documents and any other credit documentation. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Credit Agreement.


13.  MISCELLANEOUS

            SECTION 13.1.  NOTICES.

            Notices and other communications provided for herein shall be in writing and shall be delivered or mailed (or in the case of facsimile communication, if by telegram, delivered to the telegraph company and, if by telex, graphic scanning or other telegraphic or facsimile communications equipment of the sending party hereto, delivered by such equipment) addressed, if to the Agent or Chemical Bank, to it at 270 Park Avenue, New York, New York 10017, Attn: John J. Huber III, facsimile no.: (212) 270-2625, with a copy to Chase Securities, Inc., 1800 Century Park East, Suite 400, Los Angeles, California 90067, Attn: David Shaheen or if to any Credit Party at 11601 Wilshire Boulevard, 21st floor, Los Angeles, California, 90025, Attn: Donald Kushner, facsimile no.: (310) 445-1142 or if to a Lender, to it at its address set forth on the signature page, or such other address as such party may from time to time designate by giving written notice to the other parties hereunder. Any failure of the Agent or a Lender giving notice pursuant to this Section 13.1, to provide a courtesy copy to a party as provided herein, shall not affect the validity of such notice. All notices and other communications given to any party hereto in accordance with the provisions of this Credit Agreement shall be deemed to have been given on the fifth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, or when delivered to the telegraph company, charges prepaid, if by telegram, or upon receipt by such party, if by any telegraphic or facsimile communications equipment, in each case addressed to such party as provided in this Section 13.1 or in accordance with the latest unrevoked written direction from such party.

            SECTION 13.2. SURVIVAL OF AGREEMENT, REPRESENTATIONS AND WARRANTIES, ETC.

            All warranties, representations and covenants made by any of the Credit Parties herein or in any certificate or other instrument delivered by it or on its behalf in connection with


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this Credit Agreement shall be considered to have been relied upon by the Agent and the Lenders and, except for any terminations, amendments, modifications or waivers thereof in accordance with the terms hereof, shall survive the making of the Loans and issuance of the Letters of Credit herein contemplated and the execution and delivery to the Agent of the Notes regardless of any investigation made by the Agent or the Lenders or on their behalf and shall continue in full force and effect so long as any amount due or to become due hereunder is outstanding and unpaid and so long as the Letter of Credit remains outstanding and so long as the Commitments have not been terminated. All statements in any such certificate or other instrument shall constitute representations and warranties by the Credit Parties hereunder.


            SECTION 13.3. SUCCESSORS AND ASSIGNS; SYNDICATIONS; LOAN SALES; Participations.

            (a) Whenever in this Credit Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party (PROVIDED, HOWEVER, that neither the Borrower nor any other Credit Party may assign its rights hereunder without the prior written consent of all the Lenders), and all covenants, promises and agreements by or on behalf of any of the Credit Parties which are contained in this Credit Agreement shall inure to the benefit of the successors and assigns of the Lenders.

            (b) Each of the Lenders may (but only with the prior written consent of the Agent, which consent shall not be unreasonably withheld) assign to an Eligible Assignee all or a portion of its interests, rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Commitment and the same portion of all Loans at the time owing to it and the Notes held by it and its obligations and rights with regard to any Letter of Credit); PROVIDED, HOWEVER, that (i) each assignment shall be of a constant, and not a varying, percentage of the assigning Lender's rights and obligations under this Credit Agreement, (ii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $2,000 to be paid to the Agent by the assigning Lender and
(iii) an assignment involving a participation in any Letter of Credit shall require the consent of the Fronting Bank, as the case may be, which shall not be unreasonably withheld. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be not earlier than five Business Days after the date of acceptance and recording by the Agent, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Credit Agreement except that notwithstanding such assignment any rights and remedies available to the Borrower for any breaches by such assigning Lender of its obligations hereunder while a Lender shall be preserved after such assignment and such Lender shall not be relieved of any liability to the Borrower due to any such breach (and, in the case of an Assignment and Acceptance covering all or the remaining portion of the assigning Lender's rights and obligations under this Credit Agreement, such assigning Lender shall cease to be a party hereto).

            (c) Notwithstanding the other provisions of this Section 13.3, each Lender may at any time make an assignment of its interests, rights and obligations under this Credit Agreement to (i) any Affiliate of such Lender or
(ii) any other Lender hereunder, provided that after giving effect to such assignment, the assignee's Percentage shall not exceed 50%.

            (d) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Fundamental Documents or any other instrument or document furnished pursuant hereto or thereto; (ii) such assignor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Credit Parties or the performance or observance by the Credit Parties of any of their obligations under the Fundamental Documents; (iii) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 5.1(a) and 5.1(b) (or if none of such financial statements shall have then been delivered, then copies of the financial statements referred to in Section 3.5 hereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
(iv) such assignee will, independently and without reliance upon the assigning Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement; (v) such assignee appoints and authorizes the Agent to take such action as the Agent on its behalf and to exercise such powers under this Credit Agreement as are delegated to the Agent


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



by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will be bound by the provisions of this Credit Agreement and will perform in accordance with their terms all of the obligations which by the terms of this Credit Agreement are required to be performed by it as a Lender.

            (e) The Agent shall maintain at its address at which notices are to be given to it pursuant to Section 13.1 a copy of each Assignment and Acceptance and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Credit Parties, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of the Fundamental Documents. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee together with any Notes subject to such assignment, and the processing and recordation fees the Agent shall, if such Assignment and Acceptance has been completed and is in the form of Exhibit K hereto, (i) accept such Assignment and Acceptance, (ii) record


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the information contained therein in the Register and (iii) give prompt written notice thereof to the Borrower. Within five (5) Business Days after receipt of the notice, the Borrower, at its own expense, shall execute and deliver to the Lender, in exchange for the surrendered Notes, new Notes to the order of such assignee in an amount equal to the Commitments assumed by it pursuant to such Assignment and Acceptance and new Notes to the order of the assigning Lender in an amount equal to the Commitments retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such retained Commitment, shall be dated the date of the surrendered Notes and shall otherwise be in substantially the form of Exhibit A hereto. In addition the Credit Parties will promptly, at their own expense, execute such amendments to the Fundamental Documents to which it is a party and such additional documents, and take such other actions as the Agent or the assignee Lender may reasonably request in order to give such assignee Lender the full benefit of the Liens contemplated by the Fundamental Documents.

            (g) Each of the Lenders may without the consent of the Credit Parties sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Commitment and the Loans owing to it and the Note or Notes held by it); PROVIDED, HOWEVER, that (i) any such Lender's obligations under this Credit Agreement shall remain unchanged, (ii) such participant shall not be granted any voting rights under this Credit Agreement, except with respect to proposed changes to interest rates, amount of Commitments, final maturity of Loans, releases of all or substantially all the Collateral and fees (as applicable to such participant), (iii) any such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) the participating banks or other entities shall be entitled to the cost protection provisions contained in Sections 2.9, 2.10 and 2.13(e) hereof but a participant shall not be entitled to receive pursuant to such provisions an amount larger than its share of the amount to which the Lender granting such participation would have been entitled and (v) the Credit Parties, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement.

            (h) The Lenders may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 13.3, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Credit Parties furnished to the Agent by or on behalf of the Credit Parties; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree, by executing a confidentiality letter in form and substance equivalent to the confidentiality letter executed by the Lenders in connection with information received by such Lenders relating to this transaction to preserve the confidentiality of any confidential information relating to the Borrower received from such Lender.

            (i)  Any assignment pursuant to paragraph (a) or (b) of this Section
13.3 shall constitute an amendment of the Schedule of Commitments as of the effective date of such assignment.

            (j) The Borrower consents that any Lender may at any time and from time to time pledge or otherwise grant a security interest in any Loan or in any of the Notes evidencing such Loans (or any part thereof) to any Federal Reserve Bank.

            SECTION 13.4.  EXPENSES; DOCUMENTARY TAXES.

            Whether or not the transactions hereby contemplated shall be consummated, the Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Agent or Chase Securities Inc. in connection with performance of due diligence by the Agent in connection with the transactions hereby contemplated and the syndication, preparation, execution, delivery, waiver or modification and administration of this Credit Agreement and any other documentation contemplated hereby, the Notes and the making of the Loans, including but not limited to any internally allocated audit costs, the reasonable fees and disbursements of Morgan, Lewis & Bockius LLP, counsel for the Agent, and any other counsel that the Agent shall retain, fees and expenses of technical or other consultants engaged by the Agent to the extent previously approved by the Borrower. Such payments shall be made on the date of execution of this Credit Agreement and thereafter on demand. In addition, the Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Lenders in the enforcement or protection of the rights of the Lenders in connection with this Credit Agreement or the Notes, and with respect to any action which may be instituted by any Person other than the Credit Parties against any Lender in respect of the foregoing, or as a result of any transaction, action or non-action arising from the foregoing, including but not limited to the reasonable fees and disbursements of any counsel for the Lenders. Such payments shall be made on demand after the date of execution of this Credit Agreement. The Borrower agrees that it shall indemnify the Agent and the Lenders from and hold them harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Credit Agreement, the Notes or the issuance of Letters of Credit. The obligations of the Borrower under this Section 13.4 shall survive the termination of this Credit Agreement and/or the payment of the Loans and/or the expiration of the Letters of Credit.

            SECTION 13.5.  INDEMNIFICATION OF LENDERS.



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



            The Borrower agrees (a) to indemnify and hold harmless the Lenders (to the full extent permitted by law) from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever nature, and (b) to pay to the Agent an amount equal to the amount of all costs and expenses, including reasonable legal fees and disbursements, and with regard to both (a) and (b) growing out of or resulting from any litigation or other proceedings relating to the Collateral, this Credit Agreement, the Copyright Security Agreements the Trademark Security Agreement and the Pledgeholder Agreements, the making of the Loans, any attempt to audit, inspect, protect or sell the Collateral, or the administration and enforcement or exercise of any right or remedy granted to the Lenders hereunder or thereunder but excluding therefrom all costs arising out of or resulting from
(i) the gross negligence or willful misconduct of the Lender or the Agent claiming indemnification hereunder, (ii) litigation between the Borrower and the Agent or the Lenders in connection with the Fundamental Documents or in any way relating to the transactions contemplated hereby if, after final non-appealable judgment, the Agent or the Lenders are not the prevailing party or parties in such litigation and (iii) litigation among the Lenders or between the Agent and the Lenders in connection with the Fundamental Documents or in any way relating to the transactions contemplated hereby. The foregoing indemnity agreement includes any reasonable costs incurred by the Lenders in connection with any action or proceeding which may be instituted in respect of the foregoing by the Agent, or by any other Person either against the Lenders or in connection with which any officer or employee of the Lenders is called as a witness or deponent, including, but not limited to, the reasonable fees and disbursements of Morgan, Lewis & Bockius LLP, counsel to the Agent, and any out-of-pocket costs incurred by the Lenders in appearing as a witness or in otherwise complying with legal process served upon them. In no event shall the Lenders be liable to the Borrower for any matter or thing in connection with this Credit Agreement other than to make Loans and account for moneys actually received by them in accordance with the terms hereof.

            Whenever the provisions of this Credit Agreement or any other Fundamental Document provide that, if any Credit Party shall fail to do any act or thing which it has covenanted to do hereunder or any representation or warranty of any of the Credit Parties shall be breached, the Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach and the Agent does the same or causes it to be done, there shall be added to the Obligations hereunder the cost or expense incurred by the Agent in so doing, and any and all amounts expended by the Agent in taking any such action shall be repayable to it upon its demand therefor and shall bear interest at 4% in excess of the Alternate Base Rate from time to time in effect from the date advanced to the date of repayment.



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            All indemnities contained in this Section 13.5 shall survive the expiration or earlier termination of this Credit Agreement and shall inure to the benefit of any Person who was a Lender notwithstanding such Person's assignment of all its Loans and Commitments.

            SECTION 13.6.  CHOICE OF LAW.

            THIS CREDIT AGREEMENT AND THE NOTES SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WHICH ARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE AND, IN THE CASE OF PROVISIONS RELATING TO INTEREST RATES, ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICES FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

            SECTION 13.7.  WAIVER OF JURY TRIAL.

            TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH CREDIT PARTY HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS CREDIT AGREEMENT OR THE SUBJECT MATTER HEREOF OR ANY FUNDAMENTAL DOCUMENT, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH CREDIT PARTY ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE LENDERS THAT THE PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE LENDERS HAVE RELIED, ARE RELYING AND WILL RELY IN ENTERING INTO THIS CREDIT AGREEMENT AND ANY OTHER FUNDAMENTAL DOCUMENT. THE AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 13.7 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE BORROWER TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.

            SECTION 13.8.  NO WAIVER.

            No failure on the part of the Agent or any Lender or the Fronting Bank to exercise, and no delay in exercising, any right, power or remedy hereunder, under the Notes or any other Fundamental Document or with regards to Letters of Credit shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.



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            SECTION 13.9.  EXTENSION OF PAYMENT DATE.

            Should any payment of principal of or interest on the Notes or any other amount due hereunder become due and payable on a day other than a Business Day, the due date of such payment thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.

            SECTION 13.10.  AMENDMENTS, ETC.

            No modification, amendment or waiver of any provision of this Credit Agreement, and no consent to any departure by the Credit Parties herefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; PROVIDED, HOWEVER, that no such modification, waiver, consent or amendment shall, without the written consent of all of the Lenders, (i) change the Commitment of any Lender,
(ii) amend or modify any provision of this Credit Agreement which provides for the unanimous consent or approval of the Lenders, (iii) release any Collateral or any of the Pledged Securities (except as contemplated herein) or release any Guarantor from its obligations hereunder, (iv) alter the fixed scheduled maturity or principal amount of any Loan, or the rate of interest payable thereon, or the rate at which the Commitment Fees accrue or the fixed scheduled maturity or amount of any other payment required to be made under this Credit Agreement, (v) subordinate the Obligations hereunder to other Indebtedness or subordinate the security interests of the Lenders in the Collateral except as permitted by Section 11.1, (vi) amend the definition of "Required Lenders,"
(vii) amend the definition of "Borrowing Base" or any of the defined terms used therein, (viii) amend the definition of "Applicable Margin", (ix) amend the definition of "Collateral," (x) amend or modify Sections 2.1(c), 2.15(a)(i), 2.9(d) or 2.15(i) or (xi) amend this Section 13.10. No such amendment or modification may adversely affect the rights and obligations of the Agent hereunder without its prior written consent or the rights and obligations of the Fronting Bank without its prior written consent. No notice to or demand on any of the Credit Parties shall entitle such Credit Party to any other or further notice or demand in the same, similar or other circumstances. Each holder of a Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not a Note shall have been marked to indicate such amendment, modification, waiver or consent and any consent by any holder of a Note shall bind any Person subsequently acquiring a Note, whether or not a
Note is so marked.

            SECTION 13.11.  SEVERABILITY.

            Any provision of this Credit Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or


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unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            SECTION 13.12.  SERVICE OF PROCESS.

            EACH CREDIT PARTY (EACH A "SUBMITTING PARTY") HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS CREDIT AGREEMENT OR THE SUBJECT MATTER HEREOF BROUGHT BY THE AGENT OR A LENDER. THE SUBMITTING PARTY TO THE EXTENT PERMITTED BY APPLICABLE LAW (A) HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURTS, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS CREDIT AGREEMENT OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT, AND (B) HEREBY WAIVES THE RIGHT TO ASSERT IN ANY SUCH ACTION, SUIT OR PROCEEDING ANY OFFSETS OR COUNTERCLAIMS EXCEPT COUNTERCLAIMS THAT ARE COMPULSORY OR OTHERWISE ARISE FROM THE SAME SUBJECT MATTER. THE SUBMITTING PARTY HEREBY CONSENTS TO SERVICE OF PROCESS BY MAIL AT ITS ADDRESS TO WHICH NOTICES ARE TO BE GIVEN PURSUANT TO SECTION 13.1 HEREOF. THE SUBMITTING PARTY AGREES THAT ITS SUBMISSION TO JURISDICTION AND CONSENT TO SERVICE OF PROCESS BY MAIL IS MADE FOR THE EXPRESS BENEFIT OF THE AGENT, THE FRONTING BANK AND THE LENDERS. FINAL JUDGMENT AGAINST THE SUBMITTING PARTY IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN ANY OTHER JURISDICTION (A) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND THE AMOUNT OF INDEBTEDNESS OR LIABILITY OF THE SUBMITTING PARTY THEREIN DESCRIBED OR (B) IN ANY OTHER MANNER PROVIDED BY OR PURSUANT TO THE LAWS OF SUCH OTHER JURISDICTION, PROVIDED, HOWEVER, THAT THE AGENT, THE FRONTING BANK OR A LENDER MAY AT ITS OPTION BRING SUIT, OR INSTITUTE OTHER JUDICIAL PROCEEDINGS AGAINST THE SUBMITTING PARTY OR ANY OF ITS ASSETS IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OR OF ANY COUNTRY OR PLACE WHERE THE SUBMITTING PARTY OR SUCH ASSETS MAY BE FOUND.

            SECTION 13.13.  HEADINGS.

            Section headings used herein and the Table of Contents are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Credit Agreement.



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



            SECTION 13.14.  EXECUTION IN COUNTERPARTS.

            This Credit Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

            SECTION 13.15.  SUBORDINATION OF INTERCOMPANY ADVANCES.

            (a) Each Credit Party hereby agrees that any Indebtedness or other intercompany receivables or advances of any other Credit Party, directly or indirectly, in favor of such Credit Party of whatever nature at any time outstanding shall be completely subordinate in right of payment to the prior payment in full of the Obligations, and that no payment on any such Indebtedness shall be made (i) except intercompany receivables and advances permitted pursuant to the terms hereof may be repaid in the ordinary course of business so long as no Default or Event of Default, shall have occurred and be continuing and (ii) except as specifically consented to by all the Lenders in writing, until the prior payment in full all Obligations and termination of the Commitments.

            (b) In the event that any payment on any such indebtedness shall be received by such Credit Party other than as permitted by Section 13.15(a) before payment in full of all Obligations and termination of the Commitments, such Credit Party shall receive such payments and hold the same in trust for, and shall immediately pay over to, the Agent on behalf of the Lenders all such sums to the extent necessary so that the Lenders shall have been paid all Obligations owed or which may become owing.

            SECTION 13.16.  CONFIDENTIALITY.

            Each of the Lenders understands that the information furnished to it pursuant to this Credit Agreement will be received by it prior to the time that such information shall have been made public, and each of the Lenders hereby agrees that it will keep, and will direct its officers and employees to keep, all the information provided to it pursuant to this Credit Agreement confidential prior to its becoming public (through publication other than as a result of action by one of the Lenders in violation of this Section 13.16) subject, however, to (i) disclosure to officers, directors, employees, representatives, agents, auditors, consultants, advisors, lawyers and affiliates of such Lender, in the ordinary course of business who have been made aware of the confidential nature of the information; (ii) disclosure to such officers, directors, employees, agents and representatives of a prospective assignee or participant as need to know such information in connection with the evaluation of a possible participation in the Loans hereunder (who agrees in writing to be bound by this provision will be informed of the confidential nature of the material); (iii) the obligations of the Lenders or a participant under Applicable Law, or pursuant to subpoenas or other legal process, to make information available to governmental agencies and examiners or to others and the right of the Lenders to use such information in proceedings to enforce their rights and remedies hereunder or under any other Fundamental Document or in any proceeding against the Lenders in connection with this Agreement or under any other Fundamental Document or the transactions contemplated hereunder; (iv) disclosure to the extent such information (A) becomes publicly available other than as a result of a breach of this Credit Agreement or (B) becomes available to a Lender or a participant on a non-confidential basis, not in breach of any agreement or other obligation to the Borrower, from a source other than the Borrower; (v) disclosure to the extent the Borrower shall have consented to such disclosure in writing; or (vi) each Lender's or participant's right to make information available (A) to any corporation controlled by such Lender or participant or under common control with such Lender or participant in connection with the sale of a participation by such Lender or participant to such other corporation provided such transferee agrees in writing to be bound by this provision or (B) in accordance with
Section 13.3(h) herein.

            IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the day and the year first written.

                                   BORROWER:

                                   THE KUSHNER-LOCKE COMPANY



                                   By_______________________________
                                     Name:
                                     Title:

                                   GUARANTORS:

                                   KL PRODUCTIONS, INC.
                                   KL INTERNATIONAL, INC.
                                   ACME PRODUCTIONS, INC.
                                   KUSHNER-LOCKE PRODUCTIONS, INC.
                                   THE RELATIVES COMPANY
                                   POST AND PRODUCTION SERVICES, INC.
                                   L-K ENTERTAINMENT, INC.
                                   INTERNATIONAL COURTROOM NEWS SERVICE
                                   FAMILY PICTURES, INC.
                                   TROPICAL HEAT, INC.
                                   KL SYNDICATION, INC.
                                   ANDRE PRODUCTIONS, INC.
                                   TKLC NO.2, INC.
                                   TWILIGHT ENTERTAINMENT, INC.
                                   KLC FILMS, INC.
                                   KL FEATURES, INC.
                                   KLF GUILD CO.
                                   KLF DEVELOPMENT CO.
                                   KLTV GUILD CO.
                                   KLTV DEVELOPMENT CO.
                                   KUSHNER-LOCKE INTERNATIONAL, INC.
                                   KL INTERACTIVE MEDIA, INC.


                                   By______________________________
                                     Name:     Donald Kushner
                                     Title:    Authorized Signatory for each of
                                               the foregoing


                                   KLC/NEW CITY
                                   By its General Partner
                                   THE KUSHNER-LOCKE COMPANY



                                   By______________________________
                                     Name:
                                     Title:

                                   LENDERS:

                                   CHEMICAL BANK, individually and
                                     as Agent


                                   By_______________________________
                                     Name:
                                     Title:
                                     Address:     270 Park Avenue
                                                  New York, NY  10017
                                                  Attn:  John J. Huber III


                                   DE NATIONALE INVESTERINGSBANK, N.V.



                                   By________________________________
                                     Name:
                                     Title:



                                   By________________________________
                                     Name:
                                     Title:
                                     Address:    4 Carnegieplein
                                                 2501 BH The Hague
                                                 The Netherlands
                                                 The KG251
                                                 Attn:  Lars van't Hoenderdaal


                                   METROBANK


                                   By________________________________
                                     Name:
                                     Title
                                     Address:    10900 Wilshire Boulevard
                                                 Los Angeles, CA  90024
                                                 Attn:  D. Jeffrey Andrick

                                                         SCHEDULE OF  1

                                                SCHEDULE OF COMMITMENTS


                          Revolving
                          ---------
     Lender              Credit Loan          Total
     ------              -----------          -----

Chemical Bank          $15,000,000         $15,000,000

De Nationale           $15,000,000         $15,000,000
Investeringsbank, N.V.

Metrobank              $10,000,000         $10,000,000

                                                                   Schedule 2
                            APPROVED ACCOUNT DEBTORS


                         [LIST PROVIDED BY THE BORROWER]

                                                                    Schedule 3

                            APPROVED COUNTRIES



Country List A                     Country List B
- --------------                     --------------

Austria                              Brazil

Australia                            Brunei

Belgium                              Chile

Canada                               Greece

Denmark                              Iceland

Finland                              Indonesia

France                               Israel

Germany                              Liechtenstein

Hong Kong                            Malaysia

Ireland                              Mexico

Italy                                Singapore

Japan                                South Africa

Luxembourg                           South Korea

Monaco                               Turkey

Netherlands                          Thailand

New Zealand

Norway

Portugal

Spain

Sweden

Switzerland

Taiwan

United Kingdom

                                                                    Schedule 4

                                GUARANTORS
                                ----------


KL PRODUCTIONS, INC.
KL INTERNATIONAL, INC.
ACME PRODUCTIONS, INC.
KUSHNER-LOCKE PRODUCTIONS, INC.
THE RELATIVES COMPANY
POST AND PRODUCTION SERVICES, INC.
L-K ENTERTAINMENT, INC.
INTERNATIONAL COURTROOM NEWS SERVICE
FAMILY PICTURES, INC.
TROPICAL HEAT, INC.
KL SYNDICATION, INC.
ANDRE PRODUCTIONS, INC.
TKLC NO.2, INC.
TWILIGHT ENTERTAINMENT, INC.
KLC FILMS, INC.
KL FEATURES, INC.
KLF GUILD CO.
KLF DEVELOPMENT CO.
KLTV GUILD CO.
KLTV DEVELOPMENT CO.
KUSHNER-LOCKE INTERNATIONAL, INC.
KL INTERACTIVE MEDIA, INC.
KLC/NEW CITY, a California general partnership

                               TABLE OF CONTENTS

                                                                        Page
                                                                        ----


1.  DEFINITIONS............................................................  2

2.  THE LOANS.............................................................. 33
      SECTION 2.1.  Loans.................................................. 33
      SECTION 2.2.  Making of Loans........................................ 34
      SECTION 2.3.  Notes.................................................. 36
      SECTION 2.4.  Interest on Notes...................................... 36
      SECTION 2.5.  Commitment Fees and Other Fees......................... 37
      SECTION 2.6.  Optional and Mandatory Termination or Reduction of
            Commitments.................................................... 37
      SECTION 2.7.  Default Interest; Alternate Rate of Interest........... 38
      SECTION 2.8.  Continuation and Conversion of Loans................... 39
      SECTION 2.9.  Prepayment of Loans; Reimbursement of Lenders.......... 40
      SECTION 2.10.  Change in Circumstances............................... 43
      SECTION 2.11.  Change in Legality.................................... 47
      SECTION 2.12.  Manner of Payments.................................... 47
      SECTION 2.13.  United States Withholding............................. 48
      SECTION 2.14.  Interest Adjustments.................................. 50
      SECTION 2.15.  Letters of Credit..................................... 50
      SECTION 2.16.  Provisions Relating to the Borrowing Base............. 56

3.  REPRESENTATIONS AND WARRANTIES OF CREDIT PARTIES....................... 58
      SECTION 3.1.  Corporate Existence and Power.......................... 58
      SECTION 3.2.  Corporate Authority and No Violation................... 58
      SECTION 3.3.  Governmental Approval.................................. 59
      SECTION 3.4.  Binding Agreements..................................... 59
      SECTION 3.5.  Financial Statements................................... 60
      SECTION 3.6.  No Material Adverse Change............................. 60
      SECTION 3.7.  Ownership of Pledged Securities, etc................... 61
      SECTION 3.8.  Copyrights, Trademarks and Other Rights................ 61
      SECTION 3.9.  Fictitious Names....................................... 62
      SECTION 3.10. Title to Properties.................................... 62
      SECTION 3.11. Places of Business..................................... 62
      SECTION 3.12. Litigation............................................. 63
      SECTION 3.13. Federal Reserve Regulations............................ 63
      SECTION 3.14. Investment Company Act................................. 63
      SECTION 3.15. Taxes.................................................. 64
      SECTION 3.16. Compliance with ERISA.................................. 64
      SECTION 3.17. Agreements............................................. 64
      SECTION 3.18. Security Interest; Other Security...................... 65
      SECTION 3.19. Disclosure............................................. 65
      SECTION 3.20. Distribution Rights.................................... 66
      SECTION 3.21. Environmental Liabilities.............................. 66
      SECTION 3.22. Pledged Securities..................................... 67
      SECTION 3.23. Compliance with Laws................................... 67

4.  CONDITIONS OF LENDING.................................................. 68

      SECTION 4.1.  Conditions Precedent to Initial Loans
           or Letter of Credit............................................. 68
      SECTION 4.2.  Conditions Precedent to Each Loan and
           Letter of Credit................................................ 73

5.  AFFIRMATIVE COVENANTS.................................................. 74
      SECTION 5.1.  Financial Statements and Reports....................... 74
      SECTION 5.2.  Corporate Existence.................................... 77
      SECTION 5.3.  Maintenance of Properties.............................. 77
      SECTION 5.4.  Notice of Material Events.............................. 77
      SECTION 5.5.  Material Adverse Effect................................ 78
      SECTION 5.6.  Insurance.............................................. 79
      SECTION 5.7.  Production............................................. 80
      SECTION 5.8.  Music.................................................. 80
      SECTION 5.9.  Copyright.............................................. 81
      SECTION 5.10. Books and Records...................................... 81
      SECTION 5.11. Third Party Audit Rights............................... 82
      SECTION 5.12. Observance of Agreements............................... 82
      SECTION 5.13. Film Properties and Rights; Credit Parties to Act as
            Pledgeholder................................................... 82
      SECTION 5.14.  Laboratories; No Removal.............................. 83
      SECTION 5.15.  Taxes and Charges; Indebtedness in Ordinary Course of
            Business....................................................... 83
      SECTION 5.16.  Liens................................................. 84
      SECTION 5.17.  Cash Receipts......................................... 84
      SECTION 5.18.  Further Assurances; Security Interests................ 84
      SECTION 5.19.  Receivables Audit..................................... 85
      SECTION 5.20.  ERISA Compliance and Reports.......................... 85
      SECTION 5.21.  Environmental Laws.................................... 86
      SECTION 5.22.  Bank Accounts......................................... 87
      SECTION 5.23.  Use of Proceeds....................................... 87
      SECTION 5.24.  Security Agreements with the Guilds................... 87
      SECTION 5.25.  Uncompleted Products.................................. 88

6.  NEGATIVE COVENANTS..................................................... 89
      SECTION 6.1.  Limitations on Indebtedness............................ 89
      SECTION 6.2.  Limitations on Liens................................... 90
      SECTION 6.3.  Limitation on Guarantees............................... 91
      SECTION 6.4.  Limitations on Investments............................. 91
      SECTION 6.5.  Restricted Payments.................................... 92
      SECTION 6.6.  Limitations on Leases.................................. 92
      SECTION 6.7.  Consolidation, Merger, Sale or Purchase of Assets, etc. 92
      SECTION 6.8.  Receivables............................................ 92
      SECTION 6.9.  Sale and Leaseback..................................... 93
      SECTION 6.10. Places of Business; Change of Name..................... 93
      SECTION 6.11. Limitations on Capital Expenditures.................... 93
      SECTION 6.12. Transactions with Affiliates.  ........................ 93
      SECTION 6.13. Prohibition of Amendments or Waivers................... 93
      SECTION 6.14. Consolidated Capital Base.............................. 94
      SECTION 6.15. Initial Print and Advertising Expenditures............. 94

      SECTION 6.16. Development Costs...................................... 94
      SECTION 6.17. Overhead Expense....................................... 94
      SECTION 6.18. Total Unsubordinated Liabilities to
           Consolidated Capital Base Ratio................................. 94
      SECTION 6.19.  EBIT to Interest Expense Ratio........................ 94
      SECTION 6.20.  Projected Liquidity................................... 95
      SECTION 6.21.  No Change in Business................................. 95
      SECTION 6.22.  ERISA Compliance...................................... 95
      SECTION 6.23.  Additional Limitations on Production and
            Acquisition of Product......................................... 96
      SECTION 6.24.  Subsidiaries.......................................... 97
      SECTION 6.25.  Bank Accounts......................................... 97
      SECTION 6.26.  Hazardous Materials................................... 97
      SECTION 6.27.  Use of Proceeds of Loans and Requests for Letters of
            Credit......................................................... 97
      SECTION 6.28.  Special Production Tranche............................ 97
      SECTION 6.29.  Interest Rate Protection Agreements, etc.............. 98

7.  EVENTS OF DEFAULT...................................................... 98

8.  GRANT OF SECURITY INTEREST; REMEDIES...................................101
      SECTION 8.1.  Security Interests.....................................101
      SECTION 8.2.  Use of Collateral......................................101
      SECTION 8.3.  Collection Accounts....................................102
      SECTION 8.4.  Credit Parties to Hold in Trust........................102
      SECTION 8.5.  Collections, etc.......................................103
      SECTION 8.6.  Possession, Sale of Collateral, etc....................103
      SECTION 8.7.  Application of Proceeds on Default.....................105
      SECTION 8.8.  Power of Attorney......................................105
      SECTION 8.9.  Financing Statements, Direct Payments..................106
      SECTION 8.10. Further Assurances.....................................106
      SECTION 8.11. Termination............................................107
      SECTION 8.12. Remedies Not Exclusive.................................107
      SECTION 8.13. Quiet Enjoyment........................................107
      SECTION 8.14. Continuation and Reinstatement.........................108

9.  GUARANTY...............................................................108
      SECTION 9.1.  Guaranty...............................................108
      SECTION 9.2.  No Impairment of Guaranty, etc.........................109
      SECTION 9.3.  Continuation and Reinstatement, etc....................110
      SECTION 9.4.  Limitation on Guaranteed Amount etc....................110

10.  PLEDGE................................................................111
      SECTION 10.1.  Pledge................................................111
      SECTION 10.2.  Covenant..............................................111
      SECTION 10.3.  Registration in Nominee Name; Denominations...........111
      SECTION 10.4.  Voting Rights; Dividends; etc.........................111
      SECTION 10.5.  Remedies Upon Default.................................112
      SECTION 10.6.  Application of Proceeds of Sale and Cash..............114

      SECTION 10.7.  Securities Act, etc...................................115
      SECTION 10.8.  Continuation and Reinstatement........................115
      SECTION 10.9.  Termination...........................................116

11.  CASH COLLATERAL ACCOUNT...............................................116
      SECTION 11.1.  Cash Collateral Accounts..............................116
      SECTION 11.2.  Investment of Funds...................................116
      SECTION 11.3.  Grant of Security Interest............................117
      SECTION 11.4.  Remedies..............................................117


12.  THE AGENT.............................................................118
      SECTION 12.1.  Administration by Agent...............................118
      SECTION 12.2.  Advances and Payments.................................119
      SECTION 12.3.  Sharing of Setoffs and Cash Collateral................120
      SECTION 12.4.  Notice to the Lenders.................................121
      SECTION 12.5.  Liability of Agent....................................121
      SECTION 12.6.  Reimbursement and Indemnification.....................122
      SECTION 12.7.  Rights of Agent.......................................122
      SECTION 12.8.  Independent Investigation by Lenders..................123
      SECTION 12.9.  Execution by Agent of Security Documentation
            on behalf of the Lenders.......................................123
      SECTION 12.10.  Agreement of Required Lenders........................123
      SECTION 12.11.  Notice of Transfer...................................123
      SECTION 12.12.  Successor Agent......................................123

13.  MISCELLANEOUS.........................................................124
      SECTION 13.1.  Notices...............................................124
      SECTION 13.2.  Survival of Agreement, Representations and
            Warranties, etc................................................125
      SECTION 13.3.  Successors and Assigns; Syndications; Loan Sales;
            Participations.................................................125
      SECTION 13.4.  Expenses; Documentary Taxes...........................129
      SECTION 13.5.  Indemnification of Lenders............................129
      SECTION 13.6.  CHOICE OF LAW.........................................131
      SECTION 13.7.  WAIVER OF JURY TRIAL..................................131
      SECTION 13.8.  No Waiver.............................................131
      SECTION 13.9.  Extension of Payment Date.............................132
      SECTION 13.10. Amendments, etc.......................................132
      SECTION 13.11. Severability..........................................132
      SECTION 13.12. SERVICE OF PROCESS....................................133
      SECTION 13.13. Headings..............................................133
      SECTION 13.14. Execution in Counterparts.............................134
      SECTION 13.15. Subordination of Intercompany Advances................134
      SECTION 13.16. Confidentiality.......................................134

                 Credit, Security, Guaranty and Pledge Agreement

                             Schedules and Exhibits


Schedules

1           Schedule of Commitments
2           Approved Account Debtors/Allowable Amounts
3           Approved Countries
4           Guarantors
3.7(a)      Credit Parties/Pledged Securities
3.7(b)      Beneficial Interests
3.8(a)      Items of Product; Copyrights
3.8(b)      Trademarks
3.9         Fictitious Names
3.11        Principal Executive Office/Location of Collateral
3.12        Litigation
3.17        Existing Indebtedness/Material Agreements
3.21        Environmental Liabilities
3.22        Outstanding Rights re Pledged Securities
5.22        Bank Accounts
6.2         Existing Liens
6.3         Guarantees
6.4         Scheduled Investments

Exhibits

A           Form of Note
B-1         Opinion of Kaye, Scholer, Fierman, Hayes & Handler, LLP counsel to the Credit Parties
B-2         Opinion of Internal Counsel to the Credit Parties
C           Form of Borrowing Base Certificate
D           Form of Pledgeholder Agreement
E-1         Form of Copyright Security Agreement
E-2         Form of Copyright Security Agreement Supplement
F           Form of Trademark Security Agreement
G           Form of Laboratory Access Letter
H           Form of Contribution Agreement
I           Form of Notice of Assignment and Irrevocable Instructions
J           Form of Borrowing Certificate
K           Form of Assignment and Acceptance
L           Form of Instrument of Assumption and Joinder